The share exchange described in this notice involves securities of a Japanese company.  The offer is subject to disclosure requirements of Japan that are different from those of the United States.  Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and all of its officers and directors are residents of Japan.  You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws.  It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only.  While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original.  Such Japanese-language original shall be the controlling document for all purposes.

(Translation)

Securities Code:  6791
June 7, 2017

Dear Shareholders,

Nippon Columbia Co., Ltd.
1-40, Toranomon 4-chome, Minato-ku, Tokyo
Shinichi Yoshida
President and Representative Director

Notice of 166th Annual Shareholders Meeting

We are pleased to announce that the 166th Annual Shareholders Meeting of Nippon Columbia Co., Ltd. (the “Company”) (the “Meeting”) will be held as below.  We would highly appreciate your attendance at the Meeting.

If you are unable to attend the Meeting, you can exercise your voting rights by mail or via the Internet (please see details below).  Please review the Reference Documents for the Meeting (included in this notice) and exercise your voting rights by 6:15 p.m. on Thursday, June 22, 2017 (Japan time) at the latest.

1.	Date and Time:	Friday, June 23, 2017, 10:00 a.m. (Japan time)

2.	Location:	Orchard Room, 2nd Fl., South Wing, Hotel Okura Tokyo 10-4, Toranomon 2-chome, Minato-ku, Tokyo, Japan

3.	Agenda of the Meeting:

Matters to be reported:

1.
The Business Report, the Consolidated Financial Statements and the Results of the Audit of the Consolidated Financial Statements by the Independent Accounting Auditor and the Audit & Supervisory Board for the 166th term (from April 1, 2016 to March 31, 2017).

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2.	The Non-consolidated Financial Statements for the 166th term (from April 1, 2016 to March 31, 2017).

Matters to be resolved:

Proposal No. 1:  Approval of the Share Exchange Agreement between the Company and Faith, Inc.

Proposal No. 2:  Election of Six (6) Directors to the Company

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How to exercise your voting rights:

« Exercise of Voting Rights in Writing (by Mail) »

Please indicate in the enclosed Voting Rights Exercise Form whether you are for or against each of the proposals, and return it by mail so that it is received by the Company by the above-mentioned voting deadline at the latest.

« Exercise of Voting Rights Electronically (via the Internet) »

Please access our designated voting website (http://www.web54.net) (in Japanese only), enter the voting code and the password printed on the enclosed Voting Rights Exercise Form, and choose “for” or “against” for each proposal, according to the instructions on the screen.  Before exercising the voting rights electronically, please read the “Guidance for Exercise of Voting Rights via the Internet” (which can be found after the Reference Documents for the Meeting in this notice).

If you exercise your voting rights both in writing and via the Internet, only the vote via the Internet will be effective.

If you exercise your voting rights more than once, only the last vote will be effective.

If you attend the Meeting, please hand in the enclosed Voting Rights Exercise Form at the reception desk.

〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰〰

❖
The Business Report, the Consolidated Financial Statements, the Non-consolidated Financial Statements and copies of the Audit Reports are included in the appended “Business Report for the 166th Term.”  The Notes to the Consolidated Financial Statements and Notes to the Non-consolidated Financial Statements are not included in the Appendix to this notice as they are disclosed on the Company’s website (http://columbia.jp/company/), pursuant to applicable laws and regulations and the articles of incorporation of the Company.  The Consolidated Financial Statements and the Non-consolidated Financial Statements audited by the Independent Accounting Auditor and the Audit & Supervisory Board are included in this notice and the Appendix to this notice, and the Notes to the Consolidated Financial Statements and the Notes to the Non-consolidated Financial Statements are posted on the above-mentioned website.

❖
The articles of incorporation, the financial statements for the latest fiscal year and other statutory documents of Faith, Inc. are not included in the Reference Documents for the Meeting, instead these documents are available on the Company’s website (http://columbia.jp/company/) pursuant to applicable laws and regulations and the articles of incorporation of the Company.

❖
If any event occurs that requires an amendment to the Reference Documents for the Meeting, the Business Report, the Consolidated Financial Statements or the Non-consolidated Financial Statements on or prior to the day immediately before the date of the Meeting, we will make an announcement of such amendment in writing by mail or on the Company’s website (http://columbia.jp/company/).

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Reference Documents for the Meeting

Proposal No. 1:          Approval of the Share Exchange Agreement between the Company and Faith, Inc.

The Company and Faith, Inc. (“Faith”) resolved at their respective boards of directors meetings held on March 28, 2017 to conduct a share exchange (the “Share Exchange”) in order to make the Company a wholly-owned subsidiary of Faith and have executed a share exchange agreement between the companies (the “Share Exchange Agreement”).

The shareholders are requested to approve the Share Exchange Agreement.

The Share Exchange is scheduled to be implemented subject to the Share Exchange Agreement having been approved by the resolutions of the annual shareholders meetings of the Company and of Faith.

Prior to the effective date of the Share Exchange (August 1, 2017 (scheduled)), subject to the approval of this proposal by the Meeting, the common stock of the Company (the “Company’s Stock”) is scheduled to be delisted from the First Section of Tokyo Stock Exchange, Inc. (the “TSE”) as of July 27, 2017 (the final trading date of the shares is scheduled to be July 26, 2017).

1.	Reason for conducting the Share Exchange

Established in 1992, Faith launched the first commercial distribution of music data, MIDI (Musical Instrument Digital Interface), in Japan and has offered ringtone distribution services on a cell phone music format for many cell phone manufacturers.  In fact, the company established the world’s first ringtone business model and has developed a framework to distribute audio-based contents to all types of devices since its establishment.

The Company started its business on October 1, 1910 as a manufacturer and distributor of phonographs.  The Company is Japan’s first record company and has shaped the history of Japanese music industry through the release of Japan’s first domestically pressed records and long playing (LP) records, the release of the world’s first CDs, and the first company within the music industry to operate full-length ringtone sites simultaneously for the nation’s three major mobile phone carriers.  The Company’s group produces and releases titles in a wide range of genres, from enka and kayokyoku, where it has impressive market shares, to J-POP, animation, educational, traditional, jazz and classics.  Backed by a portfolio of more than 160,000 music pieces, its brand is well known all over Japan.  Licensing fee revenues from tens of thousands of music works, managed by its music publishing subsidiary, and from master licenses held by the Company provide a solid revenue base for the Company’s group.  Furthermore, the Company operates in the area of game development, making secondary use of the existing contents and maintaining a direct sales business which offers customized products to businesses such as mail-order firms.  The Company is committed to creating hit titles with existing and emerging artists, and deepening its collaboration with the publishing, animation and education industries, with the particular focus on expanding its lineup of animation and educational offerings.  The Company’s group is also engaged in scouting talent, the development and management of its artists, and has expanded its operations into fields other than music CDs, such as goods, live shows and concert businesses.

Since the establishment of a strategic partnership in January 2010, Faith and the Company have deepened their relationship particularly through the transaction in March 2014 whereby the Company became a consolidated subsidiary of Faith.  Currently, the Faith Group, including the Company, is engaged in the following three core businesses:  (i) the “Content Business,” including the planning and development of a content distribution service business, the development and licensing of content format technologies, and promoting the “Multi-Content and Multi-Platform” strategy which meets a variety of users’ needs in line with the fast changing market environment as exemplified by the diversification of multifunctional terminals and more specialized contents, (ii) the “Point Service Business,” which provides point services mainly to retail distribution and other businesses, and (iii) the “Columbia Business” conducted by the Company.

Through the above-mentioned three business segments, the Faith Group is working for the early realization of the “creation of new systems for content distribution” and the “New 360 Degree Strategy” in order to increase its growth and promote its development in the future, as described below.

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(1)	Creation of new systems for content distribution

In Japan the number of individual cell phone and smartphone subscriptions reached 160,700,000 in December 2016.  In particular, the number of smartphones shipped in 2016 reached 29,420,000 units, showing an increase for the second consecutive year and recording the second largest shipment behind that in 2012 (30,420,000 units).  The diversification of the means of information distribution, including through cell phones and smartphones, has resulted in new services through which people can enjoy networking by using and sharing a large amount of information and collect, structure and distribute information, for example through communication platforms, social games and SNS.  It is essential to create various services and new content distribution systems to meet the emerging user needs in content services as well.  The Faith Group aims to create a next-generation content distribution platform to meet the users’ needs for “contents enjoyable whenever and wherever they choose.”

(2)	New 360 Degree Strategy

Japan is said to be the world’s second biggest music market.  However, its music software production and paid music distribution sales totaled JPY 301.5 billion in 2015, which is a 50% decrease from the peak period in 1998 when sales totaled JPY 607.5 billion, in spite of a year-on-year increase from last year of 1%.  The distribution sales experienced a rapid growth but then started to fall year on year after 2009.  However, in 2015 the sales increased again driven by the growth of subscription services (the subscription services increased by 158% compared to 2014), illustrating the drastic changes in the market structure.  In contrast, the live music market reached a record level of JPY 318.6 billion, in 2015.  The musician-related businesses (particularly the karaoke business and wire-broadcasting business in Japan) is gaining importance as a source of revenue from associated performance fees and merchandising fees.  By foreseeing the shift to such a business model at an early stage, the Faith Group has, in line with its “New 360 Degree Strategy,” focused on establishing a business model in which each of its member companies plans and develops various functions to link artists and fans/users to each other, and to offer new systems for such purposes.

Through making the Company a consolidated subsidiary of the Faith Group, the group has sought to further improve Faith’s and the Company’s corporate values through mutual sharing and utilization of their assets, management resources, know-how and other properties that are essential to their respective businesses.  This is particularly important in the challenging environment that the music industry is facing, as discussed above.  More specifically, Faith and the Company have cooperated to pursue (i) the establishment of a new method/model for the fostering and development of artists, (ii) utilization of new production methods, (iii) promotional marketing via new media and mutual complementation, (iv) expansion of the management business and other peripheral businesses, (v) linkage of new commercial materials and sales organizations, and (vi) international development in Asia and other countries.  In addition, the two companies have achieved progress in increasing their respective corporate values through a group-wide commitment to improve productivity and management efficiency, including the integration of branch offices and back-office operations as well as the adoption of a business unit system, which enables flexible staffing based on the progress of the businesses and seasonality without being bound by an organizational framework.

Meanwhile, the music market has entered into a period of once-in-a-century major changes.  A combination of various elements across the market has started to generate new values, and even after the Company became a consolidated subsidiary of Faith, the business environment surrounding the Faith Group has continued moving into a new sphere in which it takes more than just understanding the music market trends at an accelerated pace.  Amid the growing need for providing services to cater to diversifying enjoyment of music, the group is facing various challenges including diversified interest in music and the complex issues of income distribution to artists.

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Record companies need to adopt new business approaches to expand their operations ahead of an ever-changing market environment if they are to continue to take a leading role in the Japanese music industry and increase their revenues.  The Faith Group believes that its future competitiveness depends on whether it can successfully shift to a new business model that goes beyond the sale of software packages through the use of these new business approaches.

Given the situation described above, Faith and the Company started discussions from around early December 2016 about, among other things, deepening their capital relationship, with the aim of maintaining and further enhancing their corporate values.  Based on these discussions, Faith concluded that, in a business environment changing at a pace faster than expected, to proactively make necessary investments without missing opportunities, for centralizing their capital and integrating their businesses, efficiently capitalizing on their technologies and human resources, and introducing new business approaches to both the user base and content creators, including artists, lead to the creation of new services and new markets more than ever and will eventually contribute to further enhancement of the corporate values of Faith and the Company.  Thus, around early February 2017, Faith made a proposal to the Company on the Share Exchange.

The Company concluded that due to the expected drastic changes in the business environment, it is vital to promote the above-mentioned measures at a faster pace in order to maintain and improve its corporate value, in spite of a certain achieved progress in improving its corporate value since the establishment of a strategic partnership and its conversion into a consolidated subsidiary of Faith, and proceeded with discussions with Faith, including those on deepening of their capital relationship.  In consequence, the Company has determined that in order to realize (I) the maximization of the group’s artist business and (II) activation of multiple utilization of intellectual property (IP) rights and building of a broader portfolio of IP rights, it is essential, in addition to the measures described in items (i) through (vi) above, to fortify the capital ties between Faith and the Company.  This would help to achieve the flexibility of the organizational management and enable the integration of Faith’s and the Company’s business strategies and faster decision-making, as well as efficient use of their know-how, human resources and other resources.

With this understanding, Faith and the Company have come to share, through repeated dialogues, their understanding of the music market, its future prospects and the companies’ positioning.  They have also had a series of discussions on what the two companies should be in the future.  At the same time, the Company has independently considered the merits and risks of delisting and its possible impact on stakeholders, among other aspects of the proposed transaction.

As a result, Faith and the Company reached a shared view that the transaction whereby the Company becomes a wholly-owned subsidiary of Faith would further enhance the Faith Group’s creative powers to respond to the above-mentioned period of changes in the music industry, and would be highly beneficial and contribute to an increase in the corporate value not only of the Company but also of the entire Faith Group.  Faith and the Company further agreed that, in order to allow the shareholders of the Company to benefit from improvement of corporate values brought about by the above-mentioned transaction, the best option would be to have minority shareholders of the Company remain as shareholders of the Faith Group even after the Share Exchange by way of a share exchange pursuant to which Faith will be the wholly-owning parent company in the share exchange and the Company will be the wholly-owned subsidiary in the share exchange.  Therefore, the two agreed to conduct the Share Exchange.

2.	Terms of the Share Exchange Agreement

The terms of the Share Exchange Agreement are as follows:

Share Exchange Agreement (copy)
Faith, Inc. (“Faith”) and Nippon Columbia Co., Ltd. (“Nippon Columbia”) hereby enter into this share exchange agreement (this “Agreement”) as of March 28, 2017 (the “Date of this Agreement”):

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Article 1. (Share Exchange)

Subject to the provisions of this Agreement, Faith and Nippon Columbia shall implement a share exchange pursuant to which Faith will be the wholly-owning parent company in the share exchange and Nippon Columbia will be the wholly-owned subsidiary in the share exchange (the “Share Exchange”). Faith shall acquire all of the issued shares in Nippon Columbia (excluding the shares already held by Faith; hereinafter the same) through the Share Exchange.

Article 2. (Trade Names and Addresses of Wholly-owning Parent Company in the Share Exchange and Wholly-owned Subsidiary in the Share Exchange)

The trade names and addresses of Faith and Nippon Columbia are as follows:

(1)     Faith (wholly-owning parent company in the share exchange)
Trade Name:          Faith, Inc.
Address:                 Imon-Meiji-Yasudaseimei Bldg., 566-1 Toraya-cho, Karasumadori-Oike-Sagaru, Nakagyo-ku, Kyoto

(2)     Nippon Columbia (wholly-owned subsidiary in the share exchange)
Trade Name:          Nippon Columbia Co., Ltd.
Address:                 1-40, Toranomon 4-chome, Minato-ku, Tokyo

Article 3. (Shares to be Delivered upon the Share Exchange and Allotment thereof)

1. Upon the Share Exchange, and, more precisely, immediately before the acquisition by Faith of all of the issued shares in Nippon Columbia through the Share Exchange (the “Record Time”), Faith shall deliver to each shareholder of Nippon Columbia (which refers to each of the shareholders after the cancellation of the treasury shares in Nippon Columbia under Article 9, and excludes Faith; hereinafter the same in this Article) such number of shares of the common stock of Faith as is equal to the number of common stock in Nippon Columbia held by the relevant shareholder multiplied by 0.59.

2. Upon the Share Exchange, Faith shall allot shares of the common stock of Faith to each shareholder of Nippon Columbia at the ratio of 0.59 shares of the common stock of Faith for each share of the common stock of Nippon Columbia held by the relevant shareholder.

3. If the number of shares of the common stock of Faith to be allotted to a shareholder of Nippon Columbia in accordance with the preceding two Paragraphs includes a fraction of less than one share, Faith shall treat it pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

Article 4. (Amounts of Share Capital and Reserves of Faith)

The amounts of share capital and reserves of Faith shall be increased through the Share Exchange as follows:

(1) Amount of share capital:                JPY 0
(2) Amount of capital reserves:          Amount to be separately determined by Faith in accordance with Article 39 of the Ordinance on Company Accounting
(3) Amount of profit reserves:            JPY 0

Article 5. (Effective Date)

The date on which the Share Exchange takes effect (the “Effective Date”) shall be August 1, 2017. Provided, however, that Faith and Nippon Columbia may, by consultation and agreement, change such date as necessary to suit the progress of the procedures for the Share Exchange or for any other reasons.

Article 6. (Approval of Shareholders Meetings)

1. Faith shall seek approval of this Agreement at its annual shareholders meeting to be held on June 29, 2017 (the “ASM of Faith”).

2. Nippon Columbia shall seek approval of this Agreement at its annual shareholders meeting to be held on June 23, 2017 (the “ASM of Nippon Columbia”).

3. Faith and Nippon Columbia may, by consultation and agreement, change the date of the ASM of Faith and/or that of the ASM of Nippon Columbia as necessary to suit the progress of the procedures for the Share Exchange or for any other reasons.

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Article 7. (Operation of Business)

Except as otherwise provided in this Agreement, during the period from the Date of this Agreement to the day immediately preceding the Effective Date, each of Faith and Nippon Columbia shall, within the ordinary course of business, conduct its businesses and manage and administer its properties with the due care of a prudent manager and shall cause its subsidiaries to conduct their respective businesses and manage and administer their respective properties with the due care of a prudent manager.

Article 8. (Dividends of Surplus)

1. Except as provided in the following Paragraph, neither Faith nor Nippon Columbia shall, on or after the Date of this Agreement, resolve to pay any dividends of surplus with a record date on or prior to the Effective Date, or to acquire its own shares with an acquisition date on or prior to the Effective Date (unless either party is required to acquire its own shares upon the exercise by its shareholders of their rights under the applicable laws or ordinances).

2. Faith may pay dividends of surplus up to JPY 5 per share to the shareholders or registered pledgees of the shares listed or recorded on the latest register of shareholders as of March 31, 2017.

Article 9. (Cancellation of Treasury Shares)

By resolution of Nippon Columbia’s board of directors meeting to be held by the day immediately preceding the Effective Date, Nippon Columbia shall cancel all the treasury shares held at the time immediately before the Record Time (including any treasury shares acquired through the purchase of shares made in response to dissenting shareholders’ share purchase request in connection with the Share Exchange under Article 785, Paragraph 1 of the Companies Act).

Article 10. (Handling of Stock Acquisition Rights)

If this Agreement is approved at the ASM of Nippon Columbia, Nippon Columbia shall cause, by the day immediately preceding the Effective Date, the holders of outstanding stock acquisition rights issued by Nippon Columbia (the “Stock Acquisition Rights”) to give up all the Stock Acquisition Rights held by them.

Article 11. (Change of Terms or Cancellation of Share Exchange)

If, during the period from the Date of this Agreement to the Effective Date, any event occurs or becomes known that would have a material impact on the asset conditions or management conditions of Faith or Nippon Columbia, any event occurs or becomes known that would materially interfere with the consummation of the Share Exchange, or if it otherwise becomes difficult to achieve the purpose of this Agreement, Faith and Nippon Columbia may, by consultation and agreement, change the terms and conditions of the Share Exchange or other terms of this Agreement, or cancel the Share Exchange.

Article 12. (Effect of this Agreement)

This Agreement shall cease to have any effect if (i) the approval of this Agreement by the ASM of Faith or by the ASM of Nippon Columbia is not obtained by the day immediately preceding the Effective Date; (ii) if any approval, permit or the like from relevant authorities that is required for the consummation of the Share Exchange, as provided by laws and regulations, is not obtained by the day immediately preceding the Effective Date; or (iii) if the Share Exchange is canceled under the preceding Article.

Article 13. (Consultation)

Faith and Nippon Columbia shall settle any matter not provided for in this Agreement or any doubt as to the terms of this Agreement through good-faith consultation.

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate and shall retain one original each after affixing their respective names and seal impressions hereunto. March 28, 2017

Faith:
Faith, Inc.
Imon-Meiji-Yasudaseimei Bldg., 566-1 Toraya-cho,
Karasumadori-Oike-Sagaru, Nakagyo-ku, Kyoto
Hajime Hirasawa          (seal)
CEO & President, Representative Director

Nippon Columbia:
Nippon Columbia Co., Ltd.
1-40, Toranomon 4-chome, Minato-ku, Tokyo
Shinichi Yoshida          (seal)
President and Representative Director

3.	Matters Concerning the Appropriateness of the Consideration for the Exchange

(1)	Matters concerning the appropriateness of the total number of consideration shares allotted and the allotment

(I)	Details of the allotment in the Share Exchange

	Faith	The Company
	(wholly-owning parent company in the share exchange)	(wholly-owned subsidiary in the share exchange)
Allotment ratio in the Share Exchange	1	0.59
Number of shares to be delivered under the Share Exchange	3,900,834 shares of the common stock of Faith (scheduled)

(Note 1)	Allotment ratio in the Share Exchange (the “Share Exchange Ratio”)
For each share of the Company’s Stock, 0.59 shares of the common stock of Faith (the “Faith Stock”) will be allotted and delivered; provided however, that no allotment of shares will be made under the Share Exchange for the Company’s Stock held by Faith (6,875,916 shares as of March 28, 2017).  The Share Exchange Ratio may be subject to change following consultation between Faith and the Company upon the occurrence of any material change to any of the conditions used as the basis of calculation, pursuant to the Share Exchange Agreement.
(Note 2)	Number of shares to be delivered under the Share Exchange
Upon the Share Exchange, Faith will deliver to each shareholder of the Company (excluding Faith) as of the time immediately before the acquisition by Faith of all of the Company’s Stock (excluding the shares held by Faith) through the Share Exchange (the “Record Time”), in exchange for the Company’s Stock held by the relevant shareholder, such number of shares of the Faith Stock as is equal to the number obtained by multiplying the total number of the relevant holder’s shares of the Company’s Stock by 0.59.
By resolution of the Company’s board of directors meeting to be held by the day preceding the effective date of the Share Exchange, the Company will cancel all of the treasury shares being held and those to be held by the Company by the time immediately before the Record Time (including the treasury shares acquired through the purchase of shares made in response to dissenting shareholders’ share purchase request regarding the Share Exchange under Article 785, Paragraph 1 of the Companies Act) at the time immediately before the Record Time.
The shares to be delivered by Faith are scheduled to be sourced from newly issued common stocks and treasury shares held by Faith.  The number of shares to be delivered by Faith may be subject to change in the future owing to acquisition or cancellation of treasury shares by the Company or for other reasons.
(Note 3)	Treatment of shares constituting less than one unit
The shareholders of the Company who will hold shares constituting less than one unit of the Faith Stock (less than 100 shares) upon the Share Exchange will be entitled to use either of the following systems concerning the Faith Stock pursuant to the articles of incorporation and share handling rules of Faith.  Shares less than one unit cannot be sold on any financial instruments exchange market.
(i)	System of additional purchase for shares constituting less than one unit (additional purchase to own 100 shares)
A system whereby a holder of shares constituting less than one unit of the Faith Stock may purchase from Faith such number of shares which, together with the number of shares less than one unit held by the holder, will constitute one unit.
(ii)	System of purchase by Faith for shares constituting less than one unit (sale of shares constituting less than one unit)
A system whereby a holder of shares constituting less than one unit of the Faith Stock may request Faith to purchase the shares less than one unit held by the holder.
(Note 4)	Treatment of fractions less than one share
If the number of shares allotted to a shareholder of the Company upon the Share Exchange includes a fraction of less than one share of the Faith Stock, Faith will pay cash to each such shareholder in an amount proportional to the value of such fractions less than one share pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

(II)	Basis of the Calculation for Allotment related to the Share Exchange

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(i)	Basis and reason for the calculation of the allotment concerning the Share Exchange

For the purpose of ensuring fairness and appropriateness in the determination of the Share Exchange Ratio that applies to the Share Exchange as described in 3(1)(I) “Details of allotment in the Share Exchange” above, Faith and the Company have decided to respectively and separately request a third-party valuation institution, independent of both companies, to calculate the share exchange ratio for the Share Exchange.  Faith and the Company appointed Nomura Securities Co., Ltd. (“Nomura Securities”) and PLUTUS CONSULTING Co., Ltd. (“PLUTUS”) as their respective third-party valuation institutions.

Faith has come to the conclusion that the Share Exchange Ratio is appropriate and will benefit the shareholders of Faith after careful discussions and review based on the valuation report about the share exchange ratio received from Nomura Securities, a third-party valuation institution, and advice from Anderson Mori & Tomotsune, a legal adviser, as described in 3(3)(I) “Measures to ensure fairness” below, among other factors.  Thus, Faith has determined that it is appropriate to conduct the Share Exchange at the Share Exchange Ratio.

The Company has come to the conclusion that the Share Exchange Ratio is appropriate and will benefit the shareholders of the Company after careful discussions and review based on the valuation report about the share exchange ratio received from PLUTUS, a third-party valuation institution, and advice from Iwata Godo, a legal adviser, as described in 3(3)(I) “Measures to ensure fairness” below.  Further, the Company also considered the report received from the Third-party Committee (as defined below), none of the members of which has conflicting interest with Faith as the controlling shareholder, as described in 3(3)(II) “Measures to avoid conflicts of interest” below, among other factors.  Thus, the Company has determined that it is appropriate to conduct the Share Exchange at the Share Exchange Ratio.

In addition, Faith and the Company carefully considered the results of the due diligence review of the other party, and the two parties repeatedly carried out mutual negotiations and consultations with comprehensive consideration given to their respective financial conditions, asset status, future prospects and other factors.

As a result, Faith and the Company have come to the conclusion that the Share Exchange Ratio is appropriate and benefits their respective shareholders.  Therefore, Faith and the Company have entered into the Share Exchange Agreement following the resolutions of their respective board meetings held on March 28, 2017.

Pursuant to the Share Exchange Agreement, upon the occurrence of any material change to any of the conditions used as the basis of calculation, the Share Exchange Ratio may be subject to change by consultation between the parties.

(ii)	Matters concerning calculation

(a)	Names of the valuation institutions and their relationships with the listed companies

Nomura Securities, the third-party valuation institution appointed by Faith, and PLUTUS, the third-party valuation institution appointed by the Company, are independent of both Faith and the Company and are not related parties of either Faith or the Company.  Neither of them has any material interest to be noted in connection with the Share Exchange.

(b)	Outline of calculation

In the valuation of Faith, as the Faith Stock is listed on a financial instruments exchange and its market price exists, Nomura Securities adopted the average market price analysis for calculation (with March 24, 2017 being the calculation base date, the analysis was made based on the respective average closing prices of the Faith Stock on the First Section of the TSE for the most recent six-month period from September 26, 2016 to the calculation base date; the most recent three-month period from December 26, 2016 to the calculation base date; the most recent one-month period from February 27, 2017 to the calculation base date, the most recent five business days from March 17, 2017 to the calculation base date; and the closing price on the base date).  In addition, the discounted cash flow analysis (the “DCF Analysis”) was adopted by Nomura Securities for calculations to take into account the state of future business operation in the valuation.

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In the valuation of the Company, as the Company’s Stock is listed on a financial instruments exchange and its market prices exists, Nomura Securities adopted the average market price analysis for calculation (with March 24, 2017 being the calculation base date, the analysis was made based on the respective average closing prices of the Company’s Stock on the First Section of the TSE for the most recent six-month period from September 26, 2016 to the calculation base date; the most recent three-month period from December 26, 2016 to the calculation base date; the most recent one-month period from February 27, 2017 to the calculation base date, the most recent five business days from March 17, 2017 to the calculation base date; and the closing price on the base date).  In addition, the DCF Analysis was adopted by Nomura Securities for calculations to take into account the state of future business operation in the valuation.

The following shows the range of share value per share of the Faith Stock derived from each of the valuation methods adopted:

Method adopted	Calculation results of share exchange ratio
Average market price analysis	0.50 - 0.52
DCF Analysis	0.48 - 0.63

In calculating the share exchange ratio above, Nomura Securities used the information provided by both companies, public information and other materials, without any independent verification for accuracy and completeness on the assumption that they are accurate and complete.  Nomura Securities has not performed any valuation, appraisal or assessment of assets and liabilities (including contingent liabilities) of both companies and their respective affiliates, including the analysis or valuation of each of such assets or liabilities, nor has it separately requested any third-party institution to make such an appraisal or assessment.  The calculation of the share exchange ratio by Nomura Securities reflects the information available to it and economic conditions up to March 24, 2017.  Nomura Securities assumed that the financial projections of Faith and the Company had been reasonably considered or prepared based on the best projection and judgment then available to the management of both companies.

The financial projections by Faith and the Company that Nomura Securities used as a basis for applying the DCF Analysis include those for certain fiscal years in which significant increases or decreases in profits are expected.  Specifically, in the fiscal year ending March 2018, a substantial decrease of approximately 49.6% in Faith’s operating income and a substantial decrease of approximately 60.5% in the Company’s operating income are expected as compared to the preceding fiscal year.  The reason for such decreases is mainly that Company’s sales of major animation-related video titles and new game software titles for the fiscal year ending March 2017 are likely to far surpass its forecast.  In addition, in the fiscal year ending March 2019, Faith expects to achieve a significant year-on-year increase of approximately 44.3% in operating income primarily due to the anticipated expansion of the user base of its platform and other services for artists in the content business.  Furthermore, in the fiscal year ending March 2022, the Company expects to achieve a considerable increase of approximately 34.7% in operating income compared with the preceding fiscal year due mainly to the expansion of its artist management-related business and other businesses.

11

In contrast, PLUTUS has adopted the following calculation methods:  (I) the market price analysis because the Faith Stock and the Company’s Stock are listed on the First Section of the TSE and their market prices exist, (II) the comparable company analysis because there are several listed companies comparable to Faith and the Company and an analogical inference of the share value is possible, and (III) the DCF Analysis to take into account the state of the companies’ future business operations.

In performing the market price analysis, PLUTUS set March 27, 2017 as the calculation base date for both companies, and used the simple average of the closing prices on the First Section of the TSE for each of the most recent one-month, three-month and six-month periods each ending on the calculation base date, and the period from November 8, 2016 (i.e. the business day immediately following November 7, 2016, which is the date of publication by the Company of “Notice Concerning Revision of Forecast of Financial Results”) through the calculation base date.

In performing the comparable company analysis, PLUTUS selected MTI Ltd. and Oricon Inc. as comparable listed companies considered to have similar characteristics with Faith, and Avex Group Holdings Inc. and Amuse Inc. as those considered to have similar characteristics with the Company.  Then PLUTUS made the valuation using EV/EBIT and EV/EBITDA multiples.

In performing the DCF Analysis with respect to Faith, PLUTUS calculated the present value of the future cash flow based on Faith’s financial projections for the period from the fiscal year ending March 2017 to the fiscal year ending March 2022 and the terminal value in and after the fiscal year ending March 2023 at a discount rate between 5.219% and 5.923%.  In calculating the terminal value, PLUTUS used the perpetual growth rate method and the multiple method, and applied a perpetual growth rate of 0% and an EBITDA multiple of 5.24 times, respectively.

In relation to the Company, PLUTUS calculated the present value of the future cash flow based on the Company’s financial projections for the period from the fiscal year ending March 2017 to the fiscal year ending March 2022 and the terminal value in and after the fiscal year ending March 2023 at a discount rate between 5.634% and 6.358%.  In calculating the terminal value, PLUTUS used the perpetual growth rate method and the multiple method, and applied a perpetual growth rate of 0% and an EBITDA multiple of 4.51 times, respectively.

The financial projections by Faith and the Company that PLUTUS used as a basis for applying the DCF Analysis include those for certain fiscal years in which significant increases or decreases in profits are expected.  Specifically, in the fiscal year ending March 2018, a substantial decrease of approximately 49.6% in Faith’s operating income and a substantial decrease of approximately 60.5% in the Company’s operating income are expected as compared to the preceding fiscal year.  The reason for such decreases is mainly that the Company’s sales of major animation-related video titles and new game software titles for the fiscal year ending March 2017 are likely to far surpass its forecast.  In addition, in the fiscal year ending March 2019, Faith expects to achieve a significant year-on-year increase of approximately 44.3% in operating income primarily due to the anticipated expansion of the user base of its platform and other services for artists in the content business.  Furthermore, in the fiscal year ending March 2022, the Company expects to achieve a considerable increase of approximately 34.7% in operating income compared with the preceding fiscal year due mainly to the expansion of its artist management-related business and other businesses.

12

The following shows the range of share value per share of the Faith Stock derived from each of the valuation methods adopted:

Method adopted	Calculation results of share exchange ratio
Market price analysis	0.504- 0.530
Comparable company analysis	0.456 - 0.804
DCF Analysis	0.347 - 0.614

In calculating the share exchange ratio, PLUTUS used the materials and information received from Faith and the Company as well as publicly available information and proceeded on the assumption that all of the relevant information is accurate and complete.  PLUTUS has also assumed that all facts that may have a material effect on the calculation of the share exchange ratio have been disclosed to PLUTUS.  PLUTUS has not independently verified the accuracy and completeness of the materials and information provided to it.  PLUTUS has not independently performed any valuation, appraisal or assessment of assets and liabilities (including contingent liabilities) of either of the companies or their respective subsidiaries and affiliates, including the analysis or valuation of each of such assets or liabilities, nor has it requested any third-party institution to make such an appraisal or assessment.  PLUTUS assumed that the financial forecasts to which it referred had been reasonably prepared based on the best projection and judgment then available to the management of both companies.  The results of valuation by PLUTUS reflect the information available and economic conditions up to the date of submission of the valuation report.

(2)	Reason for selecting the Faith Stock as consideration for the exchange

Faith and the Company have selected the Faith Stock as consideration for the exchange in the Share Exchange involving the Company’s Stock.

The Company has determined it appropriate to accept the Faith Stock as consideration for the exchange in the Share Exchange in view of the prospect that  opportunities for trading in the Faith Stock will be provided, as the Faith Stock is listed on the First Section of the TSE and thereby has liquidity, and the prospect that the shareholders of the Company will, by receiving the Faith Stock as consideration for the exchange, be able to benefit from the increase of Faith’s corporate value brought about by the Share Exchange through which the Company becomes a wholly-owned subsidiary of Faith, among other factors.

(3)	Matters noted to ensure that the interests of the shareholders of the Company other than Faith, the Company’s parent company, are not harmed

(I)	Measures to ensure fairness

Faith already holds 6,875,916 shares of the Company’s Stock (50.88% (rounded to the nearest hundredth; the shareholding ratios are calculated in the same way hereinafter.) of the total number of issued shares as of December 31, 2016 (13,512,870 shares)), and the Company is a consolidated subsidiary of Faith.  Hence, Faith and the Company have determined that it is necessary to ensure fairness during the Share Exchange and have implemented the following measures for this purpose:

(i)	Valuation reports from independent third-party valuation institutions

Faith and the Company appointed Nomura Securities and PLUTUS as their respective third-party valuation institutions and each received a valuation report on the share exchange ratio.  For an overview of the valuation report, please see 3(1)(II)(ii) “Matters concerning calculation” above.  Neither Faith nor the Company has obtained a written opinion to the effect that the Share Exchange Ratio is appropriate or fair from a financial viewpoint (a fairness opinion) from each third-party valuation institution.

13

(ii)	Advice from independent law firms

Faith has appointed Anderson Mori & Tomotsune as its legal adviser and has received their legal advice concerning the procedures for the Share Exchange, the decision-making method and process of the meetings of the board of directors, along with advice regarding other issues.  Anderson Mori & Tomotsune is independent of Faith and the Company and has no material interest in either Faith or the Company.

The Company has appointed Iwata Godo as its legal adviser and has received their legal advice concerning the procedures for the Share Exchange, the decision-making method and process of the meetings of the board of directors, along with advice regarding other issues.  Iwata Godo is independent of Faith and the Company and has no material interest in either Faith or the Company.

(II)	Measures to avoid conflicts of interest

Given that Faith is the controlling shareholder that already holds 6,875,916 shares of the Company’s Stock (50.88% of the total number of issued shares as of December 31, 2016 (13,512,870 shares)), the Company has implemented the following measures to avoid conflicts of interest:

(i)	Obtainment by the Company of a report from an independent third-party committee

The Company established a third-party committee (the “Third-party Committee”) consisting of three independent outside experts having no conflicting interest in Faith, the controlling shareholder, or the Company on February 21, 2017, with the objective of preventing the Share Exchange from being consummated on terms that are disadvantageous to minority shareholders of the Company.  The Third-party Committee comprises Mr. Kei Asatsuma (partner lawyer, Nagashima Ohno & Tsunematsu), Mr. Nobuyuki Isagawa (professor, Graduate School of Management, Kyoto University) and Mr. Takeo Nakahara (representative lawyer, HOKUTO Law Office).  In considering the Share Exchange, the Company referred the following matters to the Third-party Committee for its opinion:  (A) whether the purpose of the Share Exchange is legitimate and reasonable and the consummation of the Share Exchange will contribute to improvement of the Company’s corporate value, (B) whether the terms of the Share Exchange (including the Share Exchange Ratio) are fair and based on appropriate assessment of Faith’s and the Company’s respective corporate values, (C) whether the procedures for the Share Exchange have been carried out according to an objectively fair process with due consideration to the interest of the Company’s minority shareholders, and (D) whether the Company’s consent to the Share Exchange is not disadvantageous to the Company’s minority shareholders, with particular consideration given to items (A) - (C) above.

The Third-party Committee carefully reviewed the above-mentioned matters referred to it through holding a total of six meetings between February 21, 2017 and March 27, 2017 as well as by gathering information and consulting with each other as needed.  In reviewing these matters, the Third-party Committee received from the Company an explanation of the significance and purpose of the Share Exchange, background to the Share Exchange, the terms of the Share Exchange, the Company’s perspective of the Share Exchange, the review and decision-making process in the Company, the policy and progress of negotiations with Faith, the status of the Company’s minority shareholders and the Company’s business plans.  They also received from PLUTUS an explanation regarding its view of the Share Exchange Ratio.  In addition, the Third-party Committee conducted an interview with Faith and received an explanation mainly of the significance and purpose of the Share Exchange, the background to the Share Exchange and Faith’s business plans.  Furthermore, the Third-party Committee received from Iwata Godo, the legal adviser of the Company, an explanation on the measures to ensure fairness in the procedures for the Share Exchange, the decision-making method and process of the meetings of the board of directors of the Company in relation to the Share Exchange, as well as the measures to avoid conflicts of interest.

14

As of March 27, 2017, the Third-party Committee submitted to the board of directors of the Company a report stating that the Company’s consent to the Share Exchange would not be disadvantages to its minority shareholders based on explanations, valuation results and other materials that the Third-party Committee had examined.  The Third-party Committee’s report is summarized as follows.  Regarding (A) above, the purpose of the Share Exchange is considered to be legitimate and reasonable, and the consummation of the Share Exchange is considered to contribute to improvement of the Company’s corporate value on grounds including that the Share Exchange would contribute to the Company’s swift shift to a new business structure not dependent on the present music CD sales business with the aim of accommodating changes in the business environment.  Regarding (B) above, the terms of the Share Exchange (including the Share Exchange Ratio) are considered to be fair and based on appropriate assessment of Faith’s and the Company’s respective corporate values on grounds including that (a) the Third-party Committee found nothing unfair in the procedures and methods of the due diligence review of Faith and the obtaining of a valuation report from an independent third-party valuation institution by each of the advisers to the Company and nothing unreasonable in the results of such review and the findings of such report, (b) the level of the share exchange ratio in the Share Exchange, which includes an ordinary premium over the value of the Company’s Stock, can be said to be appropriate, and (c) the terms of transaction other than the Share Exchange Ratio are also general as compared to those of transactions of similar nature and size.  Regarding (C) above, the procedures for the Share Exchange are found to have been carried out according to an objectively fair process with due consideration to the interest of the Company’s minority shareholders on grounds including that (a) a system to eliminate arbitrariness in the Company’s decision-making process regarding the Share Exchange has been adopted and there are other objective circumstances that help ensuring fairness of the negotiations of the terms of the Share Exchange (including the Share Exchange Ratio), and (b) it was found that the shareholders of the Company would be provided with access to appropriate information in making a judgment on the Share Exchange.  Regarding (D) above, comprehensive consideration of the findings considered in (A) through (C) above has led to the conclusion that the Company’s consent to the Share Exchange would not be disadvantages to its minority shareholders.

(ii)	Approval by all directors and no objection by all audit & supervisory board members other than those with conflicts of interest

To avoid conflicts of interest the directors of the Company, Chairman Mr. Hajime Hirasawa, also serving as CEO & President, Representative Director of Faith; President and Representative Director Mr. Shinichi Yoshida, also serving as Faith’s Consultant for the Faith Group, and Director Mr. Jiro Saeki, also serving as a director of Faith, did not participate in the deliberations and resolutions concerning the Share Exchange at the Company’s board of directors meeting, and they refrained from participating in discussions and negotiations with Faith regarding the Share Exchange in their capacity as board members of the Company.  Furthermore, an audit & supervisory board member of the Company, Ms. Takako Sugaya, who concurrently serves as an audit & supervisory board member of Faith, did not participate in the deliberations concerning the Share Exchange at the relevant board of directors meeting of the Company, and refrained from expressing her opinion on the resolution of the board of directors regarding the Share Exchange.

At the Company’s board of directors meeting, two out of the five directors of the Company, excluding Messrs. Hajime Hirasawa, Shinichi Yoshida and Jiro Saeki mentioned above, unanimously approved and adopted the resolution regarding the Share Exchange, and three out of the four audit & supervisory board members of the Company, excluding Ms. Takako Sugaya mentioned above, unanimously expressed their opinion that they had no objection to the consummation of the Share Exchange.

15

(4)	Matters concerning the appropriateness of the amounts of share capital and reserves of Faith

The amounts of share capital, capital reserves and profit reserves of Faith shall be increased through the Share Exchange as follows:

Amount of share capital:	JPY 0

Amount of capital reserves:	Amount to be separately determined by Faith in accordance with Article 39 of the Ordinance on Company Accounting

Amount of profit reserves:	JPY 0

The above-mentioned amounts of share capital and reserves, which have been determined within the limits set out in laws and regulations with comprehensive consideration and attention given to Faith’s financial standing, capital policy and other circumstances, are considered appropriate.

4.	Matters of Reference regarding the Consideration for the Exchange

(1)	Articles of incorporation of Faith

The articles of incorporation of Faith are available on the Company’s website (http://columbia.jp/company/) pursuant to applicable laws and regulations and the articles of incorporation of the Company.

(2)	Matters concerning method of converting the consideration for the exchange

(I)	Markets on which the consideration for the exchange is traded

The Faith Stock is traded on the First Section of the TSE.

(II)	Entities acting as intermediaries, brokers or agents for trading in the consideration for the exchange

Intermediary, brokerage or agency services for trading in the Faith Stock are provided by financial instruments business operators (such as securities firms) nationwide in Japan.

(III)	Restrictions on transfer or other dispositions of the consideration for the exchange

Not applicable.

(3)	Matters concerning market prices for the consideration for the exchange

The average closing price of the Faith Stock on the TSE for the one-month period ending on March 27, 2017, i.e. the last business day preceding the date of publication of the Share Exchange (March 28, 2017), was JPY 1,322.

The latest market prices of the Faith Stock and other information can be found on the website of the TSE (http://www.jpx.co.jp/) and in other sources.

(4)	Contents of Faith’s balance sheets for each of the fiscal years ending in the past five years

Description omitted as Faith has filed its annual securities report for each of the relevant fiscal years pursuant to Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

5.	Matters Concerning the Appropriateness of the Provisions regarding Stock Acquisition Rights in Connection with Share Exchange

All of the outstanding stock acquisition rights issued by the Company, which will become a wholly-owned subsidiary of Faith through the Share Exchange, are to be cancelled by the day immediately preceding the effective date of the Share Exchange, if the Share Exchange Agreement is approved by the Meeting.

16

The Company has not issued any bonds with stock acquisition rights.

6.	Matters Concerning Financial Statements and Other Statutory Documents

(1)	Contents of Faith’s financial statements and other statutory documents for the latest fiscal year

Faith’s financial statements and other statutory documents for the latest fiscal year (i.e. the fiscal year that ended on March 31, 2017) are available on the Company’s website (http://columbia.jp/company/) pursuant to applicable laws and regulations and the articles of incorporation of the Company.

(2)
Disposition of important property, taking on of significant obligations or any other events having a material impact on the status of the properties of a party to the share exchange that has occurred after the last day of its latest fiscal year

Not applicable.

17

Proposal No. 2:          Election of Six (6) Directors to the Company

The term of office for all five (5) Directors of the Company will expire at the closing of the Meeting.  The Company proposes to increase the number of Directors by one (1) to reinforce the management structure.  Shareholders are requested to elect six (6) Directors to the Company.

The candidates for Directors are set out below:

Candidate No.	Name (Date of birth)	Biography, position (area of responsibility) and significant concurrent positions		Number of shares of the Company owned
		April 1990	Joined Nintendo Co., Ltd.
		October 1992	Established and became CEO & President, Representative Director of Faith, Inc. (to present)
		March 2003	Representative Director, HASSO, Inc. (to present)
		August 2004	Director, Pasona Inc.
		December 2007	Director, Pasona Group Inc. (to present)
		April 2010	Director, the Company Chairman of the Board, the Company
		June 2010	Chairman and Director, the Company (to present)
		September 2014	Representative Director, GENESIS, Inc. (to present)
	Hajime	October 2014	Director, BIC Co., Ltd. (to present)
1	Hirasawa	March 2017	Chairman and Director, DREAMUSIC Inc. (to present)	4,200
	(Mar. 26, 1967)	April 2017	Chairman and Director, ENTERMEDIA INC. (to present)
		May 2017	Chairman and Director, Waku Waku Works Inc. (to present)

<Significant concurrent positions>:
CEO & President, Representative Director, Faith, Inc.
Representative Director, HASSO, Inc.
Director, Pasona Group Inc.
Representative Director, GENESIS, Inc.
Director, BIC Co., Ltd.
Chairman and Director, DREAMUSIC Inc.
Chairman and Director, ENTERMEDIA INC.
Chairman and Director, Waku Waku Works Inc.

18

		April 1991	Joined ITOCHU Corporation
		January 2003	Joined Broccoli Co., Ltd.
		May 2003	Director, Broccoli Co., Ltd.
		May 2004	Executive Managing Director, Broccoli Co., Ltd.
		May 2005	President and Representative Director, Broccoli Co., Ltd.
		June 2007	Director, Vandai Investments Limited
		January 2009	Senior Executive Officer, Faith, Inc.
		February 2009	Director, Giga Networks, Inc. (currently Faith Wonderworks, Inc.)
		April 2009	CEO and President, Giga Networks, Inc.
		April 2010	Director, the Company
		May 2010	Director, Goody Point, Inc.
		June 2010	President and Representative Director, WebMoney Corporation
	Shinichi Yoshida	June 2013	Director, the Company
2	(Mar. 10, 1968)		Consultant for the Faith Group, Faith, Inc. (to present)	2,750
		January 2014	Vice President, Representative Director, General Manager of Personnel Division, Chief of Business Strategy Office and Director for Game Business, the Company
President and Representative Director, Columbia Marketing Co., Ltd.
Vice President and Representative Director, Columbia Songs Inc.
		October 2014	Director for Business Strategy Office, the Company
		April 2015	President and Representative Director, the Company (to present)

<Significant concurrent positions>:
Consultant for the Faith Group, Faith, Inc.

19

		April 1991	Joined Daiwa Securities Co., Ltd.
		September 1998	Joined PricewaterhouseCoopers Consultant Co., Ltd.
		January 2001	Joined Ripplewood Japan, Inc.
		December 2003	Joined the Company
		June 2006	Chief of Corporate Planning Department, Business Development Office, the Company
		September 2010	Manager of Corporate Planning Department, Corporate Management and IR Group, the Company
	Chikayo Suzuki	April 2011	Deputy General Manager of Finance, the Company
3	(Current	January 2014	Deputy General Manager of Finance & Administration, the Company	3,100
	surname: Terai)	April 2015	Executive Officer, the Company
	(Mar. 16, 1968)		General Manager of Finance & Administration, the Company (to present)
President and Representative Director, C2design incorporated. (to present)
		June 2015	CFO, the Company (to present)
		June 2016	Director, the Company (to present)

<Significant concurrent positions>:
President and Representative Director, C2design incorporated.

20

		April 1983	Joined Kumagai Gumi Co., Ltd.
		June 2002	Joined the Company
		October 2002	General Manager of Finance and Accounting, the Company
		June 2003	Executive Officer, the Company
		June 2004	Managing Executive Officer, the Company
		June 2005	CFO, the Company
		June 2007	Senior Managing Executive Officer, the Company
		June 2010	Senior Managing Director, the Company
		April 2011	General Manager of Finance, the Company
		June 2012	Director of the Company (to present)
Director, CFO and General Manager of Administration, Faith, Inc. (to present)
		December 2013	President and Representative Director, Faith Future Fund, Inc. (to present)
	Jiro Saeki	October 2014	Director, OKLIFE, Inc.
4	(Jun. 2, 1959)	October 2016	Director, Flying Penguins, Inc. (to present)	2,800
		March 2017	Director, DREAMUSIC Inc. (to present)
		April 2017	Director, Faith Wonderworks, Inc. (to present)
Director, ENTERMEDIA INC. (to present)
Director, Faith Artists Music Entertainment Inc. (to present)

<Significant concurrent positions>:
Director, CFO and General Manager of Administration, Faith, Inc.
President and Representative Director, Faith Future Fund, Inc.
Director, Flying Penguins, Inc.
Director, DREAMUSIC Inc.
Director, Faith Wonderworks, Inc.
Director, ENTERMEDIA INC.
Director, Faith Artists Music Entertainment Inc.

21

		February 1976	Established Man Power Center Inc. (currently Nambu Enterprise Inc.)
Senior Managing Director, Man Power Center Inc.
		April 1991	Representative Director, Man Power Center Inc.
		March 1992	Representative Director, Temporary Sunrise Inc. (currently Pasona Inc.)
		March 1996	Director, Business Coop Inc. (currently Benefit One Inc.)
		April 1999	President and Representative Director, Pasona Inc. (currently Nambu Enterprise Inc.)
	Yasuyuki	June 2000	Representative Director and Group CEO of Pasona Inc.
5	Nambu	August 2004	Representative Director, Group CEO, President and General Manager, Sales and Marketing Headquarters, Pasona Inc.	1,000
	(Jan. 5, 1952)	December 2007	Representative Director, Pasona Inc.
Representative Director, Group CEO and President, Pasona Group Inc. (to present)
		June 2010	Chairman and Director, Benefit One Inc. (to present)
		August 2011	Chairman and Representative Director, Pasona Inc. (to present)
		June 2012	Director, the Company (to present)

<Significant concurrent positions>:
Representative Director, Group CEO and President, Pasona Group Inc.
Chairman and Representative Director, Pasona Inc.
Chairman and Director, Benefit One Inc.

22

		April 1981	Joined the Company
		April 2002	Manager, Sales Department of Sales Division, the Company
		April 2004	Deputy General Manager of Sales, the Company
		May 2009	Executive Officer, the Company
General Manager of Sales & Marketing, the Company
		June 2010	Corporate Officer, the Company
		October 2012	President and Representative Director, Columbia Marketing Co., Ltd.
	Miyomatsu Abe	January 2014	Director, Columbia Marketing Co., Ltd.
6	(Oct. 22, 1958)		General Manager of Sales, Columbia Marketing Co., Ltd.	1,100
		April 2015	President and Representative Director, Columbia Marketing Co., Ltd. (to present)
		March 2017	Director, DREAMUSIC Inc. (to present)
		April 2017	Senior Corporate Officer, the Company (to present)

<Significant concurrent positions>:
President and Representative Director, Columbia Marketing Co., Ltd.
Director, DREAMUSIC Inc.

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(Notes)

1.
With regard to the candidate Mr. Hajime Hirasawa (CEO & President and Representative Director of Faith, Inc.) and the candidate Mr. Jiro Saeki (Director, CFO and General Manager of Administration of Faith, Inc.), it should be noted that Faith, Inc. is the parent company of the Company which engages in transactions that fall within the line of business of the Company, and that it has entered into an agreement for joint ownership of master, a service agreement for direct sales and digital distribution businesses, an agreement for secondment and acceptance thereof and other agreements with the Company.

With regard to the candidate Mr. Yasuyuki Nambu (Chairman and Representative Director of Pasona Inc.), it should be noted that Pasona Inc. has entered into a service agreement for supporting re-employment with the Company.

There are no special interests between the other candidates for Director and the Company.

2.	Mr. Miyomatsu Abe has not previously been a Director of the Company, and he is thus a candidate to become a newly appointed Director.

3.
Mr. Yasuyuki Nambu is a candidate for Outside Director.  The term of office for the Outside Director will be five (5) years as at the time of closing of the Meeting.  Mr. Nambu has been selected as the candidate for Outside Director to provide the Company with necessary management supervision and a broad range of advice based on extensive insight and rich experience in corporate management, thereby contributing to the enhancement of the corporate governance of the Company.  The Company has entered into an agreement with Mr. Nambu which limits his liability to (i) a prescribed amount that is at least JPY 3,000,000 or (ii) the amount provided for by law or regulation, whichever is higher.

4.
Mr. Hajime Hirasawa is a candidate for Director that is not an executive director, etc.  The Company has entered into an agreement with Mr. Hirasawa which limits his liability to (i) a prescribed amount that is at least JPY 3,000,000 or (ii) the amount provided for by laws and regulations, whichever is higher.

5.
Mr. Jiro Saeki is a candidate for Director that is not an executive director, etc.  The Company has entered into an agreement with Mr. Saeki which limits his liability to (i) a prescribed amount that is at least JPY 3,000,000 or (ii) the amount provided for by laws and regulations, whichever is higher.

6.
The descriptions in the “Biography, position (area of responsibility) and significant concurrent positions” column for the candidate Mr. Hajime Hirasawa include his positions and areas of responsibility as an executive officer at Faith, Inc., the parent company of the Company, at present and for the past five (5) years, as well as his positions and areas of responsibility as an executive officer at DREAMUSIC Inc., ENTERMEDIA INC. and Waku Waku Works Inc. (to present), subsidiaries of Faith, Inc., at present and for the past five (5) years.

The descriptions in the “Biography, position (area of responsibility) and significant concurrent positions” column for the candidate Mr. Shinichi Yoshida include his positions and areas of responsibility as an executive officer at Columbia Marketing Co., Ltd. and Columbia Songs, Inc., subsidiaries of Faith, Inc., the parent company of the Company, for the past five (5) years.

The descriptions in the “Biography, position (area of responsibility) and significant concurrent positions” column for the candidate Ms. Chikayo Suzuki include her positions and areas of responsibility as an executive officer at C2design incorporated, a subsidiary of Faith, Inc., the parent company of the Company, at present and for the past five (5) years.

The descriptions in the “Biography, position (area of responsibility) and significant concurrent positions” column for the candidate Mr. Jiro Saeki include his positions and areas of responsibility as an executive officer at Faith, Inc., the parent company of the Company, at present and for the past five (5) years, as well as his positions and areas of responsibility as an executive officer at Faith Future Fund, Inc., OKLIFE Inc., Flying Penguins Inc., DREAMUSIC Inc., Faith Wonderworks, Inc., ENTERMEDIA INC. and Faith Artists Music Entertainment Inc., subsidiaries of Faith, Inc., at present and for the past five (5) years.

24

The descriptions in the “Biography, position (area of responsibility) and significant concurrent positions” column for the candidate Mr. Miyomatsu Abe include his positions and areas of responsibility as an executive officer at Columbia Marketing Co., Ltd. and DREAMUSIC Inc., subsidiaries of Faith, Inc., the parent company of the Company, at present and for the past five (5) years.

END

25

Guidance for Exercise of Voting Rights via the Internet

If you exercise your voting rights via the Internet, please be forewarned of the following:

1.	Voting website

You can exercise your voting rights only through our designated voting website (http://www.web54.net) (in Japanese only).

2.	Treatment of the exercise of voting rights

(1)
Please enter the “voting code” and the “password” printed on the enclosed Voting Rights Exercise Form and choose “for” or “against” for each proposal, in accordance with the instructions on the screen.

(2)	The voting deadline is 6:15 p.m. on Thursday, June 22, 2017 (Japan time). You are encouraged to exercise your voting rights promptly.

(3)
If you exercise your voting rights both in writing and via the Internet, only the vote via the Internet will be effective.  If you exercise your voting rights more than once, only the last vote will be effective.

(4)	Any access fees charged by Internet service providers and communication fees charged by communications carriers for the use of the voting website are at the shareholders’ expense.

3.	Treatment of the password and the voting code

(1)	The password is important as it is used to confirm that each person voting is a shareholder. Hence, please handle it as carefully as you would handle your seals or PIN numbers.

(2)	If you enter the wrong password more than a certain number of times, your password will be disabled. If you wish to have a new password issued, please follow the instructions on the screen.

(3)	The voting code printed on the Voting Rights Exercise Form is effective only for the Meeting.

4.	Contact information for inquiries regarding the PC operation method

(1)	If you have any questions regarding the operation of a personal computer or other devices for the exercise of voting rights on the voting website, please contact:

Stock Transfer Agency Web Support Exclusive Helpline
Sumitomo Mitsui Trust Bank, Limited
Phone:  0120 (652) 031 (toll-free within Japan)
9:00 a.m. to 9:00 p.m. (Japan time)

(2)	For other voting-related inquiries, please contact the following:

a.	Shareholders having a brokerage account with a securities firm

Please contact your securities firm.

b.	Shareholders having no brokerage account with a securities firm (but having a special account)

Stock Transfer Agency Business Center
Sumitomo Mitsui Trust Bank, Limited
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26

Nippon Columbia Co., Ltd.

Appendix to the Notice of 166th Annual Shareholders Meeting

Report for the 166th Term

(April 1, 2016 to March 31, 2017)

Securities Code: 6791

1

Business Report for the 166th Term

(April 1, 2016 to March 31, 2017)

1.	Current status of the Columbia Group

(1)	Progress of business and results of business operations

As of the end of the last consolidated fiscal year, the Columbia Group, whose parent company is the Company, consists of the Company, five subsidiaries and two affiliates, and is engaged in the production, advertising and sale of products in the fields related to audio and video software such as CDs and DVDs, game software and music distribution, in close collaboration among the group companies in and out of Japan.  The consolidated net sales in the Sales/Digital Distribution Business totaled JPY 14,020 million (an increase by 5.1 % compared to the preceding fiscal year) due to strong sales of animation related products, game software products and artist management related business.

As for the profit and loss situation, the operating income totaled JPY 1,886 million (compared to JPY 1,200 million in the preceding fiscal year) due to, in addition to the aforementioned sales growth, steady sales of high-margin products released in the past fiscal years in the Sales/Digital Distribution Business.  The ordinary income totaled JPY 1,853 million (compared to JPY 1,213 million in the preceding fiscal year) and the net income attributable to shareholders of the parent company totaled JPY 1,655 million (compared to JPY 973 million in the preceding fiscal year).

An overview of the results by segment is as follows:

Sales/ Digital Distribution Business

Net sales	Operating income
JPY 11,379 million	JPY 2,491 million

The net sales totaled JPY 11,379 million (an increase by 13.6% compared to the preceding fiscal year) due to strong sales of animation related products, game software products and artist management related business.  As for the profit and loss situation, the operating income totaled JPY 2,491 million (compared to JPY 1,582 million in the preceding fiscal year) due to, in addition to the aforementioned sales growth, steady sales of high-margin products released in the past fiscal years.

The products that mainly contributed to net sales include:  Miren Gokoro, a hit single by Kiyoshi Hikawa; Matsuyama Chiharu no Keifu, a “best of” album by Chiharu Matsuyama with 60 songs selected by the artist himself; Suna no Tou, the 25th single by THE YELLOW MONKEY, a band that has reunited after a break of 15 years and 9 months; eureka, the second major-label album by 04 Limited Sazabys that successfully completed a solo live performance at Nippon Budokan in February 2017, which was a long-awaited dream for the band; THE IDOLM＠STER series; the Doubutsu Sentai Zyuohger series; and Sumikkogurashi, Mura wo Tsukurun Desu, which is a game software product independently produced by the Company for Nintendo 3DS (all of the fuzzy cute characters “Sumikkogurashi” appear in the game and develop a village together).

2

Direct Sales Business

Net sales	Operating income
JPY 1,791 million	JPY 885 million

The net sales totaled JPY 1,791 million (a decrease by 14.2% compared to the preceding fiscal year) due to a decrease in the sales of the higher-margin audio sources, which was strong in the preceding fiscal year.  The operating income totaled JPY 885 million (compared to JPY 1,135 million in the preceding fiscal year).

Others

Net sales	Operating income
JPY 849 million	JPY 301 million

The net sales totaled JPY 849 million (a decrease by 31.2% compared to the preceding fiscal year) due to the sale of a consolidated subsidiary in the U.S. last year and a decrease of the distribution of other companies’ products.  The operating income totaled JPY 301 million (compared to JPY 370 million in the preceding fiscal year).

Despite the fact that we were able to report a higher income than expected by the beginning of the fiscal year, the Company has unfortunately decided to forgo dividends.  The reason for that is because we believe that it is a proper business judgment to prioritize the increase of internal reserves to prepare for the future business development and enhance our financial strength.

The Columbia Group will, as a member of the Faith Group, foster the relationships with the artists that the entire group is focusing on, and enhance various music related services.  It will also make its utmost effort, together with all other companies in the group, to create innovations in the music industry.

(2)	Current issues facing the Columbia Group

The entire Columbia Group, whose parent company is the Company, will implement business strategies that will make the management more efficient and profitable, and engage in new business activities that ensure future growth in order to stay valuable for the shareholders, customers, clients and all other people.

The biggest challenge of the Columbia Group is to strengthen its core businesses in order to consistently generate profit.  In order to do that, it will continue to allocate its management resources to its strong and/or growing areas of business.  Given the challenging business environment of the music and visual industry, the Columbia Group will allocate its management resources to the Sales/Digital Distribution Business, which focuses on the production of music works and hence include the core business activities of the Company, and the Direct Sales Business, which utilizes the audio sources produced and focuses on developing new business opportunities in order to increase the efficiency and profitability of its business activities.

3

The Columbia Group will, as a member of the Faith Group, foster the relationships with the artists that the entire group is focusing on, and enhancing various music related services.  It will also make its utmost effort, together with all other companies in the group, to create innovations in the music industry.

Each division will continue its efforts as follows:

[Sales/Digital Distribution Business]
Enka/Kayokyoku Division:
Kiyoshi Hikawa, who made his debut 18 years ago and is still actively performing, for example his song Miren Gokoro won the Best song Award at the 58th Japan Record Awards.  In order to make him reach the position as No. 1 in Enka artist stable, we will release those of his songs that can be expected to be highly acclaimed.  In the fiscal year that ended March 31, 2017, the second episode of the very popular “Rei Nakanishi & Actresses” series, called “Rei Nakanishi & 13 Actresses” was a great success.  The division will continue its efforts to create more independent programs.  The division will produce music products utilizing the various talents of our artists including:  veteran artists such as Kazuo Funaki, Harumi Miyako, Eisaku Okawa, Takashi Hosokawa, Jiro Kammuri, Kenji Niinuma, and Kumiko; artists in the middle of their career such as Maiko Takigawa, Toshimi Tagawa, Madoka Oishi, and Teiji Yamazaki; and young artists such as Yusuke Hashiri, and Dan Muraki.

Jazz/Classic/International Division:
This division produces titles of various categories including classic, jazz, crossover music (which is a category of music that mixes characteristics of classic, jazz, pops, etc., making it a crossover of these music categories) and western music.  The division will continue to produce and release titles by certain successful artists such as Hiromitsu Agatsuma, and expand also its roster of artists by supporting the steady improvement of young and talented artists such as Kyohei Sorita, who is an extremely talented pianist attracting attention from various audiences; Kohei Ueno, who will be a leading saxophonist among the new generation, Yamadashimai, which is a duo consisting of two twins born in the Heisei era and who are splendid soprano singers.  Further, the division will issue compilation albums utilizing its classic catalog, as well as organizing and hosting live performances and concerts in conjunction with an artist’s release of new songs and other similar activities.  The division will continue to deliver music by various means.

Animation Division:
THE IDOLM＠STER series and the Super Sentai series have been gaining great popularity.  The division will continue to promote its products in order to achieve even greater success, focusing on THE IDOLM＠STER series and Uchu Sentai Kyuranger, which is the 41st season of the Super Sentai series.  Further, the division will make efforts to foster popular voice actors such as Aya Uchida and Rie Murakawa.  In addition, the division will release theme songs and acquire rights to such songs through participation in joint projects of TV animation programs such as “Kono Subarashii Sekai Ni Syukufuku Wo!” and animation theatrical films.

Educational Division:
CDs and DVDs of NHK’s educational programs, including the Inai Inai Baa! series and the Miitsuketa! series have been very popular among families.  The division will continue to develop products by agreements that tie up distributors of textbooks or materials for kindergartens and nursery schools.  Further, the division aims to expand its Columbia Kids Dance Koshukai business, which is a dance workshop held across Japan for teachers of kindergartens, nursery schools and elementary schools.

4

Japanese Traditional Music Division:
This division will work on projects focusing on Japanese traditional music and Japanese folksongs, as well as Rakugo.  It will also republish audio sources that were recorded on 78 rpm discs and that have a great historical value.

J-POP Division:
This division will strive to gain new fans of popular artists such as THE YELLOW MONKEY, which has successfully completed its first national tour after a 16 years’ break, Chiharu Matsuyama and 9mm Parabellum Bullet.  Further, the division will foster artists, especially those who the Columbia Group is focusing on, including Good Morning America, Czecho No Republic and NakamuraEmi.  The division aims to expand the artist management business, which currently includes 04 Limited Sazabys, by holding auditions.  Further, the division will foster artists that the Faith Group is focusing on, such as I Don’t Like Mondays, in order to accelerate the business synergy between the two groups.

Game Division:
The Sumikkogurashi series and the Akogare Girls Collection series have been well-received and are still popular.  The division will continue its efforts to properly recognize the trends and needs to enhance the product line, including by creating games with popular characters and by implementing trends and needs in Nintendo 3DS, which is becoming widespread among younger children.

[Direct Sales Business]
Special Sales Business:
The Company will continue to strengthen its relationships with clients in all different markets and to seek new distribution channels and clients.  Further, in order to diversify the business and the group of customers using our audio sources, we will enhance our original product line for e.g. elderly people and baby boomers by providing a wide variety of content.

Mail-Order Business:
The Company’s web site has been renewed and the mail-order services have thereby become more convenient.  The Company will strive to optimize the product line and provide even better services.  In addition, the Company has improved the efficiency of the business operations by using a fulfilment system that has been co-developed with Faith, Inc., the Company’s parent company.  The fulfilment system is designed to improve the efficiency throughout the mail-order process including the receipt of orders, settlement and shipping.  The Company also plans to produce CDs and DVDs in alliance with other companies and to develop products in the area of household goods, taking into account the customer needs.

(3)	Capital expenditure

There is no capital expenditure to be specially stated.

5

(4)	Financing activities

There are no financing activities to be specially stated.

(5)	Business transfer, absorption-type company split or incorporation-type company split

N/A

(6)	Acceptance of transfer of businesses from other companies

N/A

(7)	Succession to rights and obligations pertaining to business of other corporations or entities as a result of absorption-type merger or absorption-type company split

N/A

(8)	Acquisition or disposition of shares, other equities or stock acquisition rights of other companies

N/A

(9)	Trends in assets and profit/loss

		(JPY millions, except for per share amounts)
	March 2014	March 2015	March 2016	March 2017
Fiscal year ended	(163rd term)	(164th term)	(165th term)	(166th term) (i.e. the latest term)

Net sales	13,975	12,629	13,343	14,020
Ordinary income (loss)	363	(862)	1,213	1,853
Net income (loss) attributable to shareholders of the parent company	283	(1,646)	973	1,655
Net income (loss) per share (JPY)	20.98	(122.07)	72.17	122.77
Total assets	8,758	7,760	7,988	9,763
Net assets	2,940	1,418	2,365	3,923

(Notes)
1.
In the 164th term (the fiscal year that ended March 31, 2015), the Company’s income and profit decreased due to a significant decrease in sales of the products released in the term and the high-margin products released in past terms as well as in sales of products for mail-order companies.  The decrease reflected the challenging market environment.

2.
In the 165th term (the fiscal year that ended March 31, 2016), the Company’s income and profit increased due to strong sales of animation related products, game software products and artist management services, steady sales of the high-margin products released in past terms in the Sales/Digital Distribution Business, an increase in overall sales, strong sales from use of the high-margin audio sources in the Direct Sales Business, as well as a significant reduction in company-wide fixed expenses through the career change support measures that were implemented as a part of the Company’s organizational reform in the preceding term.

3.
The Company’s status in 166th term (the fiscal year that ended March 31, 2017) (the latest term) is as described above in “1. Current status of the Columbia Group, (1) Progress of business and results of business operations”.

4.
As of October 1, 2013, the Company implemented a 1-for-20 reverse stock split of both of its common stock and its class A preferred stock.  The net income per share has been calculated as if the reverse stock split had been implemented at the beginning of the 163rd term (the fiscal year that ended March 31, 2014).

(10)	Principal business (as of March 31, 2017)

The Columbia Group is composed of the Company, five subsidiaries and two affiliates and is engaged in the business of Sales/Digital Distribution, Direct Sales and other business activities.

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The Company, its subsidiaries and its affiliates are engaged in planning, producing and selling audio and video software products and game software products, providing publishing and distribution services, fostering and managing artists, earning royalties in relation to neighboring rights and other rights, producing masters of audio and visual sources and acquiring and managing music copyrights.

(11)	Parent company and significant subsidiaries (as of March 31, 2017)

(I)	Relationship with the parent company

The parent company of the Company is Faith, Inc., which holds 6,875,000 shares of the Company (51.80% of voting rights).

The Company has business relationships with Faith, Inc. under a shared master agreement, a service agreement for direct sales and digital distribution businesses, an agreement for secondment and acceptance thereof and other agreements.

(II)	Significant subsidiaries

Company name	Amount of share capital	Voting rights held by the Company (%)	Principal business
Columbia Marketing Co., Ltd.	JPY 100 million	100.00	Business activities related to planning and sale of audio and visual software products and provision of publishing and distribution services
Columbia Songs, Inc.	JPY 20 million	100.00	Acquisition and management of music copyrights
Omagatoki Co., Ltd.	JPY 10 million	100.00	Planning and production of audio and visual software products
C2design, incorporated	JPY 50 million	100.00	Planning and production of designs of packages for audio and visual software products
CME, Inc.	USD 45,194,000	100.00	A holding company in the U.S.
The companies included in the consolidation are the five significant subsidiaries listed above.

(III)	Equity affiliates

Company name	Location	Amount of share capital	Investment ratio of the Company (%)	Principal business
Future RECORDS, Inc.	Minato-ku, Tokyo	JPY 100 million	33.00	Planning, production and management of works by artists
TYMS PROJECT Inc.	Shibuya-ku, Tokyo	JPY 40 million	24.00	Management of artists and music productions
The Company’s Equity affiliates are the two companies listed above.

(IV)	Specified wholly-owned subsidiaries

N/A
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(V)	Outline of consolidated settlement of accounts

During the last fiscal year, the consolidated net sales totaled JPY 14,020 million (an increase by 5.1% compared to the preceding fiscal year) and the net income attributable to shareholders of the parent company totaled JPY 1,655 million (compared to JPY 973 million in the preceding fiscal year).

(12) Principal offices and plants (as of March 31, 2017)

Nippon Columbia Co., Ltd.
Headquarter	(Minato-ku, Tokyo)
Branch offices
Nagoya	(Nakamura-ku, Nagoya-shi)
Osaka	(Chuo-ku, Osaka-shi)
Fukuoka	(Chuo-ku, Fukuoka-shi)

Columbia Marketing Co., Ltd.	(Minato-ku, Tokyo)

Columbia Songs, Inc.	(Minato-ku, Tokyo)

Omagatoki Co., Ltd.	(Minato-ku, Tokyo)

C2design, incorporated	(Minato-ku, Tokyo)

CME, Inc.	(Georgia, U.S.A.)

(13) Employees (as of March 31, 2017)

Number of employees	Change in the number since the previous fiscal year end
228	increase by 12

(14)	Main loan lenders (as of March 31, 2017)

Name of loan lender	Amount of loan
Sumitomo Mitsui Trust Bank, Limited	JPY 540 million
Sumitomo Mitsui Banking Corporation	JPY 144 million
Mizuho Bank, Ltd.	JPY 50 million

(15)	Other material factors concerning the current status of the Columbia Group

The Company resolved at the board of directors meeting held on March 28, 2017 to conduct a share exchange in order to make Faith, Inc. the wholly-owning parent company of the Company and the Company a wholly-owned subsidiary of Faith Inc. and executed a share exchange agreement with Faith, Inc. as of the same date.  The share exchange is scheduled to be implemented after and subject to the share exchange agreement having been approved by resolutions of the annual shareholders meetings of both companies.  For more details, please see Proposal No. 1 in the Reference Documents for the Shareholders Meeting.

2.	Matters related to the shares of the Company

8

2.	Matters related to the shares of the Company

(1)	Total number of authorized shares:	50,000,000 shares

(2)	Total number of issued shares:	13,487,320 shares (excluding 25,550 treasury shares)

(3)	Number of shareholders as of the end of the Fiscal Year:	8,793
(a decrease of 804 from the end of the previous fiscal year)

(4)	Major shareholders (the top ten shareholders):

Name of shareholder	Number of shares held	Shareholding ratio
	(thousand shares)	(%)
Faith, Inc.	6,875	50.98
RMB JAPAN OPPORTUNITIES FUND, LP.	740	5.49
DAIICHIKOSHO CO., LTD.	622	4.62
Japan Trustee Services Bank, Ltd. (Trust Account)	228	1.69
Japan Trustee Services Bank, Ltd. (Trust Account 1)	146	1.08
Rakuten Securities, Inc.	137	1.02
The Master Trust Bank of Japan, Ltd. (Trust Account)	128	0.95
Sumitomo Mitsui Trust Bank, Limited	125	0.93
Japan Trustee Services Bank, Ltd. (Trust Account 2)	118	0.88
Japan Trustee Services Bank, Ltd. (Trust Account 5)	109	0.81

(Note) The shareholding ratio is calculated excluding the number of treasury shares (25,550 shares).

■	Breakdown of Shareholdings by Shareholder Type

Financial institutions: 8.32%
Securities companies: 3.16%
Other domestic corporations: 56.53%
Foreign entities: 7.53%
Individuals and others: 24.46%

3.	Matters related to the stock acquisition rights, etc. of the Company

(1)	Outline of the contents of stock acquisition rights, etc. delivered to and held by the officers of the Company in consideration for execution of duties as of the end of the Fiscal Year

	17th Issuance	22nd Issuance
Number of holders
Directors (excluding outside directors)	1	2
Audit & supervisory board members	1
Date of special resolution of shareholders meeting	June 28, 2006	June 24, 2009
Date of resolution of board of directors meeting	May 15, 2007	June 24, 2009
Number of stock acquisition rights (Note) 1	200	180
Class of shares subject to stock acquisition rights	Common share	Common share
Number of shares subject to stock acquisition rights	10,000	9,000
Issue price of stock acquisition rights	Nil	Nil
Amount to be paid in upon exercise of stock acquisition rights (Note) 2 (Note) 3	JPY 2,140	JPY 760
Period of exercise of stock acquisition rights	From July 15, 2007 to May 14, 2017	From August 1, 2009 to June 30, 2019
Conditions on exercise of stock acquisition rights	(Note) 4	(Note) 4
Matters pertaining to transfer of stock acquisition rights	(Note) 5	(Note) 5
Contents of favorable conditions	(Note) 6	(Note) 6

9

(Notes)
1.	The number of shares subject to each stock acquisition rights is 50.
2.
If the Company conducts a stock split or reverse stock split, the exercise price per share will be adjusted based on the following formula, and any fraction less than one yen resulting therefrom will be rounded off.

Exercise price after adjustment = Exercise price before adjustment ×	1
Ratio of split/reverse split

In addition to the above, if, after issuance of the stock acquisition rights, an adjustment of the exercise price is deemed necessary in connection with the Company’s merger with another company, company split or in other situations equivalent thereto, the board of directors of the Company may adjust the exercise price per share as appropriate, to the extent necessary and reasonable.
3.
Due to a 1-for-20 reverse stock split of both the Company’s common stock and class A preferred stock, the exercise price of the stock acquisition rights has been multiplied by 20 times, based on the ratio of the stock consolidation.

4.	The conditions for the exercise of the stock acquisition rights are as follows:
(1)	The stock acquisition rights may be exercised partially in respect of a part of the number of stock acquisition rights granted.
The partial exercise of stock acquisition rights may be conducted only if the number of the shares subject to the stock acquisition rights is an integer multiple of the number of shares in one share unit of the Company.
(2)
Other details and restrictions are set forth in the agreement on the allotment of stock acquisition rights entered into by and between the Company and each allottee, based on the resolutions of the shareholders meeting and the board of directors.

5.	Transfer of the stock acquisition rights is subject to the approval of the board of directors of the Company.
6.	The stock acquisition rights were issued to the holders free of charge.

(2)
Outline of the contents of stock acquisition rights delivered to and held by the employees of the Company and the officers and employees of subsidiaries in consideration for execution of duties as of the end of the Fiscal Year

N/A

4.	Matters related to the officers of the Company

(1)	Names, etc. of directors and audit & supervisory board members

Position	Name	Responsibility and material concurrent positions
CEO & President, Representative Director, Faith, Inc.
Representative Director, HASSO, Inc.
Chairman and Director	Hajime Hirasawa	Director, Pasona Group Inc.
Representative Director, GENESIS, Inc.
Director, BIC Co., Ltd.
Chairman and Director, DREAMUSIC Inc.
President and Representative Director	Shinichi Yoshida	Consultant for the Faith Group, Faith Inc.
Director	Chikayo Suzuki	CFO and General Manager of Finance & Administration
President and Representative Director, C2design, incorporated
Director, CFO and General Manager of Administration, Faith, Inc.
Director	Jiro Saeki	President and Representative Director, Faith Future Fund Inc.
Director, FlyingPenguins Inc.
Director, DREAMUSIC Inc.
Representative Director, Group CEO and President, Pasona Group Inc.
Director	Yasuyuki Nambu	Representative Director and Chairman, Pasona Inc.
Chairman and Director, Benefit One Inc.
Full-time audit & supervisory board member	Susumu Nagayoshi	Audit & supervisory board member, Faith Wonderworks, Inc.
Lawyer, Yamada Ozaki Law Office
Audit & supervisory board		Associate Professor, Toin University of Yokohama, Law School, Toin Gakuen Educational Association
member	Takako Sugaya	Audit & supervisory board member, Faith, Inc.
Supervisory Director, Tosei REIT Investment Corporation
Audit & supervisory board member, Nittsu Shoji Co., Ltd.
Audit & supervisory board member	Kiyoshi Honda
Partner Lawyer, TMI Associates
Audit & supervisory board	Shigeyuki Mito	Audit & supervisory board member, Broccoli Co., Ltd.
member		Director, TOMY Company, Ltd.

10

(Notes)
1.
The director Hajime Hirasawa assumed the position as the Chairman and Director of ENTERMEDIA INC. as of April 1, 2017 and the position as the Chairman and Director of Waku Waku Works Inc. as of May 15, 2017 after the end of the fiscal year.

2.
The director Jiro Saeki assumed the position as the Director of Faith Wonderworks, Inc. the Director of ENTERMEDIA INC. and the Director of Faith Artists Music Entertainment Inc. as of April 1, 2017 after the end of the fiscal year.

3.	The director Yasuyuki Nambu is an outside director. He has been reported as an independent officer pursuant to the rules of the financial instruments exchange.
4.
The audit & supervisory board members Kiyoshi Honda and Shigeyuki Mito are outside members.  Kiyoshi Honda has many years of business experience from financial institutions and has considerable knowledge about finance and accounting.  Kiyoshi Honda and Shigeyuki Mita have been reported as independent officers pursuant to the rules of the financial instruments exchange.

5.	Personnel changes during the fiscal year:
As of the closing of the 165th Annual Shareholders Meeting held on June 24, 2016, Yasuharu Hara retired as director due to expiration of his term of office.  Also, in the same Annual Shareholders Meeting, Chikayo Suzuki was newly appointed and assumed the position as director and Shigeyuki Mito was newly appointed and assumed the position as audit & supervisory board member.
6.	The executive officers as of April 1, 2017 are as shown below.

Position	Name	Responsibility
Senior executive officer	Miyomatsu Abe	President and Representative Director, Columbia Marketing Co., Ltd.
Executive officer	Makoto Hojo	Senior Manager of Columbia House Business, A&C Division and Unit Leader of Animation Business Unit
Chief of Business Strategy Office,
Project Leader of Digital & Marketing Strategy Promotion Project,
Executive officer	Satoru Yamabe	Deputy Supervisory Manager of Strategy Marketing Department, A&C Division,
Manager of Web Marketing Department and
Supervisory Manager of Digital & Direct Marketing Division, Columbia Marketing Co., Ltd.
Executive officer	Hiroyuki Okano	Senior Manager of Label Business, A&C Division
Executive officer	Hiroshi Takita	Supervisory Manager of Administration, Finance & Administration Division
Executive officer	Tokuro Inoue	Supervisory Manager of Direct Sales, Columbia Marketing Co., Ltd.
Executive officer	Hiroyuki Morita	Supervisory Manager of Sales, Columbia Marketing Co., Ltd.
Executive officer	Katsuhiro Inoue	Deputy Business Manager of Label Business Department, A&C Division and
Unit Leader of TRIAD Business Unit Senior Manager of Management Business, A&C Division,
Executive officer	Yoshitaka Domon	Unit Leader of Management Business Unit 1 and
Unit Leader of Management Business Unit 2

(2)	Outline of contracts for limitation of liability

The Company has entered into a contract with each of the directors Hajime Hirasawa, Jiro Saeki and Yasuyuki Nambu, the full-time audit & supervisory board member Susumu Nagayoshi and the audit & supervisory board members Takako Sugaya, Kiyoshi Honda and Shigeyuki Mito, which limits their respective liability to (i) a prescribed amount that is at least JPY 3,000,000 or (ii) the amount provided for by law or regulation, whichever is higher.
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(3)	Amounts of remuneration to directors and audit & supervisory board members

Category	Number of persons entitled to payment	Total amount of remuneration (JPY millions)
Directors	5	64
(Of which, outside directors)	(1)	(3)
Audit & supervisory board members
(Of which, outside audit & supervisory board	4	20
members)	(3)	(7)
Total	9	84
(Notes)
1.	The amounts of remuneration above include bonuses of JPY 15,000,000 for two directors for the Fiscal Year.
2.
In addition to the amounts above, the outside officers received remuneration in the amount of JPY 8,000,000 as the officer of the parent company of the Company or a subsidiary of such parent company (excluding the Company).

3.
In connection with the enforcement of the “Act Partially Amending the Companies Act” (Act No. 90 of 2014), the audit & supervisory board member Takako Sugaya ceased to satisfy the conditions for the outside audit & supervisory board member under the said Act as of June 24, 2016, and thus, she is included in the number of persons entitled to payment above and, in the total amount of remuneration column, she is treated as the outside audit & supervisory board member for her term of office as the audit & supervisory board member.

4.
There were five directors and four audit & supervisory board members in office as of the end of the fiscal year.  The Chairman and Director Hajime Hirasawa does not receive any remuneration, as he has relinquished the right remuneration to benefit the growth and development of the Company.

(4)	Policies for determining the amount of remuneration to each officer or the method of calculation thereof, and an outline of such policies

(I)	Directors

The remuneration received by the Representative Director and other directors (excluding outside directors) of the Company consists of a fixed remuneration appropriate for their duties and a performance-based remuneration depending on the level of achievement of a performance plan, and the remuneration received by outside directors consists only of a fixed remuneration appropriate for their duties.  The maximum amount of annual remuneration for all the directors is JPY 97,000,000 in total (of which JPY 15,000,000 is to be allocated to the outside directors).  Also, the Chairman and Director Hajime Hirasawa does not receive any remuneration as he has relinquished the right to remuneration to benefit the growth and development of the Company.  The amount of remuneration for directors does not include the amount of salary paid to directors who are also employees.

(II)	Audit & supervisory board members

The remuneration received by the audit & supervisory board members of the Company is a fixed remuneration appropriate for their duties.  The maximum amount of annual remuneration for all the audit & supervisory board members is JPY 25,000,000 in total.

(5)	Matters related to outside officers

(I)	Concurrent positions of outside directors

Position	Name	Material concurrent positions
Director	Yasuyuki Nambu	Representative Director, Group CEO and President, Pasona Group Inc.
Representative Director and Chairman, Pasona Inc.
Chairman and Director, Benefit One Inc.

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(Notes)
1.	There is no material relationship between the Company and Pasona Group Inc. or Benefit One Inc. where the outside director Yasuyuki Nambu holds concurrent positions.
2.	There is a business relationship based on a service agreement for supporting re-employment between the Company and Pasona Inc. where the outside director Yasuyuki Nambu holds a concurrent position.

(II)	Concurrent positions of outside audit & supervisory board members

Position	Name	Material concurrent positions
Audit & supervisory board member	Kiyoshi Honda
Partner Lawyer, TMI Associates
Audit & supervisory board	Shigeyuki Mito	Audit & supervisory board member, Broccoli Co., Ltd.
member		Director, TOMY Company, Ltd.
(Notes)
1.	There are legal consultation and other business relationships between the Company and TMI Associates where the outside audit & supervisory board member Shigeyuki Mito holds a concurrent position.
2.	There is no material relationship between the Company and Broccoli Co., Ltd. where the outside audit & supervisory board member Shigeyuki Mito holds a concurrent position.
3.
There are business relationships, such as that under a contract for the use of copyrighted work, between the Company and TOMY Company, Ltd. where the outside audit & supervisory board member Shigeyuki Mito holds a concurrent position.

(III)	Principal activities

(i)	Attendance at board meetings

Position	Name	No. of times of attendance at board of directors meetings (held 14 times)	No. of times of attendance at audit & supervisory board meetings (held 19 times)
Director	Yasuyuki Nambu	13	-
Audit & supervisory board member	Kiyoshi Honda	14	19
Audit & supervisory board member	Shigeyuki Mito	9	13

(Note)
The outside audit & supervisory board member Shigeyuki Mito was newly appointed and assumed his position at the 165th Annual Shareholders Meeting held on June 24, 2016.  He attended 9 out of 11 meetings of the board of directors and 13 out of 14 meetings of the audit & supervisory board held during his term of office as the outside audit & supervisory board member.

(ii)	Remarks and comments made at board meetings

Name	Principal remarks and comments
Yasuyuki Nambu	Based on his rich experience and extensive insight in corporate management, Yasuyuki Nambu has made necessary and accurate remarks and comments.
Kiyoshi Honda
Based on his experience as an audit & supervisory board member of business companies as well as his extensive knowledge and insight gained from engagement in the management of financial institutions and business companies, Kiyoshi Honda has made necessary and accurate remarks and comments.

Shigeyuki Mito	Based on his expertise as a lawyer, Shigeyuki Mito has made useful, necessary and accurate remarks and comments from an objective standpoint.

5.	Status of the independent accounting auditor

(1)	Name of the independent accounting auditor

Ernst & Young ShinNihon LLC
13

(2)	Amount of remuneration of the independent accounting auditor for the Fiscal Year

(JPY millions)
Amount Paid or Payable
1. Amount of remuneration	30
2. Total amount of money and other financial profit payable by the Company and subsidiaries	30

(Note)
After conducting necessary verification as to whether the contents of the independent accounting auditor’s audit plan and the grounds for the calculation of the estimate of remuneration are appropriate, the audit & supervisory board auditors of the Company deemed that the amount of audit remuneration is at a reasonable level for the independent accounting auditor to secure prescribed system and time for the audit and to conduct the audit properly, and agreed on the amount of remuneration of the independent accounting auditor.

(3)	Non-audit services

The Company has not entrusted the independent accounting auditor with any service other than the services under Article 2, Paragraph 1 of the Certified Public Accountants Act.

(4)	Policy on decision of removal or non-reappointment of the independent accounting auditor

The audit & supervisory board prepares the proposal concerning whether the independent accounting auditor shall be removed or not be reappointed.  Removal or non-reappointment may be necessary if, for example, the independent accounting auditor has difficulties with the execution of the duties.  The board of directors shall, based on the audit & supervisory board’s proposal, submit the proposal to the shareholders meeting.

The audit & supervisory board will remove the independent accounting auditor with the consent of all audit & supervisory board members if it deems that any of the situations described in Article 340, Paragraph 1 of the Companies Act is at hand in relation to the independent auditor.  In such event, the audit & supervisory board member selected by the audit & supervisory board shall report on the removal of the independent accounting auditor and the reason therefor at the first shareholders meeting after the removal.

(5)	Disposition of suspension of business received by the independent accounting auditor in the past two years

Outline of the disposition of suspension of business announced by the Financial Services Agency as of December 22, 2015:

(i)	Subject of disposition:	Ernst & Young ShinNihon LLC

(ii)	Contents of disposition:	-	Suspension of business related to the execution of new contracts for three months (from January 1, 2016 to March 31, 2016)

-	Order for business improvement (improvement of business management system)

14

6.	Systems and policies of the Company

(1)
Systems to ensure that the execution of duties of directors and employees complies with laws and regulations and articles of incorporation of the Company and systems to ensure appropriateness of business, and status of operation of the systems

(Outline of systems to ensure appropriateness of business)

(I)	Status of establishment of internal control system

A.	Ensuring of thorough compliance

-
The Company seeks to promote compliance by establishing a code of conduct for the Columbia Group.  The code of conduct specifies the rules and standards of conduct for the directors, audit & supervisory board members and employees of the Company and the Group companies to ensure that they act in compliance with laws, regulations and rules as well as internal rules and policies.  The code of conduct also includes rules regarding a whistle-blower system for the prevention and early management of risks.  The whistle-blower system will be implemented after it has been ensured that the whistle-blower will not suffer any disadvantage and after the contacts persons, which will include the legal counsel, have been appointed.  Information notified under the whistle-blower system will be reported to the audit & supervisory board members of the Company.  In addition, the Company has established a compliance committee, which consists of the head of the legal department and other persons and has the President and Representative Director as its chairman, that investigates, reviews and verifies any matters necessary for the development and operation of the compliance system and conducts activities for raising awareness of risks.

-
As a member of the society, the Company and the Group companies take a firm attitude against, and have no relationship with, anti-social forces and organizations which pose a threat to the order and safety of the civil society.

B.	System for ensuring efficiency and transparency of management and proper and prompt business execution

-
To be able to operate in a flexible manner in response to changes in the management environment under the most appropriate management system, the term of office of directors is set to one year.  Also, the Company adopts the executive officer system to ensure the flexibility of the board of directors and pursue enhancement of its supervisory functions.  Furthermore, to increase the promptness of business execution, the Company has established an executive board consisting of the executive directors, executive officers and other persons.

-
As for the Group companies, the Company seeks to enhance management efficiency by having the department in charge consult and exchange information with the Group companies with respect to certain important matters.

15

C.	Enhancement of management monitoring function

-
To ensure the effectiveness of the audit & supervisory board’s audit, the Company and the Group companies have routines in place to keep the audit & supervisory board members informed of the decision-making processes and the status of business execution.  These routines include attendance by the audit & supervisory board at the meetings of the board of directors, the meetings of the executive board and other important meetings.  In addition, the directors, audit & supervisory board members and employees of the Company and the Group companies should report any significant matters to the audit & supervisory board, and develop and implement a system for the circulation of important documents requiring approval from the audit & supervisory board.  It is ensured that the person reporting a matter to the audit & supervisory board does not suffer any disadvantages.  Furthermore, the President and Representative Director and the audit & supervisory board members meet regularly to discuss management policies, issues that the Company is facing, risks associated with the Company’s business and other risks, the status of implementation of an environmental audit by the audit & supervisory board and important issues related to the audit.

-	If the audit & supervisory board members request the Company to appoint employee(s) to support the audit & supervisory board in the performance of their duties, the Company shall do so.

-
To ensure the independence of the audit & supervisory board members from the directors and to ensure that instructions from the audit & supervisory board members are complied with, the audit & supervisory board members may request the Company to change the above-mentioned employee(s).  Also, any matters related to the terms of employment of the above-mentioned employee(s), such as appointment, removal, relocation and personnel changes, shall be subject to the consent of the audit & supervisory board members.  Furthermore, the above-mentioned employee(s) will follow the instruction and order of the audit & supervisory board members and shall not receive instruction or order from the directors or other employees.

-
Currently, the Company does not have any employee(s) as referred to above.  However, it has established an internal audit office that is an organization independent from the departments executing business and is under direct control of the President and Representative Director.  In accordance with the annual audit plan, the audit & supervisory board members conduct their audit by obtaining reports regularly from the internal audit office and each department and giving instructions, as appropriate.

-
The audit & supervisory board members are able to freely access legal, accounting and other experts as necessary for the execution of their duties, at the expense of the Company.  In addition, to execute their duties effectively, the audit & supervisory board members receive an explanation of the annual audit plan from the independent accounting auditor and hold regular meetings with the independent accounting auditor, at which the results of the audit will be reported, to discuss all matters related to the duties and activities of the audit & supervisory board members.  In particular, all matters related to the results of the internal audit should be reported to the independent accounting auditor.

16

-
To enhance the effectiveness of the supervision and audit by the board of directors over the execution of business by the directors, one of the five directors is appointed as an outside director.  In addition, two of the four audit & supervisory board members are outside members.

-
The Company seeks to prevent fraud and malpractice and to rationalize and increase the efficiency of management by conducting reviews and evaluations from the perspective of legality and reasonableness through internal audits by the internal audit office.

D.	Management of Group companies

-
To ensure the appropriateness of the businesses of the Group, the departments in charge at the Company and at the Group companies seek to exercise appropriate internal control within each Group company and implement measures to enhance the effectiveness of such internal control.  In addition, the Company regularly receives reports from each Group company regarding the results of the operation, the financial conditions and other important information related to such Group company and provides necessary instructions and support.

(II)	Status of establishment of risk management system

As for risk management system, the department in charge identifies, recognizes, prevents, and considers countermeasures for, risks in order to enhance the risk management functions and seeks thorough awareness of risks among the Company and the Group companies.  In addition, the Company has in place a system to prevent and respond appropriately if any risks materialize by monitoring the status of risks regularly.

(III)	System for storage and management of information

Pursuant to the rules for management of information which specify the system and method for the appropriate management of information handled by the Company, the supervisory manager for management of information and the person in charge of management of information at each department record, store and manage information.

(Outline of status of operation of systems to ensure appropriateness of business)

Please see below an outline of the status of operation of the systems to ensure appropriateness of business of the Company and the Group companies.

-
The Company’s board of directors meetings are held regularly, normally once a month, and extraordinary meetings are set up as necessary, to resolve matters specified by laws and regulations or the articles of incorporation as well as matters that are important for the management of the Company, and to supervise the execution of business by the directors.  In addition, the President and Representative Director instructs and supervises that the business of each executive officer appointed by the board of directors is within the scope of his/her authority and responsibility.

17

-
The audit & supervisory board members ensure the effectiveness of their audit by attending the meetings of the board of directors, the meetings of the executive board and other important meetings and by exchanging opinions through regular meetings between the directors and the audit & supervisory board members.

-	An evaluation of the internal control system was implemented. In doing so the significance of the system’s impact on the credibility of financial reporting was considered.

-	Training for the purpose of raising awareness of compliance was conducted.

-	Rules for the establishment of a whistle-blower system have been adopted and are being notified and enforced within the Company and the Group companies.

-	Training for the purpose of prevention of leakage of confidential information of the Company, including personal information, was conducted.

-	Each Group company discussed and exchanged information with the Company with respect to certain important matters.

(2)	Basic policies concerning control of the Company

The Company has not specified any basic policy in particular with respect to the behavior of the person having control over the decision on the financial and business policies of the Company.

(3)	Policy on the decision of dividends of surplus

The Company’s policy is to pay dividends based on the maintenance of stable dividends, taking into account its need for internal reserves for future development of its business and its performance and future prospects.

(Note)	In this Business Report, any amounts (excluding amounts of net income/loss per share) or numbers of shares less than the unit used to express the relevant amounts or numbers have been rounded off.

18

Consolidated Financial Statements and Other Statutory Documents

Consolidated Balance Sheet
(As of March 31, 2017)

			(JPY millions)
Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	8,845	Current liabilities	5,122
Cash and deposits	5,927	Trade notes and accounts payable	989
Accounts and notes receivable	1,765	Short-term loans	290
Commercial products	358	Current portion of long-term loans payable	284
Products in progress	290	Lease obligations	4
Raw materials and inventory goods	44	Accounts payable-other	824
Deferred tax assets	83	Accrued expenses	283
Advance payments	23	Accrued royalties	1,791
Prepaid expenses	216	Income taxes payable	231
Others	139	Reserve for sales returns	73
Allowance for doubtful accounts	(3)	Others	350
Fixed assets	917	Fixed liabilities	716
Tangible fixed assets	156	Long-term loans	160
Buildings and structures	83	Net defined benefit liabilities	522
Machinery and equipment	14	Asset retirement obligations	34
Tools, devices and fixtures	53	Total liabilities	5,839
Land	0	(Net assets)
Leased assets	3	Shareholder’s equity	4,176
Intangible fixed assets	164	Amount of share capital	1,000
Leased assets	0	Capital surplus	557
Software	127	Retained earnings	2,651
Others	35	Treasury stock	(32)
Investment and other assets	596	Total accumulated other comprehensive income	(268)
Investment securities	270	Valuation difference on available-for-sale securities	3
Deferred tax assets	24	Foreign currency translation adjustments	(175)
Long-term prepaid expenses	0	Accumulated remeasurement of defined benefit plans	(96)
Long-term accounts receivable	66	Stock acquisition rights	15
Others	530
Allowance for doubtful accounts	(295)	Total net assets	3,923
Total assets	9,763	Total liabilities and net assets	9,763

19

Consolidated Profit and Loss Statement
(From April 1, 2016 to March 31, 2017)

		(JPY millions)
Item	Amount
Net sales		14,020
Cost of sales		7,679
Gross profit		6,341
Selling, general and administrative expenses		4,454
Operating income		1,886
Non-operating income
Interest income	0
Dividend income	0
Gains on liquidation of accrued royalties	22
Commission received	4
Others	3	31
Non-operating expenses
Interest paid	8
Equity method investment losses	0
Share exchange related expenses	54
Others	1	64
Ordinary income		1,853
Extraordinary income
Gains on reversal of stock acquisition rights	27
Others	2	29
Net income before tax adjustments		1,883
Corporate, local and business taxes	331
Income taxes-deferred	(104)	227
Net income		1,655
Net income attributable to non-controlling shareholders		―
Net income attributable to shareholders of parent company		1,655

20

Consolidated Statements of Changes in Shareholders’ Equity
(From April 1, 2016 to March 31, 2017)

	(JPY millions)
	Shareholders’ equity
	Amount of share capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of the fiscal year	1,000	557	995	(31)	2,521
Changes of items during the fiscal year
Net income attributable to shareholders of parent company			1,655		1,655
Acquisition of treasury stock				(0)	(0)
Net changes of items other than shareholders’ equity during the fiscal year
Total changes during the fiscal year	-	-	1,655	(0)	1,655
Balance at the end of the fiscal year	1,000	557	2,651	(32)	4,176

	Total accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Foreign currency translation adjustments	Accumulated remeasurement of defined benefit plans	Total accumulated other comprehensive income - Total	Stock acquisition rights	Total net assets
Balance at the beginning of the fiscal year	2	(175)	(25)	(198)	42	2,365
Changes of items during the fiscal year
Net income attributable to shareholders of parent company						1,655
Acquisition of treasury stock						(0)
Net changes of items other than shareholders’ equity during the fiscal year	0	0	(70)	(69)	(27)	(96)
Total changes during the fiscal year	0	0	(70)	(69)	(27)	1,558
Balance at the end of the fiscal year	3	(175)	(96)	(268)	15	3,923

21

Non-Consolidated Balance Sheet
(As of March 31, 2017)

		(JPY millions)
Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	7,615	Current liabilities	4,898
Cash and deposits	4,100	Notes payable	160
Trade accounts receivable	2,166	Trade accounts payable	801
Commercial products	358	Short-term loans	290
Products in progress	290	Current portion of long-term loans payable	284
Raw materials and inventory goods	44	Lease obligations	4
Advance payments	23	Accounts payable-other	1,062
Prepaid expenses	199	Accrued expenses	202
Deferred tax assets	50	Accrued royalties	1,698
Accounts receivable	302	Income taxes payable	181
Others	80	Advance received	22
Allowance for doubtful accounts	(1)	Deposit	69
Fixed assets	1,056	Reserve for sales returns	73
Tangible fixed assets	156	Others	47
Buildings	83	Fixed liabilities	633
Machinery and equipment	14	Long-term loans	160
Tools, devices and fixtures	53	Allowance for retirement benefits	426
Land	0	Asset retirement obligations	34
Leased assets	3	Other	12
Intangible fixed assets	108	Total liabilities	5,532
Software	104	(Net assets)
Leased assets	0	Shareholders’ equity	3,120
Others	4	Amount of share capital	1,000
Investment and other assets	791	Capital surplus	169
Investment securities	261	Other capital surplus	169
Investments in subsidiaries and affiliates	204	Retained earnings	1,982
Long-term loans receivable	30	Legal retained earnings	760
Claims provable in bankruptcy, rehabilitation and other	1	Other retained earnings	1,221
Long-term prepaid expenses	0	Treasury stock	(32)
Deferred tax assets	17	Valuation and translation adjustments	3
Long-term accounts receivable	46	Valuation difference on available-for-sale securities	3
Others	501	Stock acquisition rights	15
Allowance for doubtful accounts	(272)	Total net assets	3,139
Total assets	8,671	Total liabilities and net assets	8,671

22

Non-Consolidated Profit and Loss Statement
(From April 1, 2016 to March 31, 2017)

		(JPY millions)
Item	Amount
Net sales		13,159
Cost of sales		7,264
Gross profit		5,895
Selling, general and administrative expenses		4,763
Operating income		1,131
Non-operating income
Interest income	0
Dividend income	429
Commission received	77
Gains on liquidation of accrued royalties	22
Others	15	546
Non-operating expenses
Interest paid	8
Share exchange related expenses	54
Others	1	64
Ordinary income		1,613
Extraordinary income
Gains on reversal of stock acquisition rights	27
Others	2	29
Net income before taxes		1,643
Corporate, local and business taxes	96
Income taxes-deferred	(69)	26
Net income		1,617

23

Non-Consolidated Statements of Changes in Shareholders’ Equity
(From April 1, 2016 to March 31, 2017)

	(JPY millions)
	Shareholders’ equity
	Amount of share capital	Capital surplus
		Other capital surplus	Total capital surplus
Balance at the beginning of the fiscal year	1,000	169	169
Changes of items during the fiscal year
Net income
Acquisition of treasury stock
Net changes of items other than shareholders’ equity during the fiscal year
Total changes during the fiscal year	-	-	-
Balance at the end of the fiscal year	1,000	169	169

	Shareholders’ equity
	Retained earnings				Total
	Legal retained earnings	Other retained earnings	Total retained earnings	Treasury stock	shareholders’ equity
Balance at the beginning of the fiscal year	760	(395)	365	(31)	1,503
Changes of items during the fiscal year
Net income		1,617	1,617		1,617
Acquisition of treasury stock				(0)	(0)
Net changes of items other than shareholders’ equity during the fiscal year
Total changes during the fiscal year	-	1,617	1,617	(0)	1,616
Balance at the end of the fiscal year	760	1,221	1,982	(32)	3,120

	Valuation and translation adjustments
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments	Stock acquisition rights	Total net assets
Balance at the beginning of the fiscal year	2	2	42	1,548
Changes of items during the fiscal year
Net income				1,617
Acquisition of treasury stock				(0)
Net changes of items other than shareholders’ equity during the fiscal year	0	0	(27)	(26)
Total changes during the fiscal year	0	0	(27)	1,590
Balance at the end of the fiscal year	3	3	15	3,139

24

Audit Reports
Copy of Independent Accounting Auditor’s Report regarding Consolidated Financial Statements
May 11, 2017

To: The Board of Directors of Nippon Columbia Co., Ltd.

Ernst & Young ShinNihon LLC

Tetsuya Naito
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Koichiro Kitaike
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Report of Independent Auditors

In accordance with Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements (consolidated balance sheet, consolidated profit and loss statement, consolidated statement of changes in shareholders’ equity and notes to consolidated financial statements) for the consolidated fiscal year starting on April 1, 2016 and ending on March 31, 2017 of Nippon Columbia Co., Ltd. (the “Company”).

Management’s Responsibility for the Consolidated Financial Statements

The Company’s management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with the auditing standards generally accepted in Japan.  This includes the design and operation of such internal controls as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express, from our independent position, an opinion on these consolidated financial statements based on our audit.  We conducted our audits in accordance with auditing standards generally accepted in Japan.  Those standards require that we establish an audit plan and perform the audit on the basis of such plan to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts stated in and disclosures made in the consolidated financial statements.  The audit procedures are selected and applied according to the auditor’s judgment based on the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider the internal controls relevant to the preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Our audit includes the assessment of the accounting policies employed by management, methods of applying such accounting policies and estimates made by management, as well as the evaluation of the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position (assets, profit and loss) for the period covered by such consolidated financial statements of Nippon Columbia Co., Ltd. and its consolidated subsidiaries in conformity with the corporate accounting standards generally accepted in Japan.

Emphasis of Matter

As described in the additional information of the notes to consolidated financial statements, the Company resolved at the board of directors meeting held on March 28, 2017 to conduct a share exchange in order to make the Company a wholly-owned subsidiary of Faith and executed the Share Exchange Agreement on the same date.

The matter does not have an impact on our opinion.

Interests

There are no interests between the Company and us or our Managing Partners which are required to be indicated, pursuant to the Certified Public Accountant Law.

END

25

Copy of Independent Accounting Auditor’s Report
May 11, 2017

To: The Board of Directors of Nippon Columbia Co., Ltd.

Ernst & Young ShinNihon LLC

Tetsuya Naito
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Koichiro Kitaike
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Report of Independent Auditors

In accordance with Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements (balance sheet, profit and loss statement, statement of changes in shareholders’ equity and notes to non-consolidated financial statements) and their supporting documents for the 166th fiscal year starting on April 1, 2016 and ending on March 31, 2017 of Nippon Columbia Co., Ltd. (the “Company”).

Management’s Responsibility for the Financial Statements and Supporting Documents

The Company’s management is responsible for the preparation and fair presentation of these financial statements and supporting documents in accordance with the auditing standards generally accepted in Japan.  This includes design and operation of such internal controls as management determines is necessary to enable the preparation and fair presentation of the financial statements and their supporting documents free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express, from our independent position, an opinion on these financial statements and supporting documents based on the audits conducted by us.  We conducted our audits in accordance with auditing standards generally accepted in Japan.  Those standards require that we establish an audit plan and perform the audit on the basis of such plan to obtain reasonable assurance about whether the financial statements and their supporting documents are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and their supporting documents.  The audit procedures are selected and applied according to our judgment based on an assessment of the risks of material misstatement of the financial statements and their supporting documents, whether due to fraud or error.  In making those risk assessments, we consider the internal controls relevant to the preparation and fair presentation of the financial statements and their supporting documents in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls.  Our audit includes an assessment of the accounting policies employed by management, methods of applying such accounting policies and estimates made by management, as well as an evaluation of the overall presentation of the financial statements and their supporting documents.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit Opinion

In our opinion, the financial statements and supporting documents referred to above present fairly in all material respects, the financial position (assets, profit and loss) of the Company for the period covered by such financial statements in conformity with the corporate accounting standards generally accepted in Japan.

Emphasis of Matter

As described in the additional information of the notes to non-consolidated financial statements, the Company resolved at the board of directors meeting held on March 28, 2017 to conduct a share exchange in order to make the Company a wholly-owned subsidiary of Faith and executed the Share Exchange Agreement on the same date.

The matter does not have an impact on our opinion.

Interests

There are no interests between the Company and us or our Managing Partners which are required to be indicated, pursuant to the Certified Public Accountant Law.

END

26

Copy of Audit Report by the Audit & Supervisory Board

Audit Report

The Audit & Supervisory Board has discussed the audit reports prepared by each audit & supervisory board member regarding the Directors' execution of their duties during the 166th fiscal year (April 1, 2016 to March 31, 2017) and has prepared this Audit Report:

1. Method and Details of the Audit conducted by the Audit & Supervisory Board Members and the Audit & Supervisory Board
(1) The Audit & Supervisory Board determined the audit policy, division of duties and other matters.  In addition, the Audit & Supervisory Board received reports on the status and results of the audit by each Audit & Supervisory Board Member, as well as the status of the execution of duties by the Directors and the Independent Auditor, and requested further explanation where necessary.
(2) Each Audit & Supervisory Board Member complied with the audit standards for the board members prescribed by the Audit & Supervisory Board, the audit policy and the division of duties and other matters. They also communicated with Directors, the internal audit office and other employees, collected information and maintained an environment for audit while carrying out the audit. The following method was used in the audit.
(i) Each Audit & Supervisory Board Member attended board meetings and other important meetings, received reports from Directors, employees and other relevant persons regarding the status of execution of their duties, requested further explanation where necessary, inspected minutes, records documenting material decisions and other relevant documents, and examined the status of the Company’s business and assets.  With regard to subsidiaries, we communicated and exchanged information with directors, auditors and other relevant persons, and requested the business report from those subsidiaries where necessary.
(ii) We also received regular reports from Directors, employees and other persons on the status of establishment and operation of the company's system, and that of the business group comprised of its subsidiaries, to ensure that the Directors' execution of duties complies with applicable laws and the Articles of Incorporation, as described in the Business Report. We also received the board resolution concerning the establishment of a system provided in Article 100, Paragraphs 1 and 3 of the enforcement regulations of the Companies Act, which is required in order to ensure that the business is conducted appropriately by the joint stock corporation, and the system established based on said resolution (internal control system). In addition, we requested further explanations where necessary and expressed our opinion.
(iii) We also monitored and reviewed the Independent Auditor's independence and whether the Independent Auditor conducts an appropriate audit. We also received reports on the status of execution of duties from the Independent Auditor and requested further explanation where necessary. In addition, we received a notice from the Independent Auditor stating that it has established “a system to ensure that the business is properly conducted” (as indicated in each item of Article 131 of the Corporate Calculation Regulation) in accordance with the Quality Control Standards for Audit (Business Accounting Deliberation Council, October 28, 2005), and requested further explanation where necessary.

Based on the above method, we reviewed the business report and supporting documents, financial statements (balance sheet, profit and loss statement, statement of changes in net assets, and notes to non-consolidated financial statements) and their supporting documents, and consolidated financial statements (consolidated balance sheet, consolidated profit and loss statement, consolidated statement of changes in net assets, and notes to consolidated financial statements) for the subject fiscal year.

27

2.	Result of audit
	(1)	Results of audit on business report and supporting documents
(i) We confirm that the business report and supporting documents represent fairly the status of the Company in accordance with applicable laws and the Articles of Incorporation.
(ii) There are no improper actions or other material events which violate applicable laws or the Articles of Incorporation in relation to the execution of the Directors’ duties.
(iii)
We confirm that the resolution of the board concerning the internal control system is appropriate.  There are no matters to point out with regard to the descriptions of the Business Report and the Directors’ execution of duties in relation to the internal control system.

	(2)	Results of audit of financial statements and supporting documents
We confirm that the method and results of audit by the Independent Auditor, Ernst & Young ShinNihon LLC, are appropriate.

	(3)	Results of audit of consolidated financial statements
We confirm that the method and results of audit by the Independent Auditor, Ernst & Young ShinNihon LLC, are appropriate.

May 15, 2017

Audit & Supervisory Board of Nippon Columbia Co., Ltd.
Susumu Nagayoshi, Full-time Audit & Supervisory Board Member (seal)
Takako Sugaya, Audit & Supervisory Board Member (seal)
Kiyoshi Honda, Outside Audit & Supervisory Board Member (seal)
Shigeyuki Mito, Auditor Outside Audit & Supervisory Board Member (seal)

END

28

Nippon Columbia Co., Ltd.

166th Business Report

166th Shareholders News

(From April 1, 2016 to March 31, 2017)

29

Company/Stock Information (as of March 31, 2017)

Company profile

Trade name:	Nippon Columbia Co., Ltd.
(Securities Code: 6791; listed on the First Section of the Tokyo Stock Exchange)

Address:	1-40, Toranomon 4-chome, Minato-ku, Tokyo

Incorporated:	October 1, 1910

Business areas:	Production of music works, management of music artists, etc.

Stock information

Total number of authorized shares:	50,000,000 shares

Total number of issued shares:	13,512,870 shares

Number of shareholders:	8,793

Notes to shareholders

Fiscal year:	From April 1 of each year to March 31 of the next year

Annual Shareholders Meeting:	Annually held in June

Record dates:	For Annual Shareholders Meeting	March 31 of each year
	For year-end dividend	March 31 of each year
	For interim dividend	September 30 of each year
or another date to be fixed upon prior public notice, as necessary

Method of public notice:	By posting on the Company’s website at: http://columbia.jp/company/

Administrator of shareholders’ register and account management institution of special accounts:	Sumitomo Mitsui Trust Bank, Limited 4-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Administrative office of administrator of shareholders’ register :	Stock Transfer Agency Business Planning Department Sumitomo Mitsui Trust Bank, Limited 4-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Postal address:	Stock Transfer Agency Business Planning Department Sumitomo Mitsui Trust Bank, Limited 8-4, Izumi 2-chome, Suginami-ku, Tokyo 168-0063

Phone:	0120-782-031

Website:	http://www.smtb.jp/personal/agency/

Stock listing:	Tokyo Stock Exchange

30

Internet Disclosure Items for
Notice of 166th Annual Shareholders Meeting

Notes to the Consolidated Financial Statements

Articles of Incorporation of Faith, Inc.

Financial Statements and Other Statutory Documents of Faith, Inc. for the Latest Fiscal Year

 (From April 1, 2016 to March 31, 2017)

Nippon Columbia Co., Ltd.

The following documents are provided to shareholders on the Company’s website (http://columbia.jp/company/) pursuant to laws and regulations, and the articles of incorporation of the Company.

Notes to the Consolidated Financial Statements

◆	Notes on material matters constituting the basis for preparation of the Consolidated Financial Statements

1.	Scope of consolidation

	(1)	Number of consolidated subsidiaries and names of major consolidated subsidiaries
		・	Number of consolidated subsidiaries:	5
		・	Names of major consolidated subsidiaries:	Columbia Marketing Co., Ltd. Columbia Songs, Inc.

	(2)	Non-consolidated subsidiaries		N/A

2.	Application of equity method

	(1)	Number and names of non-consolidated subsidiaries or affiliates accounted for by the equity method
		・	Number of affiliates accounted for by the equity method:	2
		・	Company names
Future RECORDS, Inc.
TYMS PROJECT, Inc.
TYMS PROJECT, Inc. has been included in the scope of the equity method since the start of the latest consolidated fiscal year, following the acquisition by the Company of shares in TYMS PROJECT, Inc. on December 28, 2016.

	(2)	Non-consolidated subsidiaries or affiliates not accounted for by the equity method
N/A

3.	Fiscal years of consolidated subsidiaries

The fiscal year of each consolidated subsidiary is the same as the consolidated fiscal year.

4.	Accounting policies

	(1)	Assets valuation standards and methods

		(i)	Valuation standards and methods for securities
Other marketable securities
		・	Securities with market prices:
Market value method based on the market prices as at the consolidated fiscal year-end, etc. (valuation differences are recorded in the Net assets section (direct net asset adjustment method), and the cost of marketable securities sold is calculated using the moving average method)

		・	Securities without market prices:	Cost method based on the moving average method

		(ii)	Inventories valuation standards and methods
		・	Commercial products:	Mainly cost method based on the first-in first-out method (values on the Consolidated Balance Sheet are subject to the book value reduction method based on declining profitability)

		・	Products in progress, raw materials and inventory goods:	Mainly cost method based on the periodic average method (values on the Consolidated Balance Sheet are subject to the book value reduction method based on declining profitability)

(2)	Depreciation methods for depreciable assets

	(i)	Tangible fixed assets (excluding leased assets)	Straight-line method
(Useful lives generally used)
		Buildings and structures:	15 to 18 years

	(ii)	Intangible fixed assets (excluding leased assets)	Straight-line method Software for internal use is amortized by the straight-line method mainly over five years, the estimated useful life of software.

	(iii)	Leased assets
		Leased assets related to finance lease transactions other than those that are expected to transfer ownership of the assets to the lessee	Straight-line method wherein the lease period is regarded as the service life and the residual value is regarded as zero.

(3)	Accounting standards for allowances

	(i)	Allowance for doubtful accounts
To cover losses from uncollectable receivables, the Company’s group makes provisions for the estimated uncollectable amounts, based on the historical credit loss ratio for general receivables, and taking into account analysis of individual collectability for doubtful and other similar specific receivables.

	(ii)	Reserve for sales returns	To cover losses from future returns, the Company’s group makes a provision for the estimated amount of loss from returns based on the historical rate of returns to total sales.

(4)	Accounting methods for retirement benefits

	(i)	Accounting method to attribute the estimated retirement benefits to periods	In calculating the retirement benefit obligations, the straight-line basis is used to attribute the estimated retirement benefits to the periods until the end of the latest consolidated fiscal year.

	(ii)	Accounting method for actuarial gains and losses and prior service costs
Prior service costs are amortized from the consolidated fiscal year of the occurrence of such costs by the straight-line method over a certain period (three years) not exceeding the average remaining service years of employees.

Actuarial gains and losses are amortized from the consolidated fiscal year following the year in which the gain or loss is recognized by the straight-line method over a certain period (five years) not exceeding the average remaining service years of employees at the time of recognition.

(5)	Standards for translation of significant foreign currency assets and liabilities into Japanese yen

Financial assets and liabilities denominated in foreign currencies are translated into Japanese yen on the basis of the consolidated year-end spot exchange rate, and any translation differences are reported in profit or loss for the relevant consolidated fiscal year. Assets and liabilities of overseas subsidiaries, etc. are translated into Japanese yen on the basis of the consolidated year-end spot exchange rate, and their revenues and expenses are translated into Japanese yen at the average rates for the fiscal year, while any translation differences are recorded as foreign currency translation adjustments under the Net assets section.

(6)	Other material matters constituting the basis for preparation of the consolidated financial statements

	(i)	Accounting for consumption taxes	Consumption taxes and local consumption taxes are accounted for by the tax exclusion method.

	(ii)	Application of the consolidated tax return system	The consolidated tax return system has been applied.

◆	Additional information

(Execution of a share exchange agreement)
The Company and Faith, Inc. (“Faith”) resolved at their respective boards of directors meetings held on March 28, 2017 to conduct a share exchange (the “Share Exchange”) in order to make the Company a wholly-owned subsidiary of Faith and executed a share exchange agreement between the companies (the “Share Exchange Agreement”) on the same date.

1.	Purpose of the Share Exchange

In a rapidly changing business environment, the Company and Faith aim to centralize their capital and integrate their businesses and efficiently capitalize on their technologies and human resources. The Share Exchange will allow the two companies to proactively make investments necessary to introduce new business approaches to both the user base and contents creators, including artists, without missing opportunities and to create new services and new markets more than ever. This is expected to enable the two to further enhance their respective corporate values.

2.	Outline of the Share Exchange

(1) Schedule for the Share Exchange

Date of execution of the Share Exchange Agreement (the Company and Faith)	March 28, 2017
Date of annual shareholders meeting to approve the Share Exchange Agreement (the Company)	June 23, 2017 (scheduled)
Date of annual shareholders meeting to approve the Share Exchange Agreement (Faith)	June 29, 2017 (scheduled)
Final trading date (the Company)	July 26, 2017 (scheduled)
Delisting date (the Company)	July 27, 2017 (scheduled)
Scheduled date of the Share Exchange (effective date)	August 1, 2017 (scheduled)

(2) Details of the allotment in the Share Exchange
	Faith	The Company
Allotment ratio in the Share Exchange	1	0.59
Number of shares to be delivered under the Share Exchange	3,900,834 shares of the common stock of Faith (scheduled)

(Note 1)
Allotment ratio in the Share Exchange
For each share of the stock of the Company, 0.59 shares of the common stock of Faith will be allotted and delivered. The share exchange ratio may be subject to change following consultation between Faith and the Company upon the occurrence of any material change to any of the conditions used as the basis of calculation, pursuant to the Share Exchange Agreement.

(Note 2)
Number of shares to be delivered under the Share Exchange
Upon the Share Exchange, Faith will deliver to each shareholder of the Company (excluding Faith) as of the time immediately before the acquisition by Faith of all of the Company’s stock (excluding the shares held by Faith) through the Share Exchange, in exchange for the Company’s stock held by the relevant shareholder, the number of shares of the Faith stock equal to the number obtained by multiplying the total number of the relevant holder’s shares of the Company’s Stock by 0.59.

(3) Basis of the calculation for allotment related to the Share Exchange

For the purpose of calculating the share exchange ratio, the Company appointed PLUTUS CONSULTING Co., Ltd. as a third-party valuation institution, and Iwata Godo as a legal adviser. Faith appointed Nomura Securities Co., Ltd. as a third-party valuation institution and Anderson Mori & Tomotsune as a legal adviser.

PLUTUS CONSULTING Co., Ltd. calculated the share exchange ratio with comprehensive consideration given to the average market price analysis, the comparable company analysis and the DCF analysis that it had adopted for both the Company and Faith.

Nomura Securities Co., Ltd. calculated the share exchange ratio with comprehensive consideration given to the average market price analysis and the DCF analysis that it had adopted for both the Company and Faith.

The parties determined the share exchange ratio through consultation by reference to the valuation results as well as their respective legal advisers’ advice.

(4) Measures to avoid conflicts of interest

The Company established a third-party committee consisting of outside experts who are independent of the Company and Faith with the objective of preventing the Share Exchange from being consummated on terms that are disadvantageous to the Company’s minority shareholders. The Company referred to the third-party committee the issue of whether or not the Company’s consent to the Share Exchange would be disadvantageous to the Company’s minority shareholders. The Company received from the third-party committee a report stating that the Company’s consent to the Share Exchange would not be disadvantageous to the Company’s minority shareholders based on the explanation on the procedural measures to avoid conflicts of interest, the valuation results and other materials that the third-party committee had examined.

◆	Notes on Consolidated Balance Sheet

Accumulated depreciation of tangible fixed assets	JPY 1,188 million

◆	Notes on the Consolidated Statements of Changes in Shareholders’ Equity

1.	Class and total number of issued and outstanding shares as of the end of the latest consolidated fiscal year
Common stock	13,512,870 shares

2.	Matters concerning dividends
Not applicable.

3.
Class and number of shares underlying the stock acquisition rights (excluding those for which the first day of the exercise period has not yet arrived) as of the end of the latest consolidated fiscal year

Common stock	22,000 shares

◆	Notes on financial instruments

1.	Matters concerning status of financial instruments

(1)	Policy on dealing in financial instruments

The Company’s group limits its fund management activities to short-term deposits and the like, and raises funds through borrowings from banks and other financial institutions.

(2)	Types of financial instruments and associated risks

Accounts and notes receivable are exposed to customers’ credit risks.  Investment securities, mainly comprising stocks of business partners held for business or capital alliance purposes, are exposed to the risk of market price fluctuations.

Trade notes and accounts payable, and accounts payable - other are due within one year.  Loans, principally intended for the purpose of working capital, are due for repayment within three years.  Lease obligations arise primarily to fund capital investments and to raise working capital, and are due within one year.

(3)	Systems to manage risks associated with financial instruments

(i)	Management of credit risk (customers’ default risk)
The Company’s group conducts maturity management and balance management on a customer-by-customer basis through periodical monitoring of the status of principal business partners.  Thus, the Company’s group seeks to quickly determine and mitigate any concern on the collection of receivables due to the deterioration of customers’ financial conditions or other circumstances.

(ii)	Management of market risk
The Company’s group periodically assesses the market value of its investment securities and the issuers’ financial conditions, among other points to be checked.

(iii)	Management of financing-related liquidity risk (the risk of missing due dates)
The Company’s group manages its liquidity risks by identifying its funding requirements in a timely manner and maintaining liquidity at hand.

(4)	Supplementary explanation of the market prices of financial instruments
Market values of financial instruments are based on market prices and prices reasonably calculated, if there is no market price available.  As certain variables are factored in the calculation of such values, the resulting amounts may vary when different premises or assumptions are adopted.

2.	Matters concerning market values or prices of financial instruments

The table below shows the amounts reported on the Consolidated Balance Sheet and the market values of financial instruments, and their differences as of March 31, 2017 (the latest consolidated fiscal year-end date).  Please note that the table does not include the figures for certain financial instruments whose market values are extremely difficult to determine (see (Note 2)).

(JPY millions)
		Amount reported on the consolidated balance sheet	Market value	Difference
(1)	Cash and deposits	5,927	5,927	―
(2)	Accounts and notes receivable	1,765
	Allowance for doubtful accounts (*2)	(3)
		1,762	1,762	―
(3)	Investment securities
	Other marketable securities	9	9	―
(4)	Long-term accounts receivable	66
	Allowance for doubtful accounts (*2)	(66)
		―	―	―
(5)	Trade notes and accounts payable (*1)	(989)	(989)	―
(6)	Short-term loans (*1)	(290)	(290)	―
(7)	Current portion of long-term loans payable (*1)	(284)	(284)	―
(8)	Lease obligations (short-term) (*1)	(4)	(4)	―
(9)	Accounts payable - other (*1)	(824)	(824)	―
(10)	Accrued royalties (*1)	(1,791)	(1,791)	―
(11)	Income taxes payable (*1)	(231)	(231)	―
(12	Long-term loans (*1)	(160)	(158)	1

(*1)	These items are recorded in the Liabilities section.
(*2)	Allowances for doubtful accounts provided for accounts and notes receivable and for long-term accounts receivable have been deducted.

(Note 1)	Matters concerning methods of calculation of market values of financial instruments and concerning marketable securities
(1)
Cash and deposits, and (2) Accounts and notes receivable
As these are settled within a short period of time and their market values are almost equal to their book values, their market values are based on their book values.

(3)	Investment securities Market values of stocks are based on their prices on exchanges.

(4)	Long-term accounts receivable Their market values are calculated based on their estimated recoverable amount.

(5)
Trade notes and accounts payable, (6) Short-term loans, (7) Current portion of long-term loans payable, (8) Lease obligations (short-term), (9) Accounts payable - other, (10) Accrued royalties and (11) Income taxes payable
As these are settled within a short period of time and their market values are almost equal to their book values, their market values are based on their book values.

(12)
Long-term loans
The market value of each such loan is calculated based on its present value, which is obtained by discounting the sum of its principal and interest by the rate assumed to be applied if the same loan were to be newly taken.

(Note 2)
Unlisted stocks (the amount reported on the Consolidated Balance Sheet:  JPY 261 million) are not included in “(3) Investment securities and other marketable securities.”  The reasons for this are that there are no market prices for them, that it is impracticable to estimate their future cash flows, and that their actual cash value is not readily determinable.

◆	Notes on per share information
1.	Net assets per share	JPY 289.76
2.	Net income per share	JPY 122.77

Articles of Incorporation
(Last amendment: June 26, 2015)

Faith, Inc.

CHAPTER 1. GENERAL PROVISIONS

Article 1.          (Trade Name)

The name of the Company shall be “Kabushiki Kaisha Faith,” and in English “Faith, Inc.”

Article 2.          (Purpose)

The purpose of the Company shall be to engage in the following business activities:

(1)	Design, development, licensing, sale, operation, maintenance and consulting of computer software and computer network system;

(2)	Purchase, manufacture and sale of computers, its peripherals, office equipment, communication devices, electronic audio devices and musical instruments;

(3)	Development, and licensing of and consulting on content distribution technology;

(4)	Acquisition, implementation, maintenance and licensing of industrial property rights and know-how;

(5)	Production, use, distribution, sale and licensing of movies, videos, music, software and data, and development of usage of copyrights for such works;

(6)	Planning, manufacture, sale and licensing of master disks (including CDs, video tapes, etc.) and other media related to movies, videos and music;

(7)	Acquisition, transfer, lease and management of property rights, such as copyrights related to movies, videos and music;

(8)	Planning and production of entertainment businesses such as music;

(9)	Training and management of artists;

(10)	Publishing business (including electric publishing business) of music scores and books, etc.;

(11)	Planning and development characters and licensing of designs;

(12)	Distribution of games via the Internet;

(13)	Planning and sale of cosmetics, aesthetic and/or healthcare products;

(14)	Planning and sale of health and beauty foods, including store management of such foods;

(15)	Planning and sale of groceries, health supplements and drinks;

(16)	Management, operation and distribution of medical and healthcare information via the Internet and/or mobile devices;

(17)	Planning and execution of events, such as workshops and lectures, related to medical and healthcare;

(18)	Sale and leasing of medical and healthcare products, including nursing care products;

(19)	Mail order business;

(20)	E-commerce (sales of goods via the Internet, etc.);

(21)	Fee-charging employment placement business and labor dispatch business;

(22)	Investment for business, loan of money, debt guarantee, management consulting and undertaking of business activities, necessary for the operation of the Company;

(23)	Advertising agency business;

(24)	Operation and administration of showrooms, auditoriums and culture lessons;

(25)	Issue, sale and administration of loyalty and/or prepaid e-money cards for members only;

(26)	Real estate leasing;

(27)
Administration of and consulting for our subsidiary companies, including management, finance and accounting, personnel and labor relations, public relations, legal and intellectual properties affairs, general affairs and undertaking of activities related thereto; and

(28)	Any other business activities incidental or related to each of the foregoing items.

Article 3.          (Location of Head Office)

The Company shall have its head office in Kyoto, Japan.

Article 4.          (Organizations)

The Company shall have the following organizations in addition to General Meeting of Shareholders and Directors:

(1)	Board of Directors;

(2)	Audit & Supervisory Board Members;

(3)	Audit & Supervisory Board; and

(4)	Accounting Auditors.

Article 5.          (Method of Public Notices)

The method of public notices of the Company shall be electronic public notices; provided, however, that if the Company is unable to issue an electronic public notice due to an accident or any other unavoidable reason, public notices of the Company shall be issued in The Nihon Keizai Shimbun (“The Nikkei”).

CHAPTER 2. SHARES

Article 6.          (Total Number of Shares Authorized to be Issued)

The total number of shares authorized to be issued by the Company shall be nineteen million nine hundred thousand (19,900,000) shares.

Article 7.          (Number of Shares Constituting One Share Unit)

The number of shares constituting one share unit shall be one hundred (100) shares.

Article 8.          (Rights with respect to Shares Constituting Less Than One Share Unit)

No Shareholder of the Company may exercise rights with respect to shares constituting less than one share unit other than those specified in the following sections:

(1)	The right listed in each item of Article 189, Paragraph 2 of the Companies Act;

(2)	The right to make a request provided for in Article 166, Paragraph 1 of the Companies Act;

(3)	The right to receive allotment of offered shares and stock options in accordance with the number of shares held by the shareholder; and

(4)	The right to make a request provided for in the following article.

Article 9.          (Additional Purchase of Shares Constituting Less Than One Share Unit)

A shareholder with shares constituting less than one share unit, in accordance with the provisions of the Share Handling Regulations, may make a request to the Company for sale of such number of shares which will, together with the number of shares constituting less than one share unit held by such shareholder, constitute one share unit.

Article 10.          (Acquisition of Treasury Shares)

The Company may, by a resolution of the Board of Directors, acquire its own shares through transactions in a stock market, etc., pursuant to Article 165, Paragraph 2 of the Companies Act.

Article 11.          (Shareholder Registry Administrator)

1.	The Company shall appoint a shareholder registry administrator.

2.	The shareholder registry administrator and its business office shall be designated by a resolution of the Board of Directors, and public notice thereof shall be given.

3.
The preparation and maintenance of the shareholder registry and share option registry of the Company, and any other business with respect to the shareholder registry and share option registry of the Company shall be entrusted to the shareholder registry administrator and shall not be handled by the Company.

Article 12.          (Share Handling Regulations)

The handling relating to shares of the Company shall be governed by the Share Handling Regulations adopted by the Board of Directors, in addition to laws and regulations or these Articles of Incorporation.

CHAPTER 3. GENERAL MEETING OF SHAREHOLDERS

Article 13.          (Convocation)

The Ordinary General Meeting of Shareholders of the Company shall be convened within three (3) months from the day immediately following the last day of a business year, and an Extraordinary General Meeting of Shareholders of the Company shall be convened when necessary.

Article 14.          (Record date of the Ordinary General Meeting of Shareholders)

The record date for voting rights at the Ordinary General Meeting of Shareholders of the Company shall be March 31 each year.

Article 15.          (Person to Convene a General Meeting of Shareholders and Chairperson)

1.
The President and Director shall convene a General Meeting of Shareholders and act as the chairperson thereof, based on a resolution of the Board of Directors, unless otherwise provided by laws and regulations.

2.
In the event that the President and Director is unable to act, another Director, determined in accordance with an order of succession previously determined by a resolution of the Board of Directors, shall act in place of the President and Director.

Article 16.          (Internet Disclosure of Reference Documents, etc. for the General Meeting of Shareholders and Deemed Provision)

The Company shall be deemed to have provided the shareholders with the necessary information with respect to the matters to be mentioned or displayed in the reference documents for a General Meeting of Shareholders, business reports, financial statements and the consolidated financial statements, by disclosing such information via the Internet in accordance with the Ordinance of the Ministry of Justice.

Article 17.          (Method of Adopting Resolutions)

1.
Except as otherwise provided by laws and regulations or by these Articles of Incorporation, all resolutions of a General Meeting of Shareholders shall be adopted by a majority of the voting rights of the shareholders present and entitled to exercise their voting rights.

2.
Resolutions pursuant to Article 309, Paragraph 2 of the Companies Act shall be adopted by not less than two-thirds (2/3) of the voting rights of the shareholders present at such General Meeting of Shareholders who hold shares not less than one-third (1/3) of the voting rights of all shareholders entitled to exercise their voting rights.

Article 18.          (Exercise of Voting Rights by Proxy)

1.	A shareholder may exercise his/her voting rights by proxy who shall be another shareholder of the Company with voting rights.

2.	A shareholder or his/her proxy in the previous paragraph shall file with the Company a document evidencing his/her authority of representation at each General Meeting of Shareholders.

CHAPTER 4. DIRECTORS AND BOARD OF DIRECTORS

Article 19.          (Number of Directors)

The number of Directors of the Company shall not exceed ten (10).

Article 20.          (Election of Directors)

1.	Directors shall be elected at a General Meeting of Shareholders.

2.
Resolutions for the election of Directors shall be adopted by a majority of the voting rights of the shareholders present at such General Meeting of Shareholders who hold shares not less than one-third (1/3) of the voting rights of all shareholders entitled to exercise their voting rights.

3.	Resolutions for the election of Directors shall not be made by cumulative voting.

Article 21.          (Term of Office)

1.
The term of office of Directors shall expire at the conclusion of the Ordinary General Meeting of Shareholders held with respect to the last business year ending within two (2) years after their election.

2.
The term of office of a Director elected to increase the number of Directors or to fill a vacancy of a Director prior to the expiration of his/her term of office shall be the same as the remaining term of office of the other Directors then in office.

Article 22.          (Representative Directors and Executive Directors)

1.	The Board of Directors shall, by its resolution, appoint a Representative Director.

2.
The Board of Directors shall, by its resolution, appoint one (1) President and Director, and may appoint one (1) or a few Executive Vice Presidents and Directors, Executive Directors and Senior Managing Directors among the Directors.

Article 23.          (Person to Convene the Board of Directors and Chairperson)

1.	The President and Director shall convene a meeting of the Board of Directors and act as the chairperson thereof, unless otherwise provided by laws and regulations.

2.
In the event that the President and Director is unable to act, another Director, determined in accordance with an order of succession previously determined by a resolution of the Board of Directors, shall act in place of the President and Director.

Article 24.          (Notice of Meetings of the Board of Directors)

Notice of a meeting of the Board of Directors shall be given to each Director and each Audit & Supervisory Board Member at least three (3) days prior to the meeting; provided, however, that in case of urgency, such period may be shortened.

Article 25.          (Resolution of the Board of Directors)

Resolutions of the Board of Directors shall be adopted by a majority of the Directors present at a meeting where the majority of the Directors are present.

Article 26.          (Omission of Resolution by the Board of Directors)

If all of the Directors indicate their consent in writing or in electronic form, the Company may deem such indication to be the resolution of the Board of Directors adopting a proposal, unless an Audit & Supervisory Board Member has stated his/her objection to that proposal.

Article 27.          (Board of Directors Regulations)

The matters concerning the Board of Directors shall be governed by the Board of Directors Regulations established by the Board of Directors, in addition to laws and regulations or these Articles of Incorporation.

Article 28.          (Limitation of Liabilities of Directors)

1.          Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Board of Directors, exempt Directors (including persons who were Directors) from their liabilities under in Article 423, Paragraph 1 of the same Act, to the extent permitted by law.

2.          Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding Executive Directors, etc.) which limit their liabilities under in Article 423, Paragraph 1 of the same Act; provided, however, that the limitation of liabilities based on the agreements shall be restricted to the minimum amount stipulated in laws and regulations.

CHAPTER 5. AUDIT & SUPERVISORY BOARD MEMBER AND AUDIT & SUPERVISORY BOARD

Article 29.          (Number of Audit & Supervisory Board Members)

The number of Audit & Supervisory Board Members of the Company shall not exceed four (4).

Article 30.          (Election of Audit & Supervisory Board Members)

1.          Audit & Supervisory Board Members shall be elected at a General Meeting of Shareholders.

2.          Resolutions for the election of Audit & Supervisory Board Members shall be adopted by a majority of the voting rights of the shareholders present at such a General Meeting of Shareholders who hold shares not less than one-third (1/3) of the voting rights of all shareholders entitled to exercise their voting rights.

Article 31.          (Term of Office)

1.          The term of office of Audit & Supervisory Board Members shall expire at the conclusion of the Ordinary General Meeting of Shareholders held with respect to the last business year ending within four (4) years after their election.

2.          The term of office of an Audit & Supervisory Board Member elected to fill a vacancy of an Audit & Supervisory Board Member prior to the expiration of his/her term of office shall be the same as the term of office of his/her predecessor would have expired.

3.          The effective term of the resolution for election of a substitute Audit & Supervisory Board Member under Article 329, Paragraph 2 of the Companies Act shall expire at the beginning of the Ordinary General Meeting of Shareholders held with respect to the last business year ending within four (4) years after his/her election.

4.          The term of office of such Audit & Supervisory Board Member assumed by a substitute Audit & Supervisory Board Member in the previous paragraph shall be the same as the term of office of his/her predecessor would have expired.

Article 32.          (Full-time Audit & Supervisory Board Members)

Full-time Audit & Supervisory Board Members shall be appointed by a resolution of the Audit & Supervisory Board.

Article 33.          (Notice of Meetings of the Audit & Supervisory Board)

Notice of a meeting of the Audit & Supervisory Board shall be sent to each Audit & Supervisory Board Member at least three (3) days prior to the meeting; provided, however, that in case of urgency, such period may be shortened.

Article 34.          (Resolution of the Audit & Supervisory Board)

Resolutions of the Audit & Supervisory Board shall be adopted by a majority of the Audit & Supervisory Board Members, unless otherwise provided by laws and regulations.

Article 35.          (Audit & Supervisory Board Regulations)

The matters concerning the Audit & Supervisory Board shall be governed by the Audit & Supervisory Board Regulations established by the Audit & Supervisory Board, in addition to laws and regulations or these Articles of Incorporation.

Article 36.          (Limitation of Liabilities of Audit & Supervisory Board Members)

1.          Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Audit & Supervisory Board, exempt Audit & Supervisory Board Members (including persons who were Audit & Supervisory Board Members) from their liabilities under in Article 423, Paragraph 1 of the same Act, to the extent permitted by law.

2.          Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Audit & Supervisory Board Members which limit their liabilities under in Article 423, Paragraph 1 of the same Act; provided, however, that the limitation of liabilities based on the agreements shall be restricted to the minimum amount stipulated in laws and regulations.

CHAPTER 6. ACCOUNTS

Article 37.          (Business Year)

The business year of the Company shall be one-year from April 1 of each year and to March 31 of the following year.

Article 38.          (Year-end Dividend)

The Company may, by a resolution of an Ordinary General Meeting of Shareholders, distribute a year-end dividend to the shareholders or registered pledgees of shares whose names appeared on the shareholder registry as of March 31 each year.

Article 39.          (Interim Dividend)

The Company may, by a resolution of the Board of Directors, distribute an interim dividend to the shareholders or registered pledgees whose names appeared on the shareholder registry as of September 30 each year.

Article 40.          (Expiration Period for Distribution of Dividend)

If assets to be distributed as a dividend are cash, the Company shall be exempt from its obligation to pay any cash dividends which remain unclaimed for a period of three (3) years or more from the first payable date.

END

Established:  October 9, 1992

Amended:	September 17, 1997	December 27, 1999	February 7, 2000
	June 29, 2000	June 21, 2001	January 7, 2002
	June 27, 2002	June 27, 2003	May 20, 2004
	June 29, 2004	June 29, 2005	September 26, 2005
	June 29, 2006	June 28, 2007	June 27, 2008
	June 26, 2009	June 29, 2011	June 28, 2012
	June 27, 2013	June 26, 2015

Faith, Inc. (the “Company”)

Business Report for the 25th Term

(April 1, 2016 to March 31, 2017)

1.	Current status of the Faith Group (the “Group”)

(1)	Status of business in the latest consolidated fiscal year (the “Fiscal Year”)

(i)	Progress and results of business

In the domestic information and communication sector, smartphones and tablet-type multi-function terminals are growing more and more popular, while feature phones are decreasing in number.  As a result of this trend, the average number of users accessing Internet via smartphones is continuing to increase.  During the period from October to December 2016, the number of such users reached 58.97 million, which is an increase of 13% compared to the same period in the previous year (*1).  Hence, it continues to be necessary for the Company to transform its services in relation to the shift to smartphones.

As for the music content market, the net sales of music software in the domestic market decreased slightly to JPY 298.5 billion in 2016.  The sales of paid music downloads, which totaled JPY 52.9 billion, increased by 12% compared to the same period in the previous year (*2), and the sales of subscription services, which offer unlimited music downloads for a fixed monthly fee, exceeded the single-track (piece-by-piece download) sales for the first time.  The environment for enjoying music is thus changing, and it is becoming increasingly important for the Company to continue to quickly be able to provide services in accordance with consumer preferences and lifestyles.

*1:  Nielsen Co., Ltd. “DIGITAL TRENDS 2016”
*2:  The Recording Industry Association of Japan “Japanese Music Industry 2017”

The Company has been engaged in the digital distribution of content since its foundation and to meet the demands of the changing environment, the Company continues to promote its “multi-content and multi-device strategy (the creation of an environment for enjoying various content when and where they are needed)” and to make efforts to develop new services in response to the changing market environment.  The Company’s efforts include developing a platform for gathering and organizing information from the flood of information on the Internet, adding value to such information and presenting the information to the users.

In addition, as of March 1, 2017, the Company acquired a majority of the shares of DREAMUSIC Inc. and welcomed the company into the Group.  DREAMUSIC Inc. is a major label established in 2001 and is a member of the Recording Industry Association of Japan.  DREAMUSIC Inc. has produced many leading J-POP artists, including Yuzo Kayama, Ryoko Moriyama, Lisa Ono, Funky Monkey Babys and Ayaka Hirahara.  It also has an animation label “Feel Mee,” especially the animation “The Prince of Tennis II,” which attracts a lot of fans.  This business alliance will create synergies for the artist platform project that the Group is working on, as well as for other parts of the business, such as the nurture and development of artists, production of musical compositions and advertising and sales.

In terms of the Group’s performance for the Fiscal Year, although the sales of existing distribution services, which is a major part of the overall sales, is on a declining trend, the launch of new services adapted to the market environment and the steady performance of Nippon Columbia Co., Ltd. which is the Company’s consolidated subsidiary, contributed to net sales of JPY 20,795 million, which is an increase of 3.1% compared to the same period in the preceding fiscal year.  Further, the operating income totaled JPY 1,757 million, an increase of 14.6% compared to the same period in the preceding fiscal year, the ordinary income totaled JPY 1,539 million, an increase of 0.6% compared to the same period in the preceding fiscal year, and the net income attributable to shareholders of the parent company totaled JPY 571 million, which is a decrease of 11.5% compared to the same period in the preceding fiscal year.

Also, as of March 28, 2017, a share exchange between the Company and Nippon Columbia Co, Ltd., whereby the Company will become the wholly-owning parent company and Nippon Columbia Co, Ltd. will become the wholly-owned subsidiary company, was approved by a resolution of the board of directors of both companies, and the companies entered into a share exchange agreement.  The share exchange is scheduled to be carried out following the approval of the share exchange agreement by the resolution of the shareholders meetings to be held by the Company on June 29, 2017 and by Nippon Columbia Co., Ltd. on June 23, 2017.  The Company believes that making Nippon Columbia Co., Ltd. its wholly-owned subsidiary would further enhance the Faith Group’s creativity, which is needed for coping with this period of transformation in the music industry.  In addition, the Company believes that the share exchange would not only contribute to increasing the corporate value of Nippon Columbia Co., Ltd. but would also be highly beneficial for increasing the corporate value of the Faith Group as a whole.

The performance of each of the Group’s segments is as described below.  Please note that, as a result of making DREAMUSIC Inc. a consolidated subsidiary, DREAMUSIC Inc. has been added to the Columbia Business segment and the name of the segment has been changed to Label Business.

[Content Business]

The Content Business is focusing on the development of new products that meet the demands of a market environment where the use of smartphones in increasing and the way users listen to music is changing.  In addition, measures are taken to inter alia improve the functions and interconnection of different services to increase added value.  This includes, for example, creating a platform, which gives diversified revenue sources and conducting verification of outcomes of content service and marketability, including those of existing business.

“FaRao PRO” is not only offering BGM for commercial use, but is also expanding its services of other functions necessary for store operation, such as proposing solutions for the branding of stores as well as announcement functions, and sales activities.  Based on the services provided in Japan, the Company has also started the “FaRao PRO” business in France and Indonesia, and it aims to continue to create and vitalize new BGM markets both in Japan and abroad.

As for the artist platform “Fans’,” the Company is expanding the functions necessary for the artists’ activities, such as building official websites, distributing musical compositions and videos, selling artists’ merchandise and operating fan clubs.  “Fans’” is a platform where artists can freely release their works and information, and the Company aims to gain more users and expand the range of users of the platform.  The Company will also make efforts to enhance the service quality of the platform, including by improving the usability.

Despite the active development of new services in response to the changes in the market environment, the net sales of the Content Business totaled JPY 4,405 million in the Fiscal Year, which is a decrease of 3.2% compared to the preceding fiscal year, and the operating loss totaled JPY 56 million (compared to an operating income of JPY 128 million in the preceding fiscal year).  This is largely due to the decline in the sales of the services targeted at feature phones.

[Point Service Business]

Although there was some delay in the launch of a new line of business in the Point Service Business, the issuance of points by the point card member stores remained stable and the self-liquidation (*3) business was strong.  As a result, the net sales reached JPY 2,413 million, which is an increase of 4.6% compared to the preceding fiscal year.  On the other hand, the operating income decreased by 56.8% from the preceding fiscal year to JPY 85 million.  The decrease in operating income is due to an increase of the costs for selling, general and administration associated with personnel investment and other factors.

*3:  A campaign for the users to collect the points on stickers and other items and use them to purchase various goods at a discount.

[Label Business]

Given the difficult business environment for the music and visual industry, which is due to the shrinking music market, the Company is concentrating its management resources to the areas of growth in the Label Business.  The Company recognizes that there is an urgent need to implement a structural reform to strengthen new lines of business in an effort to shift away from the dependence on package products.

In terms of performance, the net sales of the Label Business reached JPY 13,975 million, which is an increase of 5.0% compared to the preceding fiscal year.  The increase is due to the continued strong sales of animation related products, game software products and the artist management services of Nippon Columbia Co., Ltd. Further, due to the sales growth as well as the steady sales of high-margin products released in the past fiscal years, the operating income reached JPY 1,728 million, which is an increase of 43.8% compared to the preceding fiscal year.

* The names of the products and services described in this report are the trademarks or registered trademarks of the Company in Japan or other countries.

Net sales by segment

	Previous consolidated fiscal year		Fiscal Year
	Amount	Composition ratio	Amount	Composition ratio
Name of segment	(JPY thousands)	(%)	(JPY thousands)	(%)
Content	4,549,915	22.6	4,405,641	21.2
Point Service	2,306,938	11.4	2,413,712	11.6
Label	13,306,673	66.0	13,975,720	67.2
Total	20,163,527	100.0	20,795,074	100.0

(Note) Amounts less than one thousand yen have been rounded off in the above table.

(ii)	Capital expenditure

There is no capital expenditure to be specially stated for the Fiscal Year.

(iii)	Financing activities

There are no financing activities to be specially stated for the Fiscal Year.

(iv)	Acquisition or disposition of shares, other equities or stock acquisition rights of other companies

The Company acquired the shares in DREAMUSIC Inc. as of March 1, 2017.  As a result, DREAMUSIC Inc. and its two subsidiaries became consolidated subsidiaries of the Company.

(2)	Trends in assets and profit/loss for the most recent three fiscal years

(JPY thousands, except for net income/loss per share and net assets per share)
Category	March 2014 (22nd term)	March 2015 (23rd term)	March 2016 (24th term)	March 2017 (25th term) (the Fiscal Year)
Net sales	6,340,217	19,597,063	20,163,527	20,795,074
Ordinary income/loss	586,239	(862,635)	1,529,473	1,539,004
Net income/loss attributable to shareholders of the parent company	403,785	(3,340,479)	646,004	571,938
Net income/loss per share	35.44	(295.46)	63.86	57.95
Total assets	29,887,271	25,835,139	24,712,183	26,959,552
Net assets	22,340,267	17,723,169	16,829,810	18,066,579
Net assets per share	1,825.44	1,540.23	1,576.18	1,626.59

(Note)
In the 23rd term, the net sales and profits and losses of the Label Business was added due to that Nippon Columbia Co., Ltd. became a consolidated subsidiary of the Company.  As a result, the net sales increased to JPY 19,597,063,000, the ordinary loss totaled JPY 862,635,000 and the net loss attributable to shareholders of the parent company totaled JPY 3,340,479,000.

(3)	Principal subsidiaries

Company name	Amount of share capital (JPY millions)	Voting rights held by the Company (%)	Principal business
Faith Wonderworks, Inc.	100	100.0	Content Business
ENTERMEDIA INC.	100	100.0	Content Business
Japan Music Network Inc.	200	87.5	Content Business
Goody Point, Inc.	100	100.0	Point Service Business
Nippon Columbia Co., Ltd.	1,000	51.8	Label Business

(4)	Current issues the Group is facing

The domestic content industry is continuously growing with technologies and communication means coming from new ideas that appear one after another.  Accordingly, the users’ demands are becoming increasingly diverse and complicated, and the market is flooded with miscellaneous content services, including free distribution.  In order to respond to the demands of the market environment in a cross-sectional manner and regardless of the type of network or information terminal used, the Group will take the following measures, which aim at increasing synergies within the Group, operate the Group’s business efficiently as well as providing good content of high value.

[Content business]
The Group will create new markets by developing distribution systems that benefit content right holders, distribution operators and users based on accumulated technologies, know-how, unique business solutions and through cooperation with strong companies in each field.  To achieve this, the Group will make efforts to produce content in-house, producing content through cooperation with content right holders and in improving the users’ reach in order to  strengthening the contact with the users.
Moreover, since the Group’s foundation the “establishment of content distribution business utilizing various information terminals” has been the pillar of its business.  The Group will continue to create new systems of content distribution by developing new services that are useful for content right holders, distribution operators and users, and by establishing platforms utilizing necessary technologies, such as terminal embedding technology and distribution system technology.

[Point Service business]
The traditional point service, which has mainly been utilized in the retail business, is making progress based on business alliances, such as reciprocal usage of points in different industry sectors, and the competition among point services is becoming more intense.  To meet these challenges, the Group will create a new point service business including the O2O service (Online to Offline).  The Group will proceed with strategic efforts while recognizing reduction of development costs for the creation of the business, improvement in customer satisfaction through improvement in usability and convenience, and strengthening of its ability to make proposals to business partners.

[Label business]
Due to the challenging environment for the music and image- related industries,  the Group will increase business efficiency and profitability in the Sales/Distribution Business, which mainly sells products based on planned content such as sound sources and images, by focusing its business resources on the enhancement of the artists lineup through the training of hit artists and creation of hits, utilizing abundant catalog sound sources and introducing new lines of business in the entertainment business.
Taking a look at special sales business of Direct Sales Business, which sells content secondarily using sound sources or images produced, the Group will continue to strengthen the relationship with existing customers and will develop new sales channels to reach new customers.  Furthermore, the Group will introduce special products, including products for seniors and baby boomers, by utilizing abundant content and will focus on multilateral business development of sound sources.
In addition, the Group has improved the efficiency of its mail-order business operations by using a fulfilment system that is designed to improve the efficiency throughout the mail-order process, including the receipt of orders, settlement and shipping.  Moreover, the Group has succeeded in obtaining new customers and earning new profits, such as business management fees, by cooperating and utilizing the same system as other recording companies.  The Group will also continue to make efforts in planning and producing CD and DVD products in cooperation with its partners, plan products in the field of household goods, taking into account the customer needs, in order to increase its business cooperation with other companies in the industry and with companies in other industries.

Your continued support will be greatly appreciated.

(5)	Principal business (as of March 31, 2017)

The Group is mainly engaged in “Content Business,” “Point Service Business” and “Label Business.” Their brief descriptions are shown in the table below.

Business segments	Principal business activities
Content Business	Digital distribution services of content, development of digital distribution platform techniques and content production
Point Service Business	Provision of point services, etc.
Label Business	Production, advertisement and sale of music software and game software products, etc. and management of music artists

(6)	Principal offices (as of March 31, 2017)

(i)	Principal offices of the Company

Headquarters	(Nakagyo-ku, Kyoto-shi)
Minami-Aoyama Office	(Minato-ku, Tokyo)

(ii)	Offices of principal subsidiaries

Faith Wonderworks, Inc.	(Minato-ku, Tokyo)
ENTERMEDIA INC.	(Minato-ku, Tokyo)
Japan Music Network Inc.	(Minato-ku, Tokyo)
Goody Point, Inc.	(Nakagyo-ku, Kyoto-shi)
Nippon Columbia Co., Ltd.	(Minato-ku, Tokyo)

(7)	Employees (as of March 31, 2017)

(i)	Employees of the Group

Business segments	Number of employees	Change in the number since the previous consolidated fiscal year end
Content Business	155 (26)	-12 (-6)
Point Service Business	23 (1)	5 (-2)
Label Business	212 (64)	25 (20)
Total	390 (91)	18 (12)

(Notes)
1.
The number of employees shown in the table is that of regular employees, excluding temporary employees (contracted employees, part-time employees and dispatched employees from temporary staff agencies), which is shown in brackets.

2.	The total number of employees increased by 18 compared to the end of the previous consolidated fiscal year, mainly because the Company made DREAMUSIC Inc. a consolidated subsidiary.

(ii)	Employees of the Company

Number of employees	Change in the number since the previous fiscal year end	Average age	Average years of service
109	Decreased by 37	40.8	6.3

(Notes)
1.
The number of employees above includes 21 employees seconded from other Group companies but excludes 22 temporary employees (contracted employees, part-time employees and dispatched employees from temporary staff agencies).

2.	The number of employees decreased by 37 compared to the end of the previous consolidated fiscal year, mainly due to a decrease in the number of seconded employees from other Group companies.

(8)	Main loan lenders (as of March 31, 2017)

Outstanding balance of loans
Name of loan lender	Outstanding balance owed by the Company	Outstanding balance owed by the subsidiaries
Sumitomo Mitsui Banking Corporation	JPY 300 million	JPY 144 million
Sumitomo Mitsui Trust Bank, Limited	JPY 68 million	JPY 540 million
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	-	JPY 210 million

(9)	Other material factors concerning the current status of the Group

(i)	The Company established a French subsidiary, Faith France, SAS, in the French Republic, which commenced its business operations on June 1, 2016.

(ii)	The Company established an Indonesian subsidiary, PT. Faith Neo Indonesia, in the Republic of Indonesia, which commenced its business operations on December 6, 2016.

2.	Current status of the Company

(1)	Matters related to the shares of the Company (as of March 31, 2017)

(i)	Total number of authorized shares:	19,900,000 shares

(ii)	Total number of issued shares:	11,960,000 shares

(iii)	Number of shareholders:	7,224
           (a decrease of 571 from the previous fiscal year end)

(iv)	Major Shareholders (the top ten Shareholders)

Name of shareholders	Number of shares held	Shareholding ratio (%)
Hajime Hirasawa	4,763,460	48.26
BNYM TREATY DTT 10	594,670	6.02
RMB JAPAN OPPORTUNITIES FUND, LP.	527,100	5.34
GOLDMAN SACHS INTERNATIONAL	356,563	3.61
YOSHIMOTO KOGYO CO., LTD.	206,870	2.09
DEUTSCHE BANK AG LONDON-PB NON-TREATY CLIENTS 613	171,840	1.74
Mitsubishi UFJ Trust and Banking Corporation	135,000	1.36
Japan Trustee Services Bank, Ltd. (Trust Account)	124,100	1.25
The Master Trust Bank of Japan, Ltd. (Trust Account)	112,200	1.13
CBNY-NATIONAL FINANCIAL SERVICES LLC	107,805	1.09

(Notes)
1.	The Company holds treasury shares (2,091,180 shares), but it is not included in list of major shareholders above.
2.	The shareholding ratio is calculated excluding the number of treasury shares (2,091,180 shares).
3.	The shareholding ratio is presented by rounding off any fraction less than the unit presented.

(2)	Matters related to the officers of the Company (as of March 31, 2017)

(i)	Directors and audit & supervisory board members

Position	Name	Responsibility and material concurrent positions
Representative Director, HASSO, Inc.
Director, Pasona Group Inc.
CEO & President,	Hajime Hirasawa	Chairman and Director, Nippon Columbia Co., Ltd.
Representative Director		Representative Director, GENESIS, Inc.
Director, BIC Co., Ltd.
Chairman and Director, DREAMUSIC Inc.
Director	Hiroomi Yazaki	Chief Technology Officer, the Company
Director, Tokyo Multimedia Broadcasting Co., Ltd.
	Jiro Saeki	Chief Financial Officer
General Manager of Administration, the Company
Director		Director, Nippon Columbia Co., Ltd.
President and Representative Director, Faith Future Fund Inc.
Director	Koji Saeki
Chairman and Executive Officer, Microsoft Japan Co., Ltd.
Director	Yasuyuki Higuchi	Director, ASKUL Corporation
Director, Tokyo Marine Holdings, Inc.
Full-time audit & supervisory board member	Fumio Tsuchiya
Certified public accountant
Tax accountant
Audit & supervisory board member	Akira Shimizu	Audit & supervisory board member, Goody Point, Inc.
Audit & supervisory board member, Nippon Commercial Development Co., Ltd.
Member, Higashiginza Audit Company
Lawyer, Yamada Ozaki Law Office
Associate Professor, Toin University of Yokohama, Law School, Toin Gakuen Educational Association
Audit & supervisory board member	Takako Sugaya	Audit & supervisory board member, Nippon Columbia Co., Ltd.
Supervisory Director, Tosei REIT Investment Corporation
Audit & supervisory board member, Nittsu Shoji Co., Ltd.

(Notes)
1.	Changes to the positions, responsibilities and material concurrent positions of the directors and audit & supervisory members during the Fiscal Year are as follows.

Name	Before change	After change	Date of change
Hajime Hirasawa	-	Chairman and Director, DREAMUSIC Inc.	March 1, 2017
Hiroomi Yazaki	Chairman and Representative Director, Goody Point, Inc.	-	July 1, 2016
Koji Saeki	President and Representative Director, Goody Point, Inc.	Director, Goody Point, Inc.	July 1, 2016
	-	Director, Tokyo Marine Holdings, Inc.	June 27, 2016
Yasuyuki Higuchi	Chairman and Representative Executive Officer, Microsoft Japan Co., Ltd.	Chairman and Executive Officer, Microsoft Japan Co., Ltd.	July 1, 2016
Akira Shimizu	-	Member, Higashiginza Audit Company	July 1, 2016
Takako Sugaya	-	Audit & supervisory board member, Nittsu Shoji Co., Ltd.	June 29, 2016

2.
The CEO & President, Representative Director Hajime Hirasawa assumed the position as the Chairman and Director of ENTERMEDIA INC. as of April 1, 2017 and assumed the position as the Chairman and Director of Waku Waku Works Inc. as of May 15, 2017.

3.
The director Yasuyuki Higuchi retired as the Chairman and Executive Officer of Microsoft Japan Co., Ltd. as of March 31, 2017 and assumed the position as the Senior Managing Executive Officer of Panasonic Corporation and the President of Connected Solutions Company as of April 1, 2017.

4.	The director Yasuyuki Higuchi is an outside director.
5.	The audit & supervisory board members Akira Shimizu and Takako Sugaya are outside audit & supervisory board members.
6.	The audit & supervisory board member Akira Shimizu is qualified as a certified public accountant and a tax accountant and has considerable knowledge about finance and accounting.
7.
The Company has appointed the director Yasuyuki Higuchi and the audit & supervisory board member Akira Shimizu as independent officers pursuant to the rules of the Tokyo Stock Exchange and reported them as independent officers to the said exchange.

8.
The Company has entered into a contract for limitation of liability pursuant to Article 427, Paragraph 1 of the Companies Act with each of the director Yasuyuki Higuchi and the audit & supervisory board members Fumio Tsuchiya, Akira Shimizu and Takako Sugaya, which limits their respective liability to the amount provided for by law or regulation.

(ii)	Amounts of remuneration to directors and audit & supervisory board members

Category	Number of persons entitled to payment	Total amount of remuneration (JPY millions)
Directors	5	99
Audit & supervisory board members	3	12
Total	8	111
(Of which, outside directors/outside audit & supervisory board members)	(3)	(9)

(Notes)
1.	The amount of remuneration to the directors does not include the amount of salary paid to directors who are also employees.
2.
The maximum amount of annual remuneration for all the directors have been set at JPY 250 million in total (excluding the amount of salary paid to directors as employees) by the resolution of the extraordinary shareholders meeting held on March 15, 2001.

3.
The maximum amount of annual remuneration for all the audit & supervisory board members have been set at JPY 50 million in total by the resolution of the extraordinary shareholders meeting held on March 15, 2001.

(iii)	Matters related to outside directors and audit & supervisory board members

1)	Concurrent positions held in other entities as executives or other outside officers

Position	Name	Concurrent positions held
Director		Chairman and Executive Officer, Microsoft Japan Co., Ltd.
	Yasuyuki Higuchi	Director, ASKUL Corporation
Director, Tokyo Marine Holdings, Inc.
Certified public accountant
Tax accountant
Audit & supervisory board member	Akira Shimizu	Audit & supervisory board member, Goody Point, Inc.
Audit & supervisory board member, Nippon Commercial Development Co., Ltd.
Member, Higashiginza Audit Company
Lawyer, Yamada Ozaki Law Office
Associate Professor, Toin University of Yokohama, Law School, Toin Gakuen Educational Association
Audit & supervisory board member	Takako Sugaya	Audit & supervisory board member, Nippon Columbia Co., Ltd.
Supervisory Director, Tosei REIT Investment Corporation
Audit & supervisory board member, Nittsu Shoji Co., Ltd.

*
There is no material business relationship between the Company and Microsoft Japan Co., Ltd., ASKUL Corporation or Tokyo Marine Holdings, Inc., where the director Yasuyuki Higuchi holds concurrent positions.

*
Goody Point, Inc., where the audit & supervisory board member Akira Shimizu has a concurrent position, is a subsidiary of the Company and there is a business relationship between the Company and Goody Point, Inc.  There is no material business relationship between the Company and Nippon Commercial Development Co., Ltd. or Higashiginza Audit Company where he also holds concurrent positions.

*
Nippon Columbia Co., Ltd., where the audit & supervisory board member Takako Sugaya has a concurrent position, is a subsidiary of the Company and there is a business relationship between the Company and Nippon Columbia Co., Ltd.  There is no material business relationship between the Company and Toin University of Yokohama, Law School, Toin Gakuen Educational Association, Tosei REIT Investment Corporation or Nittsu Shoji Co., Ltd. where she also holds concurrent positions.

2)	Principal activities in the Fiscal Year

Position	Name	Principal activities
Director	Yasuyuki Higuchi
He attended 13 out of 14 meetings of the board of directors held during the Fiscal Year.  He has provided the Company with valuable suggestions and comments from the standpoint of an experienced corporate manager.

Audit & supervisory board member	Akira Shimizu
He attended all 14 meetings of the board of directors and all 13 meetings of the audit & supervisory board held during the Fiscal Year.  Based on his expertise as a certified public accountant and a tax accountant, he has provided the Company with valuable suggestions and comments from an objective standpoint.

Audit & supervisory board member	Takako Sugaya
She attended all 14 meetings of the board of directors and all 13 meetings of the audit & supervisory board held during the Fiscal Year.  Based on her expertise as a lawyer, she has provided the Company with valuable suggestions and comments from an objective standpoint.

3)	Total amount of remuneration from the subsidiaries of the Company

The total amount of remuneration to officers from subsidiaries of the Company is JPY 3 million, which one outside audit & supervisory board member received in the Fiscal Year from Nippon Columbia Co., Ltd.
(3)	Matters concerning the independent accounting auditor

(i)	Name: Ernst & Young ShinNihon LLC

(ii)	Amount of remuneration

(JPY millions)
Category	Amount paid or payable
Amount of remuneration to the independent accounting auditor during the Fiscal Year	34
Total amount of money or other financial benefit payable by the Company and its subsidiaries to the independent accounting auditor	65
(Notes)
1.
The audit agreement between the Company and the independent accounting auditor does not distinguish the amount of fees for the auditing under the Companies Act from the amount of fees for the auditing under the Financial Instruments and Exchange Act, and it is therefore practically difficult to distinguish them from each other.  Hence, the total amount of these fees is shown in “Amount of remuneration to the independent accounting auditor during the Fiscal Year” in the above table.

2.
The audit & supervisory board has consented to the remuneration to the independent accounting auditor after reviewing the audit plan prepared by the independent accounting auditor, the progress of the audit and the basis for calculation of the estimated amount of remuneration by reference to the Practical Guidelines issued by the Japan Corporate Auditors Association.

(iii)	Non-audit services

N/A

(iv)	Policy on decision of dismissal or non-reappointment of the independent accounting auditor

If deemed necessary by the board, for example because the independent accounting auditor has difficulties executing its duties, the audit & supervisory board will determine the content of the proposal to be submitted to the shareholders meeting concerning the dismissal or non-reappointment of the independent accounting auditor.

The audit & supervisory board will dismiss the independent accounting auditor with the consent of all audit & supervisory board members if it deems that the independent accounting auditor falls under any of the items in Article 340, Paragraph 1 of the Companies Act.  In such event, the audit & supervisory board member selected by the audit & supervisory board shall report the dismissal of the independent accounting auditor and the reason therefor at the first shareholders meeting after the dismissal.

The board of directors will, if it finds it necessary, e.g. if the independent accounting auditor has difficulties with the execution of its duties, request the audit & supervisory board to include the dismissal or non-reappointment of the independent accounting auditor in the purpose of the shareholders meeting.  Upon the receipt of such a request, the audit & supervisory board will determine whether or not to make the matter a subject of the shareholders meeting and, if so, decide on the substance of the proposal to be submitted to the shareholders meeting.

(v)	Disposition of suspension of business given to the independent accounting auditor in the past two years

1)	Subject of disposition:	Ernst & Young ShinNihon LLC

2)	Contents of disposition:

-	Suspension of business related to the execution of new contracts for three months (from January 1, 2016 to March 31, 2016)

-	Order for business improvement (improvement of business management system)

(4)	Measures to ensure appropriateness of business

Below is a summary of the measures that should ensure that the directors’ execution of their duties complies with laws and regulations and the articles of incorporation, and the measures that should ensure that the Company’s business is otherwise operated appropriately.

(i)
Measures to ensure that the directors’ and the employees’ execution of their respective duties of the corporate group consisting of the Company and its subsidiaries (the “Group”) complies with laws and regulations and the articles of incorporation

1)
The CEO & President, Representative Director of the Company shall establish a Corporate Philosophy, a Code of Ethics and a Compliance Code of Conduct of the Group, and seek to promote and disseminate such documents within the Group.  The CEO & President, Representative Director must be at the forefront of our efforts to conduct business in line with such Corporate Philosophy and Codes.

2)	The Company has established an Internal Control Committee to build and strengthen the corporate governance structure within the Group in line with the above-mentioned Corporate Philosophy and Codes.

3)
The Company has established an Internal Audit Office to audit the appropriateness of the Group’s business, taking approaches tailored to the size and business type of each subsidiary.  In addition, the Group is subject to audit by outside agencies to ensure fairness and objectivity.

4)	The Company has established an “Advisory Board” consisting of external experts with the aim of enhancing the Group’s compliance system and reinforcing the business strategy decision process.

5)	The Company has established a “Compliance Committee” chaired by the CEO & President, Representative Director of the Company with the aim to reinforce and improve the Group’s compliance system.

6)
The Company has set up a whistle-blower system, which allows anyone to make an anonymous or non-anonymous report or consultation about violations of law or other breaches of compliance within the Group.  The contact points for whistleblowing are provided both within the Company and outside of the Group.

7)
The Compliance Code of Conduct provides that the Group shall sever any and all relationships with anti-social forces.  The Group will systematically respond to unreasonable demands or claims in a resolute manner, working closely with police and other external professional bodies.

(ii)	Systems to keep and manage information concerning the directors’ execution of their duties

1)
The officer responsible for the General Affairs Department shall keep and manage the following documents (including electromagnetic records) in an appropriate manner along with related materials pursuant to laws and regulations and the Document Management Regulations:

-	Minutes of shareholders meetings

-	Minutes of board of directors meetings

-	Financial statements and other statutory documents

-	Other important management documents

2)
The officer responsible for the General Affairs Department shall also keep and manage documents other than those set forth in 1) above for the period specified in the Document Management Regulations, which is based on the materiality of each document.

3)
The officer responsible for the General Affairs Department shall instruct the directors and employees to appropriately keep and manage the documents in accordance with the Document Management Regulations.

(iii)	The Group’s regulations and systems for management of risk of loss

1)
The Company established the Risk Management Regulations which address the management of various potential risks inherent in the business activities of the Group.  The Company shall establish a system to enable exhaustive and integrated management of risks in the entire Group, taking approaches tailored to the size and business type of each subsidiary.

2)	The Group shall put in place a system to ensure business continuity in the event of a major accident, disaster or emergency.

3)
Upon the occurrence of an event that may have a material impact on its management, the Group shall take necessary actions, including establishment of a crisis management task force headed by the CEO & President, Representative Director of the Company and staffed by necessary personnel.

(iv)	Systems to ensure efficient execution of the Group directors’ duties

1)	The Group generally holds board of directors meetings once a month to make decisions on important management matters.

2)
The Company shall put in place document approval rules, authority rules and chains of command with the aim to clarify the division of duties and decision-making authority to address the diversification of its business.  The Company shall cause its subsidiaries to build a system based on such rules and structures of the Company.

3)	The Company has appointed outside directors with the aim to ensure fairness and objectivity in the execution of duties.

4)	The Company has adopted an executive officer system to allow the directors to make swift decision-making and focus on oversight of management.

5)	Important management matters of the Company are generally discussed and considered at the monthly management meetings (where directors, executive officers and the like participate).

(v)	Following systems and systems to ensure proper business operations

1)
For the purpose of ensuring proper business operations by the companies comprising the Group, each Group company is required to periodically report its management status to the Company pursuant to the Affiliates Management Regulations.  The Company shall provide each Group company with necessary administrative and support services depending on the relevant company’s circumstances.

2)
The Company may dispatch its officers and employees to important subsidiaries to serve as directors or audit & supervisory board members of the relevant subsidiaries to manage and supervise the subsidiaries.

3)
The Company shall share the Group’s Corporate Philosophy and Code of Ethics with the Group companies and seek to promote and disseminate the document within the Group.  In addition, the Company’s whistle-blower system shall be introduced in other Group companies to fortify the Group’s compliance system.

4)
The Company shall, while respecting management autonomy of its subsidiaries, cause each subsidiary to periodically report the status of its business to the Company.  In addition, the subsidiaries shall consult with the Company in advance with respect to any matter of importance.

(vi)
Matters regarding employees assisting the audit & supervisory board members with their duties, if such members request the appointment of such employees, and regarding measures to ensure independence of such employees from directors and effectiveness of instructions to such employees

1)	The Company shall appoint employees to assist with the duties of the audit & supervisory board members.

2)
When performing the relevant support work, the above-mentioned employees shall be placed under the supervision of the audit & supervisory board members, and shall be free from the supervision of directors and other employees.

3)
For the purpose of securing the above-mentioned employees’ independence from the directors, their performance review shall be conducted by the audit & supervisory board members, and the appointments, transfers or other personnel actions affecting those employees shall be subject to the approval of the audit & supervisory board members.

4)	The above-mentioned employees may collect all necessary information in the performance of their work of assisting the audit & supervisory board members’ in their duties.

(vii)
System of reporting from directors, the audit & supervisory board members and employees of the Group (collectively, the “Group Officers and Employees”) to the members of the Company’s audit & supervisory board

1)
A Group Officer or Employee who has detected any compliance or risk-related matter or any other fact that may cause a material damage to the Group, or any Group Officer or Employee who has received a report from any such person shall immediately report the relevant fact to the members of the Company’s audit & supervisory board.

2)	Upon request, the Group Officers and Employees shall promptly report any matters concerning the business execution to the members of the Company’s audit & supervisory board.

3)
The Internal Control Committee, the Internal Audit Office and the Compliance Committee shall regularly submit a report to the members of the Company’s audit & supervisory board in accordance with what follows from their respective duties.

4)
Upon request, the Compliance Committee shall submit a report to the members of the Company’s audit & supervisory board on the status of the whistleblowing by the Group Officers and Employees after taking actions required to protect the anonymity of the whistleblowers.

(viii) System to ensure that any person reporting to the audit & supervisory board members is not subject to adverse treatment on the ground of having made such report

The Company prohibits adverse treatment of any Group Officer or Employee who has made a report to the audit & supervisory board members under the preceding Paragraph on the ground of having made such report, and seeks to keep the Group Officers and Employees informed of this prohibition.

(ix)
Matters concerning the policy regarding the procedures for advance payment or reimbursement of the expenses or debts incurred for the execution of the audit & supervisory board members’ duties and other dispositions of the expenses or debts incurred in relation to the execution of such duties

Upon request from a member of the audit & supervisory board, the Company shall promptly make an advance payment of the expenses related to the execution of such member’s duties or settle such member’s debts related to such duties, following the procedures prescribed by the Company, except where the expenses or debts so claimed are found to be unnecessary for the execution of the duties of the relevant audit & supervisory board member.

(x)	Other systems to ensure that the audit by the audit & supervisory board members is conducted effectively

1)
Each of the audit & supervisory board members may attend the board of directors meetings, management meetings and other important meetings (including attendance by employees set forth in Paragraph (vi) in place of such member) and inspect important internal approval documents and other critical documents relating to the execution of business.

2)
The audit & supervisory board members shall periodically obtain reports from the independent accounting auditor regarding the methods and results of the accounting audit and exchange opinions with the independent accounting auditor.

3)	The audit & supervisory board members shall work in close cooperation with the Internal Audit Office.

4)	The audit & supervisory board members shall exchange information with lawyers, certified public accountants, tax accountants and other external professionals and obtain their advice, as necessary.

5)	The audit & supervisory board members shall periodically exchange views and opinions with the CEO & President, Representative Director of the Company.

(xi)	Systems to ensure the reliability of financial reporting

Pursuant to the Financial Instruments and Exchange Act and related laws and regulations, the Company shall build and improve its internal control systems to ensure the reliability of its financial reporting and to enable effective and appropriate internal control reporting.  In addition, the Company shall continuously assess whether such systems work properly, and if not, shall make necessary corrections.

(5)	Outline of status operation of systems to ensure appropriateness of business

Below is an outline of the status of operation of the systems to ensure appropriateness of business.

(i)	Compliance

1)
The Compliance Committee considers and formulates the correction measures, recurrence prevention measures and other actions against violations of law, fraudulent behaviors and other improper acts detected within the Group.

2)	The status of operation of the whistle-blower system, which provides consultation and reporting channels, is reported at the Compliance Committee meetings.

3)
The Group has established the “Faith Group Compliance Code of Conduct,” which sets out the standards of behavior for the Group Officers and Employees.  The Group engages in publicity activities and provides advice and guidance in relation to the compliance items.

(ii)	Risk management

1)	The Risk Management Regulations stipulate basic matters concerning the Group’s crisis management.

2)
Upon the occurrence of an unexpected event, the Company will conduct an investigation and assessment of the facts.  Depending on the results of such investigation, the Company sets up a crisis management task force headed by the CEO & President, Representative Director of the Company to consider and deliberate on the actions or measures to address the event.

3)	The Company has developed the systems needed for crisis management by centrally collecting and classifying risks through establishment of an emergency notification system.

(iii)	Group management

1)
The Company’s Group Corporate Planning Office has taken a leading part in periodically supervising and duly managing the business operation of the Group companies in accordance with the Affiliates Management Regulations.

2)
The Group holds Group strategy meetings, which is attended by full-time directors, executive officers, high-ranking personnel and the presidents of each subsidiary, in order to formulate the Group’s management strategies and policies and to consider synergies as a corporate group.

(iv)	Execution of directors’ duties

1)
The Internal Control Committee monitors the status of development and application of the Group’s internal control systems and reports the results of its assessment to the CFO of the Company.  In the Fiscal Year, no material weakness in internal controls has been detected.

2)
The Company has adopted an executive officer system with the aim of expediting the directors’ decision-making process and reinforcing their functions.  Furthermore, the Company has appointed outside directors with the view to ensure fairness and objectivity in the execution of duties.

3)	During the Fiscal Year, the board of directors held 14 board of directors meetings and 12 management meetings.

(v)	Audit & supervisory board members

1)
The audit & supervisory board members audit the directors’ execution of their duties by attending the board of directors meetings, management meetings and other important meetings as well as by periodically exchanging information with the CEO & President, Representative Director of the Company, the independent accounting auditor, the Internal Audit Office, and the directors and the audit & supervisory board members of the Group companies, among other parties.

2)	During the Fiscal Year, the audit & supervisory board held 13 meetings and exchanged view and opinions among its members.

Consolidated Balance Sheet
(As of March 31, 2017)
(JPY thousands)
Assets		Liabilities
Item	Amount	Item	Amount
Current assets	18,876,055	Current liabilities	7,560,185
Cash and deposits	14,268,853	Trade notes and accounts payable	1,233,646
Accounts and notes receivable	2,659,104	Short-term loans	852,119
Marketable securities	230,572	Lease obligations	6,582
Commercial products	561,536	Accounts payable-other	1,447,152
Products in progress	356,686	Accrued expenses	2,756,629
Raw materials and inventory goods	49,983	Income taxes payable	327,800
Income taxes receivable	27,454	Reserve for bonus payment	78,300
Deferred tax assets	100,976	Provision for point card certificates	43,570
Others	639,750	Reserve for sales returns	96,748
Allowance for doubtful accounts	(18,863)	Others	717,634
Fixed assets	8,083,496	Fixed liabilities	1,332,787
		Long-term loans	464,530
Tangible fixed assets	2,831,617	Net defined benefit liabilities	621,382
		Lease obligations	1,446
Buildings and structures	1,160,821	Deferred tax liabilities	195,107
Machinery and delivery equipment	19,979	Others	50,320
Tools, devices and fixtures	141,336	Total liabilities	8,892,972
Lease assets	7,795	Net assets
Land	1,501,684	Item	Amount
Intangible fixed assets	2,689,188	Shareholders’ equity	15,838,131
		Amount of share capital	3,218,000
Goodwill	1,833,611	Capital surplus	3,705,680
Lease assets	424	Retained earnings	11,953,901
Software	441,953	Treasury stock	(3,039,450)
Others	413,200	Total accumulated other comprehensive income	214,381
Investments and other assets	2,562,690	Valuation difference on available-for-sale securities	267,014
		Foreign currency translation adjustments	(11,513)
Investment securities	2,137,412	Accumulated remeasurement of defined benefit plans	(41,119)
Deferred tax assets	26,208	Stock acquisition rights	15,691
Others	718,609	Non-controlling interests	1,998,376
Allowance for doubtful accounts	(319,539)	Total net assets	18,066,579
Total assets	26,959,552	Total liabilities and net assets	26,959,552

(The amounts less than 1000 yen are rounded down.)

Consolidated Profit and Loss Statement
(From April 1, 2016 to March 31, 2017)

		(JPY thousands)
Item	Amount
Net Sales		20,795,074
Cost of sales		12,528,057
Gross profit		8,267,016
Sales, general and administrative expenses		6,509,223
Operating income		1,757,793
Non-operating income
Interest income	1,311
Dividend income	5,137
Interest on marketable securities	36
Gains on investments in partnerships	23,921
Gains on liquidation of accrued royalties	22,680
Miscellaneous incomes	10,816	63,903
Non-operating expenses
Interest paid	11,045
Foreign exchange losses	1,784
Equity method investment losses	86,238
Losses on exchange from business combination	174,469
Miscellaneous expenses	9,156	282,693
Ordinary income		1,539,004
Extraordinary income
Gains on sale of investment securities	224,236
Gains on change in equity	19,845
Gains on reversal of stock acquisition rights	27,043	271,125
Extraordinary losses
Losses on disposal of fixed assets	80,324
Impairment losses	9,919
Others	10,140	100,383
Net income before tax adjustments		1,709,746
Corporate, local and business taxes	430,540
Income taxes-deferred	(98,908)	331,632
Net income		1,378,113
Net income attributable to non-controlling shareholders		806,175
Net income attributable to shareholders of parent company		571,938
(The amounts less than 1000 yen are rounded down.)

Consolidated Statements of Changes in Shareholders’ Equity
(From April 1, 2016 to March 31, 2017)
(JPY thousands)
	Shareholders’ equity
	Amount of share capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of the fiscal year, April 1, 2016	3,218,000	3,707,197	11,480,657	(3,038,502)	15,367,352
Changes of items during the consolidated fiscal year
Dividend of surplus			(98,694)		(98,694)
Changes in equity of parent company arising from transactions with non-controlling shareholders		(1,517)			(1,517)
Net income attributable to shareholders of parent company			571,938		571,938
Acquisition of treasury stock				(947)	(947)
Net changes of items other than shareholders’ equity during the consolidated fiscal year
Total changes during the consolidated fiscal year	－	(1,517)	473,243	(947)	470,778
Balance at the end of the fiscal year, March 31, 2017	3,218,000	3,705,680	11,953,901	(3,039,450)	15,838,131

	Total accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Foreign currency translation adjustments	Accumulated remeasurement of defined benefit plans	Total accumulated other comprehensive income - Total	Stock acquisition rights	Non-controlling interests	Total net assets
Balance at the beginning of the fiscal year, April 1, 2016	198,282	(8,446)	(928)	188,908	42,734	1,230,815	16,829,810
Changes of items during the consolidated fiscal year
Dividend of surplus							(98,694)
Changes in equity of parent company arising from transactions with non-controlling shareholders							(1,517)
Net income attributable to shareholders of parent company							571,938
Acquisition of treasury stock							(947)
Net changes of items other than shareholders’ equity during the consolidated fiscal year	68,731	(3,067)	(40,191)	25,473	(27,043)	767,560	765,990
Total changes during the consolidated fiscal year	68,731	(3,067)	(40,191)	25,473	(27,043)	767,560	1,236,769
Balance at the end of the fiscal year, March 31, 2017	267,014	(11,513)	(41,119)	214,381	15,691	1,998,376	18,066,579
(The amounts less than 1000 yen are rounded down.)

Notes to the Consolidated Financial Statements

1.	Material matters constituting the basis for preparation of the consolidated financial statements

(1)	Scope of consolidation

(i) Status of consolidated subsidiaries
1) Number of consolidated subsidiaries	21
2) Names of major consolidated subsidiaries	Faith Wonderworks, Inc.
Goody Point, Inc.
ENTERMEDIA INC.
Nippon Columbia Co., Ltd.
Japan Music Network Inc.
(ii) Status of non-consolidated subsidiaries
1) Names of major non-consolidated subsidiaries	Rightsscale USA, Inc.
2) Reason for exclusion from the scope of consolidation
The non-consolidated subsidiaries are small, and their total assets, net sales, net income or loss (the amounts of which correspond to the Company’s equity) and retained earnings (the amount of which corresponds to the Company’s equity) and other financial figures have no material impact on the consolidated financial statements.

(2)	Application of equity method

(i) Status of affiliates accounted for by the equity method
1) Number of affiliates accounted for by the equity method	4
2) Names of major affiliates accounted for by the equity method	LYNC-ENTERTAINMENTS, Inc. TOKYO SMARTCAST Inc.
(ii) Status of non-consolidated subsidiaries or affiliates not accounted for by the equity method
1) Names of major companies	Rightsscale USA, Inc.
2) Reason for non-application of the equity method
The relevant companies have been excluded from the scope of application of the equity method because exclusion of these companies have a negligible impact on the consolidated financial and those companies are immaterial as a whole, taking into consideration their net income or loss (the amounts of which correspond to the Company’s equity), retained earnings (the amount of which corresponds to the Company’s equity) and other financial figures.

(3)	Matters concerning change in the scope of consolidation and the scope of application of the equity method

(i)	Change in the scope of consolidation

DREAMUSIC Inc. and its two subsidiaries have been included in the scope of consolidation following the acquisition by the Company of shares in DREAMUSIC Inc. in the latest consolidated fiscal year.

Flying Penguins Inc. has been included in the scope of consolidation since the start of the third quarter of the latest consolidated fiscal year, following the acquisition by the Company of additional shares in Flying Penguins Inc. in the latest consolidated fiscal year.

Faith France, SAS and PT. Faith Neo Indonesia, which were established during the latest consolidated fiscal year, have been included in the scope of consolidation.

(ii)	Change in the scope of application of the equity method

Flying Penguins Inc. has been excluded from the scope of application of the equity method as a result of its inclusion in the scope of consolidation following the Company’s acquisition of additional shares.

(4)	Special notes on the application of the equity method

With respect to the companies accounted for by the equity method whose fiscal year differs from the consolidated fiscal year, the financial statements for their respective fiscal years have been used.

(5)	Fiscal years of consolidated subsidiaries

Two of the consolidated subsidiaries, Faith France, SAS and PT. Faith Neo Indonesia, have fiscal years ending on December 31, and their financial statements as of such fiscal year-end were used for the preparation of the consolidated financial statements.  However, for the purpose of consolidation, necessary adjustments have been made with regards to significant transactions that took place between January 1 and March 31, the consolidated fiscal year-end.

(6)	Accounting policies

(i) Assets valuation standards and methods for material assets
1) Other marketable securities
— Securities with market prices:
Market value method based on the market prices as at the fiscal year-end, etc. (valuation differences are recorded in the Net assets section (direct net asset adjustment method), and the cost of marketable securities sold is calculated using the moving average method)

— Securities without market prices:
Cost method based on the moving average method.  Equity investments in investment partnerships are valued at the net amount proportionate to the equity interests held by the Company, based on the financial statements for the most recent fiscal year available, which depend on the account closing date specified in the relevant partnership agreement.

2) Inventories
The cost method (values on the Consolidated Balance Sheet are subject to the book value reduction method based on declining profitability) has been adopted for valuation.
— Commercial products:
The periodic average method has mainly been used for the Company and certain of its consolidated subsidiaries, and the first-in first-out method has mainly been used for other consolidated subsidiaries

— Products in progress:	The specific identification method has been used for the Company and certain of its consolidated subsidiaries, and the periodic average method has mainly been used for other consolidated subsidiaries
— Raw materials and inventory goods:	The periodic average method has mainly been used

(ii) Depreciation methods for material depreciable assets

1) Tangible fixed assets (excluding leased assets)
Mainly the declining-balance method
(However, the straight-line method has been used by the Company for buildings (excluding facilities attached to buildings) acquired on or after April 1, 1998, and the facilities attached to buildings and structures acquired on or after April 1, 2016)

The useful lives generally used are as follows:
	Buildings and structures:	5 to 50 years
	Machinery and delivery equipment:	2 to 12 years
	Tools, devices and fixtures:	2 to 20 years
2) Intangible fixed assets (excluding leased assets)	Straight-line method Software for internal use is amortized over the estimated useful life (within five years).
3) Leased assets
a. Leased assets related to finance lease transactions where the ownership of the assets is expected to be transferred to the lessee	Straight-line method The useful life generally used is five years.
b. Leased assets related to finance lease transactions other than those that are expected to transfer ownership of the assets to the lessee	Straight-line method wherein the lease period is regarded as the service life and the residual value is regarded as zero (0).

(iii) Accounting standards for significant allowances

1) Allowance for doubtful accounts
To cover losses from uncollectable receivables, the Group makes provisions for the estimated uncollectable amounts, based on the historical credit loss ratio for general receivables, and taking into account analysis of individual collectability for doubtful and other similar specific receivables.

2) Provision for point card certificates
To cover the cost for point utilization, a provision is made for an amount equivalent to the points estimated to be redeemed in the future of issued points yet to be exchanged, based on the historical point collection ratio.

3) Reserve for bonus payment
To cover the cost for employee bonus payments, the Company and some of its consolidated subsidiaries make a provision for the bonus amount attributable to the latest consolidated fiscal year, based on the estimated bonus payments.

4) Reserve for sales returns	To cover losses from future returns, the Group makes a provision for the estimated amount of loss from returns based on the historical rate of returns to total sales.

(iv) Standards for recognition of significant revenues and expenses

Standards for recognition of revenues and expenses related to software produced to order
a. Software produced to order, for which the outcome of the progress by the end of the latest consolidated fiscal year is deemed certain	Percentage-of-completion method (the cost-to-cost method for estimating the degree of completion of software development)
b. Other software produced to order	Completed-contract method

(v)
Standards for translation of significant foreign currency assets and liabilities into Japanese yen

Financial assets and liabilities denominated in foreign currencies are translated into Japanese yen on the basis of the consolidated year-end spot exchange rate, and any translation differences are reported in profit or loss. Assets and liabilities of overseas subsidiaries, etc. are translated into Japanese yen on the basis of the consolidated year-end spot exchange rate, and their revenues and expenses are translated into Japanese yen at the average rates for the fiscal year, while any translation differences are recorded as foreign currency translation adjustments under the Net assets section.

(vi)
Goodwill amortization method and amortization period

The amortization of goodwill is carried out using the straight-line method over a period of 5 years or 20 years. In the case of companies accounted for by the equity method, the balance between the amount of investment and the capital (i.e. the amount of goodwill) is amortized over 5 years or less using the straight-line method. However, in cases where the amount of goodwill is insignificant, one-time amortization is conducted for the fiscal term in which the relevant goodwill accrued.

(vii)	Other material matters for preparation of the consolidated financial statements

1) Accounting methods for retirement benefits
The Company and certain of its consolidated subsidiaries have adopted the simplified method for calculating liabilities for retirement benefits and retirement benefit expenses.  This means that the Company’s retirement benefit obligation is assumed to be equal to the benefits payable due to voluntary retirement at the end of year.
For other consolidated subsidiaries, the following method has been adopted:
In calculating the retirement benefit obligations, the straight-line basis is used to attribute the estimated retirement benefits to the periods until the end of the latest consolidated fiscal year.  Prior service costs are amortized from the consolidated fiscal year of the occurrence of such costs by the straight-line method over a certain period (three years) not exceeding the average remaining service years of the employees.  Actuarial differences are amortized from the consolidated fiscal year following the year in which the difference is recognized by the straight-line method over a certain period (five years) not exceeding the average remaining service years of the employees at the time of recognition.

2) Accounting for consumption taxes	Consumption taxes, etc. are accounted for by the tax exclusion method. Non-deductible consumption taxes, etc. are recorded as expenses for the latest consolidated fiscal year.
3) Application of the consolidated tax return system	The consolidated tax return system has been applied to certain of the consolidated subsidiaries.

2.	Notes on changes in accounting policies

Following the amendment to the Corporation Tax Act of Japan, the Group has adopted the “Practical Solution for a Change in the Depreciation Method due to Tax Reform 2016” (Practical Issues Task Force No. 32 issued on June 17, 2016) and changed the depreciation method for facilities attached to buildings and structures acquired on or after April 1, 2016 from the declining-balance method to the straight-line method for the latest consolidated fiscal year.  The impact of this change on the Group’s profit or loss for the latest consolidated fiscal year is negligible.

3.	Notes on additional information

(Execution of a share exchange agreement)

The Company and Nippon Columbia Co., Ltd. (“Nippon Columbia”) resolved at their respective boards of directors meetings held on March 28, 2017 to conduct a share exchange (the “Share Exchange”) in order to make Nippon Columbia a wholly-owned subsidiary of the Company and executed a share exchange agreement between the companies (the “Share Exchange Agreement”) on the same date.

(1)	Purpose of the Share Exchange

In a rapidly changing business environment, the Company and Nippon Columbia aim to centralize their capital and integrate their businesses and efficiently capitalize on their technologies and human resources.  The Share Exchange will allow the two companies to proactively make investments necessary to introduce new business approaches to both the user base and contents creators, including artists, without missing opportunities and to create new services and new markets more than ever.  This is expected to enable the two to further enhance their respective corporate values.

(2)	Outline of the Share Exchange

(i)	Schedule for the Share Exchange

Date of execution of the Share Exchange Agreement (the Company and Nippon Columbia)	March 28, 2017
Date of annual shareholders meeting to approve the Share Exchange Agreement (Nippon Columbia)	June 23, 2017 (scheduled)
Date of annual shareholders meeting to approve the Share Exchange Agreement (the Company)	June 29, 2017 (scheduled)
Final trading date (Nippon Columbia)	July 26, 2017 (scheduled)
Delisting date (Nippon Columbia)	July 27, 2017 (scheduled)
Scheduled date of the Share Exchange (effective date)	August 1, 2017 (scheduled)

(ii)	Details of the allotment in the Share Exchange

	The Company (wholly-owning parent company in the share exchange)	Nippon Columbia (wholly-owned subsidiary in the share exchange)
Allotment ratio in the Share Exchange	1	0.59
Number of shares to be delivered under the Share Exchange	3,900,834 shares of the common stock of the Company (scheduled)

(Note 1)	Allotment ratio in the Share Exchange

For each share of the stock of Nippon Columbia, 0.59 shares of the common stock of the Company will be allotted and delivered.  The share exchange ratio may be subject to change following consultation between the Company and Nippon Columbia upon the occurrence of any material change to any of the conditions used as the basis of calculation, pursuant to the Share Exchange Agreement.

(Note 2)	Number of shares to be delivered under the Share Exchange

Upon the Share Exchange, the Company will deliver to each shareholder of Nippon Columbia (excluding the Company) as of the time immediately before the acquisition by the Company of all of the common stock of Nippon Columbia (the “Nippon Columbia Stock”) (excluding the shares held by the Company) through the Share Exchange, in exchange for the Nippon Columbia Stock held by the relevant shareholder, the number of shares of the Company’s stock equal to the number obtained by multiplying the total number of the relevant holder’s shares of the Nippon Columbia Stock by 0.59.

(iii)	Basis of the calculation for allotment related to the Share Exchange

For the purpose of calculating the share exchange ratio, the Company appointed Nomura Securities Co., Ltd. as a third-party valuation institution, and Anderson Mori & Tomotsune as a legal adviser.  On the other hand, Nippon Columbia appointed PLUTUS CONSULTING Co., Ltd. as a third-party valuation institution and Iwata Godo as a legal adviser.

Nomura Securities Co., Ltd. calculated the share exchange ratio with comprehensive consideration given to the average market price analysis and the DCF analysis that it had adopted for both the Company and Nippon Columbia.

PLUTUS CONSULTING Co., Ltd. calculated the share exchange ratio with comprehensive consideration given to the average market price analysis, the comparable company analysis and the DCF analysis that it had adopted for both the Company and Nippon Columbia.

The parties determined the share exchange ratio through consultation by reference to the valuation results as well as their respective legal advisers’ advice.

(iv)	Measures to avoid conflicts of interest

Nippon Columbia established a third-party committee consisting of outside experts who are independent of the Company and Nippon Columbia with the objective of preventing the Share Exchange from being consummated on terms that are disadvantageous to Nippon Columbia’s minority shareholders.  Nippon Columbia referred to the third-party committee the issue of whether Nippon Columbia’s consent to the Share Exchange would not be disadvantageous to Nippon Columbia’s minority shareholders.  Nippon Columbia received from the third-party committee a report stating that Nippon Columbia’s consent to the Share Exchange would not be disadvantageous to Nippon Columbia’s minority shareholders based on the explanation on the procedural measures to avoid conflicts of interest, the valuation results and other materials that the third-party committee had examined.

4.	Notes on Consolidated Balance Sheet

(1)	Assets pledged as collateral and secured liabilities

Assets pledged as collateral
Accounts receivable	JPY 83,310,000
Secured liabilities
Short-term loans	JPY 50,000,000

(2)	Accumulated depreciation of tangible fixed assets	JPY 2,450,594,000

5.	Notes on Consolidated Statements of Changes in Shareholders’ Equity

(1)	Matters concerning the total number of issued shares

Type of shares	Number of shares at the beginning of the latest consolidated fiscal year	Increase in the number of shares during the latest consolidated fiscal year	Decrease in the number of shares during the latest consolidated fiscal year	Number of shares at the end of the latest consolidated fiscal year
Common stock	11,960,000 shares	–	–	11,960,000 shares

(2)	Matters concerning dividends of surplus

(i)	Amounts and other information on dividends paid

1)	Matters concerning the dividends declared at the 24th annual shareholders meeting held on June 29, 2016

-	Total amount of dividends:	JPY 49,348,000
-	Dividend per share:	JPY 5
-	Record date:	March 31, 2016
-	Effective date:	June 30, 2016

2)	Matters concerning the dividends declared at the board of directors meeting held on November 11, 2016

-	Total amount of dividends:	JPY 49,346,000
-	Dividend per share:	JPY 5
-	Record date:	September 30, 2016
-	Effective date:	December 9, 2016

(ii)	Dividends whose record date falls within the latest consolidated fiscal year, but whose effective date falls within the next term

The following items are to be proposed for resolution at the 25th annual shareholders meeting to be held on June 29, 2017:

-	Total amount of dividends:	JPY 49,344,000
-	Source of dividends:	Retained earnings
-	Dividend per share:	JPY 5
-	Record date:	March 31, 2017
-	Effective date:	June 30, 2017

6.	Notes on financial instruments

(1)	Matters concerning status of financial instruments

(i)	Policy on dealing in financial instruments

The Group raises funds needed in light of its capital investment plans and business plans (primarily through bank borrowings).  The Group has a policy of investing its funds mainly in relatively secure financial assets (such as term deposits and sovereign bonds).  The Group may enter into derivative transactions for the purpose of avoiding risks of exchange rate and interest rate fluctuations, but does not conduct any speculative transactions.

(ii)	Types of financial instruments and risks associated with such financial instruments

Trade receivables, such as accounts and notes receivable, are exposed to customers’ credit risks.  Marketable securities and investment securities, mainly comprising stocks of companies with which the Group has business relations, are exposed to the risk of market price fluctuations.

Trade payables, such as trade notes and accounts payable, are due within one year.  Loans, principally intended for the purpose of working capital, are exposed to interest rate fluctuation risks.  Lease obligations relating to finance lease transactions arise primarily to fund capital investments and to raise working capital.

The Group is not engaged in derivative transactions.

(iii)	Systems to manage risks associated with financial instruments

The Company’s accounting division conducts maturity management and balance management of the trade receivables, such as accounts and notes receivable, on a monthly and customer-by-customer basis.  Related divisions are promptly notified of any overdue receivables to consider appropriate measures to be taken.  The Group monitors marketable securities and investment securities by keeping track of their current market value and the issuers’ financial conditions.

All loans are subject to the board of director’s approval of all loan terms, including the loan amount, the use of the loan proceeds and the interest rate.

The Group manages its financing-related liquidity risk (the risk of missing due dates) by timely preparing and updating funding plans and by maintaining liquidity at hand.

(iv)	Supplementary explanation of the market prices of financial instruments

Market values of financial instruments are based on market prices and prices reasonably calculated, if there is no market price available.  As certain variables are factored in the calculation of such values, the resulting amounts may vary when different premises or assumptions are adopted.

(2)	Matters concerning market values or prices of financial instruments

The table below shows the amounts reported on the Consolidated Balance Sheet and the market values of financial instruments, and their differences as of March 31, 2017.  Please note that the table does not include the figures for certain financial instruments whose market values are extremely difficult to determine (see (Note 2)).  In addition, immaterial items have been omitted.

		(JPY thousands)
	Amount reported on the consolidated balance sheet	Market value	Difference
(1) Cash and deposits	14,268,853	14,268,853	–
(2) Accounts and notes receivable (*1)	2,640,240	2,640,240	–
(3) Marketable securities and investment securities	666,052	666,052	–
Assets – total	17,575,147	17,575,147	–
(1) Trade notes and accounts payable	(1,233,646)	(1,233,646)	–
(2) Accounts payable - other	(1,447,152)	(1,447,152)	–
(3) Accrued expenses	(2,756,629)	(2,756,629)	–
(4) Short-term loans	(852,119)	(852,119)	–
(5) Long-term loans	(464,530)	(459,110)	5,419
Liabilities – total	(6,754,078)	(6,748,659)	5,419

(*1)	The amount reported on the consolidated balance sheet of (2) Accounts and notes receivable is after deduction of corresponding allowance for doubtful accounts (JPY 18,863,000).

(*2)	The figures for the items recorded in the Liabilities sections are shown in parentheses.

(Notes)
1.	Matters concerning methods of calculation of market values of financial instruments and concerning marketable securities

Assets

(1) Cash and deposits, and (2) Accounts and notes receivable
As these are settled within a short period of time and their market values are almost equal to their book values, their market values are based on their book values.

(3) Marketable securities and investment securities
Market values of stocks and other equity securities are based on their prices on exchanges. Market values of bonds are based on their prices on exchanges or prices quoted by counterparty financial institutions.

Liabilities

(1) Trade notes and accounts payable, (2) Accounts payable - other, (3) Accrued expenses and (4) Short-term loans
As these are settled within a short period of time and their market values are almost equal to their book values, their market values are based on their book values.

(5) Long-term loans
The market value of each such loan is calculated based on its present value, which is obtained by discounting the sum of its principal and interest by the rate assumed to be applied if the same loan were to be newly taken.

2.	Financial instruments whose actual cash value is hardly determinable

Category	Amount reported on the consolidated balance sheet
Unlisted stocks and similar securities	JPY 1,701,932,000

These securities are not included in “(3) Marketable securities and investment securities” because there are no market prices for them and it is extremely difficult to determine their actual cash value.

3.	Scheduled redemption amount of monetary receivables after the consolidated fiscal year-end date

			(JPY thousands)
	Within 1 year	Over 1 year but within 5 years	Over 5 years
Cash and deposits	14,268,853	–	–
Accounts and notes receivable	2,640,240	–	–
Total	16,909,094	–	–

7.	Notes on leased or other real property

The Company owns certain real property in Tokyo, parts of which are used by the Company and certain of its consolidated subsidiaries, and other parts of which are leased out.  Notes on the relevant property are omitted due to its immateriality.

8.	Notes on per share information

(1)          Net assets per share           JPY 1,626.59
(2)          Net income per share              JPY 57.95
Description of the fully diluted net income per share is not shown because there are no dilutive potential shares.

9.	Notes on significant subsequent events

N/A

Non-Consolidated Balance Sheet
(As of March 31, 2017)

		(JPY thousands)
Assets		Liabilities
Item	Amount	Item	Amount
Current assets	6,855,566	Current liabilities	619,721
Cash and deposits	6,172,877	Trade accounts payable	85,539
Trade accounts receivable	257,426	Short-term loans	105,000
Marketable securities	230,572	Accounts payable-other	304,609
Commercial products	5,246	Income taxes payable	24,152
Prepaid expenses	41,400	Accrued expenses	12,511
Short-term loans receivable	115,130	Deposit	14,382
Others	100,007	Reserve for bonus payment	68,537
Allowance for doubtful accounts	(67,095)	Others	4,989
Fixed assets	8,449,006	Fixed liabilities	468,754
		Long-term loans	263,750
Tangible fixed assets	2,651,571	Deferred tax liabilities	132,482
		Allowance for retirement benefits	68,270
Buildings	1,061,692	Others	4,252
Structures	3,772	Total liabilities	1,088,476
Vehicles and delivery equipment	4,319	Net assets
Tools, devices and fixtures	80,890	Item	Amount
Land	1,500,895	Shareholders’ equity	13,950,317
Intangible fixed assets	443,223	Amount of share capital	3,218,000
		Capital surplus	3,708,355
Goodwill	1,416	Legal capital surplus	3,708,355
Software	269,646	Retained earnings	10,063,413
Telephone subscription right	1,584	Legal retained earnings	1,500
Others	170,575	Other retained earnings	10,061,913
Investment and others	5,354,212	General reserve	4,500,000
Investment securities	1,621,227	Retained earnings brought forward	5,561,913
Investment in subsidiaries and affiliates	3,546,404	Treasury stock	(3,039,450)
Long-term accounts receivable	88,773	Valuation and translation adjustments	265,778
Others	145,929	Valuation difference on available-for-sale securities	265,778
Deferred tax assets	(48,124)	Total net assets	14,216,096
Total assets	15,304,573	Total liabilities and net assets	15,304,573

(The amounts less than 1000 yen are rounded down.)

Non-Consolidated Profit and Loss Statement
(From April 1, 2016 to March 31, 2017)

		(JPY thousands)
Item	Amount
Net Sales		2,817,098
Cost of sales		1,575,091
Gross profit		1,242,007
Sales, general and administrative expenses		1,238,620
Operating income		3,386
Non-operating income
Interest income	3,616
Dividend income	306,246
Gains on investments in partnership	23,921
Miscellaneous incomes	4,217	338,002
Non-operating expenses
Interest paid	1,922
Losses on valuation of marketable securities	7,438
Provision of allowance for doubtful accounts	52,026
Foreign exchange losses	805
Miscellaneous expenses	277	62,470
Ordinary income		278,918
Extraordinary losses
Losses on disposal of fixed assets	78,763
Losses on valuation of stocks of subsidiaries and affiliates	196,224
Impairment losses	9,919	284,907
Net income before tax adjustments		5,988
Corporate, local and business taxes		5,014
Income taxes-deferred		15,625
Net loss		26,629

(The amounts less than 1000 yen are rounded down.)

Non-Consolidated Statements of Changes in Shareholders’ Equity
(From April 1, 2016 to March 31, 2017)

(JPY thousands)
	Shareholders’ equity
		Capital surplus		Retained earnings
					Other retained earnings
	Amount of share capital	Legal capital surplus	Total capital surplus	Legal retained earnings	General reserve	Retained earnings brought forward	Total retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of the fiscal year, April 1, 2016	3,218,000	3,708,355	3,708,355	1,500	4,500,000	5,687,237	10,188,737	(3,038,502)	14,076,589
Changes of items during the fiscal year
Dividend of surplus						(98,694)	(98,694)		(98,694)
Net loss						(26,629)	(26,629)		(26,629)
Acquisition of treasury stock								(947)	(947)
Net changes of items other than shareholders’ equity during the fiscal year
Total changes during the fiscal year	–	–	–	–	–	(125,323)	(125,323)	(947)	(126,271)
Balance at the end of the fiscal year, March 31, 2017	3,218,000	3,708,355	3,708,355	1,500	4,500,000	5,561,913	10,063,413	(3,039,450)	13,950,317

	Valuation and translation adjustments		Total net assets
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance at the beginning of the fiscal year, April 1, 2016	197,524	197,524	14,274,113
Changes of items during the fiscal year
Dividend of surplus			(98,694)
Net loss			(26,629)
Acquisition of treasury stock			(947)
Net changes of items other than shareholders’ equity during the fiscal year	68,254	68,254	68,254
Total changes during the fiscal year	68,254	68,254	(58,017)
Balance at the end of the fiscal year, March 31, 2017	265,778	265,778	14,216,096

(The amounts less than 1000 yen are rounded down.)

Copy of Independent Accounting Auditor’s Report regarding Consolidated Financial Statements

May 16, 2017
To: The Board of Directors of Faith, Inc.
Ernst & Young ShinNihon LLC

Kenji Sasaki
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Koichiro Kitaike
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Report of Independent Auditors

In accordance with Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements (consolidated balance sheet, consolidated profit and loss statement, consolidated statement of changes in shareholders’ equity and notes to consolidated financial statements) for the consolidated fiscal year starting on April 1, 2016 and ending on March 31, 2017 of Faith, Inc. (the “Company”).

Management’s Responsibility for the Consolidated Financial Statements

The Company’s management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with the auditing standards generally accepted in Japan.  This includes the design and operation of such internal controls as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express, from our independent position, an opinion on these consolidated financial statements based on our audit.  We conducted our audits in accordance with auditing standards generally accepted in Japan.  Those standards require that we establish an audit plan and perform the audit on the basis of such plan to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts stated in and disclosures made in the consolidated financial statements.  The audit procedures are selected and applied according to the auditor’s judgment based on the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider the internal controls relevant to the preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Our audit includes the assessment of the accounting policies employed by management, methods of applying such accounting policies and estimates made by management, as well as the evaluation of the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position (assets, profit and loss) for the period covered by such consolidated financial statements of Faith, Inc. and its consolidated subsidiaries in conformity with the corporate accounting standards generally accepted in Japan.

Emphasis of Matter

As described in the additional information of the notes to consolidated financial statements, the Company resolved at the board of directors meeting held on March 28, 2017 to conduct a share exchange in order to make Nippon Columbia Co., Ltd. a wholly-owned subsidiary of the Company and executed the Share Exchange Agreement on the same date.

The matter does not have an impact on our opinion.

Interests

There are no interests between the Company and us or our Managing Partners which are required to be indicated, pursuant to the Certified Public Accountant Law.
END

Copy of Independent Accounting Auditor’s Report
May 16, 2017

To: The Board of Directors of Faith, Inc.

Ernst & Young ShinNihon LLC

Kenji Sasaki
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Koichiro Kitaike
Designated Limited Liability Partner, Managing Partner, CPA (seal)

Report of Independent Auditors

In accordance with Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements (balance sheet, profit and loss statement, statement of changes in shareholders’ equity and notes to non-consolidated financial statements) and their supporting documents for the 25th fiscal year starting on April 1, 2016 and ending on March 31, 2017 of Faith, Inc. (the “Company”).

Management’s Responsibility for the Financial Statements and Supporting Documents

The Company’s management is responsible for the preparation and fair presentation of these financial statements and supporting documents in accordance with the auditing standards generally accepted in Japan.  This includes design and operation of such internal controls as management determines is necessary to enable the preparation and fair presentation of the financial statements and their supporting documents free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express, from our independent position, an opinion on these financial statements and supporting documents based on the audits conducted by us.  We conducted our audits in accordance with auditing standards generally accepted in Japan.  Those standards require that we establish an audit plan and perform the audit on the basis of such plan to obtain reasonable assurance about whether the financial statements and their supporting documents are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and their supporting documents.  The audit procedures are selected and applied according to our judgment based on an assessment of the risks of material misstatement of the financial statements and their supporting documents, whether due to fraud or error.  In making those risk assessments, we consider the internal controls relevant to the preparation and fair presentation of the financial statements and their supporting documents in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls.  Our audit includes an assessment of the accounting policies employed by management, methods of applying such accounting policies and estimates made by management, as well as an evaluation of the overall presentation of the financial statements and their supporting documents.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit Opinion

In our opinion, the financial statements and supporting documents referred to above present fairly in all material respects, the financial position (assets, profit and loss) of the Company for the period covered by such financial statements in conformity with the corporate accounting standards generally accepted in Japan.

Emphasis of Matter

As described in the additional information of the notes to non-consolidated financial statements, the Company resolved at the board of directors meeting held on March 28, 2017 to conduct a share exchange in order to make Nippon Columbia Co., Ltd. a wholly-owned subsidiary of the Company and executed the Share Exchange Agreement on the same date.

The matter does not have an impact on our opinion.

Interests

There are no interests between the Company and us or our Managing Partners which are required to be indicated, pursuant to the Certified Public Accountant Law.

END

Copy of Audit Report by the Audit & Supervisory Board

Audit Report

The Audit & Supervisory Board has discussed the audit reports prepared by each audit & supervisory board member regarding the Directors’ execution of their duties during the 25th fiscal year (April 1, 2016 to March 31, 2017) and has prepared this Audit Report:

1.  Method and Details of the Audit conducted by the Audit & Supervisory Board Members and the Audit & Supervisory Board
(1) The Audit & Supervisory Board determined the audit policy, division of duties and other matters. In addition, the Audit & Supervisory Board received reports on the status and results of the audit by each Audit & Supervisory Board Member, as well as the status of the execution of duties by the Directors and the Independent Auditor, and requested further explanation where necessary.
(2) Each Audit & Supervisory Board Member complied with the audit policy and the division of duties and other matters prescribed by the Audit & Supervisory Board. They also communicated with Directors, the internal audit office and other employees, collected information and maintained an environment for audit while carrying out the audit. The following method was used in the audit.
(i) Each Audit & Supervisory Board Member attended board meetings and other important meetings, received reports from Directors, employees and other relevant persons regarding the status of execution of their duties, requested further explanation where necessary, inspected minutes, records documenting material decisions and other relevant documents, and examined the status of the Company’s business and assets in the headquarters and at the principal office. With regard to subsidiaries, we communicated and exchanged information with directors, auditors and other relevant persons, and requested the business report from those subsidiaries where necessary.
(ii) We also received regular reports from Directors, employees and other persons on the status of establishment and operation of the company’s system, and that of the business group comprised of its subsidiaries, to ensure that the Directors’ execution of duties complies with applicable laws and the Articles of Incorporation, as described in the Business Report. We also received the board resolution concerning the establishment of a system provided in Article 100, Paragraphs 1 and 3 of the enforcement regulations of the Companies Act, which is required in order to ensure that the business is conducted appropriately by the joint stock corporation, and the system established based on said resolution (internal control system). In addition, we requested further explanations where necessary and expressed our opinion.
(iii) We also monitored and reviewed the Independent Auditor’s independence and whether the Independent Auditor conducts an appropriate audit. We also received reports on the status of execution of duties from the Independent Auditor and requested further explanation where necessary. In addition, we received a notice from the Independent Auditor stating that it has established “a system to ensure that the business is properly conducted” (as indicated in each item of Article 131 of the Corporate Calculation Regulation) in accordance with the Quality Control Standards for Audit (Business Accounting Deliberation Council, October 28, 2005), and requested further explanation where necessary.

Based on the above method, we reviewed the business report and supporting documents, financial statements (balance sheet, profit and loss statement, statement of changes in net assets, and notes to non-consolidated financial statements) and their supporting documents, and consolidated financial statements (consolidated balance sheet, consolidated profit and loss statement, consolidated statement of changes in net assets, and notes to consolidated financial statements) for the subject fiscal year.

2.  Result of audit
(1) Results of audit on business report and supporting documents
(i)       We confirm that the business report and supporting documents represent fairly the status of the Company in accordance with applicable laws and the Articles of Incorporation.
(ii)      There are no improper actions or other material events which violate applicable laws or the Articles of Incorporation in relation to the execution of the Directors’ duties.
(iii)     We confirm that the resolution of the board concerning the internal control system is appropriate. There are no matters to point out with regard to the descriptions of the Business Report and the Directors’ execution of duties in relation to the internal control system.

(2) Results of audit of financial statements and supporting documents
We confirm that the method and results of audit by the Independent Auditor, Ernst & Young ShinNihon LLC, are appropriate.

(3) Results of audit of consolidated financial statements
We confirm that the method and results of audit by the Independent Auditor, Ernst & Young ShinNihon LLC, are appropriate.

May 23, 2017

Audit & Supervisory Board of Faith, Inc.

Fumio Tsuchiya, Full-time Audit & Supervisory Board Member (seal)
Akira Shimizu, Outside Audit & Supervisory Board Member (seal)
Takako Sugaya, Outside Audit & Supervisory Board Member (seal)

END